EXHIBIT 99.6

(Translation only)

Securities Identification Code: 6816

November 14, 2018

To Our Shareholders,

Alpine Electronics, Inc.

1-7, Yukigaya-otsukamachi,

Ota-ku, Tokyo, Japan

Nobuhiko Komeya

President

Notice of Convocation of

The Extraordinary General Meeting of Shareholders

You are cordially invited to attend the Extraordinary General Meeting of Shareholders of Alpine Electronics, Inc. (the “Company”), which will be held as described hereunder.

In the event you are unable to attend this Extraordinary General Meeting of Shareholders, you may delegate the exercise of your voting rights to a proxy by submitting a letter of proxy, or, you may exercise your voting rights via postal mail or via the Internet.

Therefore, in the event that you are unable to attend the meeting, after reading items 1. through 5. below and referencing the “Information Regarding the Exercise of Voting Rights” and the “Reference Documents for the General Meeting of Shareholders,” we ask that you:

(i)	return the enclosed Letter of Proxy by the date of this Extraordinary General Meeting of Shareholders, or,

(ii)	return the Voting Rights Exercise Form or exercise your voting rights via the Internet by 5:00 p.m., Tuesday, December 4, 2018.

The proposals being submitted at this Extraordinary General Meeting of Shareholders are important proposals for all our shareholders and the Company. We ask that all our shareholders read the notifications in this notice, and either attend the meeting or notify us of your thoughts through either method (i) or (ii) above.

*

The time required for postal mail to arrive sometimes can take longer than regular delivery times due to postal circumstances. We ask shareholders who exercise their voting rights by sending the Letter of Proxy or the Voting Rights Exercise Form to post the form early.

MEETING AGENDA

1. Date and Time	10:00 a.m., Wednesday, December 5, 2018 (Reception will open at 9:00 a.m.)

2. Location	Hall on the first floor of Head Office Building of Alps Electric Co., Ltd. 1-7, Yukigaya-otsukamachi, Ota-ku, Tokyo, Japan

*	Please note that the Company will not be distributing gifts to shareholders at this Extraordinary General Meeting of Shareholders.

Please	also note that the Company will not be hosting any social event after this Extraordinary General Meeting of Shareholders. Thank you for your understanding.

3.	Purpose of the General Meeting of Shareholders

Matters to be resolved:

<Company Proposals>

Proposal 1: Approval for the Share Exchange Agreement between the Company and Alps Electric Co., Ltd.

Proposal 2: Appropriation of Surplus

Details of Proposals 1 and 2 are presented in page 6 onward of the “Reference Documents for the General Meeting of Shareholders” below.

<Shareholder Proposal>

Proposal 3: Appropriation of Surplus

This proposal was submitted by our shareholder Oasis Investments II Master Fund Ltd. The reason for their submission is listed from page 42 in the below “Reference Documents for the General Meeting of Shareholders.”

The Board of Directors of the Company opposes this proposal. Please see page 44 onward of the “Reference Documents for the General Meeting of Shareholders” below for the reasons for the Board’s objection.

4.	Matters Decided upon Convocation, etc.

(1)	Individual shareholders voting by proxy must, as a general rule, submit documents (i) through (iii) below.

(i)	The proxy’s own Voting Rights Exercise Form

(ii)	A document substantiating the proxy’s right to represent the shareholder (a letter of proxy bearing the signature, or seal and name, of the shareholder who appointed the proxy)

(iii)

The Voting Rights Exercise Form of the shareholder who appointed the proxy or a photocopy of said shareholder’s seal registration certificate for the seal affixed to the letter of proxy, or passport, driver’s license, health insurance identification card or other government-issued document that can verify said shareholder’s identity

(2)	Corporate shareholders voting by proxy must, as a general rule, submit documents (i) and (ii) below.

(i)

A document substantiating the proxy’s right to represent the shareholder (a letter of proxy or agency notice bearing the signature, or seal and name, of an authorized representative of the corporation that appointed the proxy)

(ii)	The Voting Rights Exercise Form of the shareholder that appointed the proxy or a seal registration certificate for the corporate representative seal affixed to the letter of proxy or agency notice

(3)	Under the provisions of the Company’s Articles of Incorporation, a shareholder may appoint only one proxy and the proxy must be a Company shareholder with voting rights.

(4)	Diverse Exercise of Voting Rights

In the event that you exercise your voting rights diversely, please notify the Company by three days prior to the General Meeting of Shareholders stating your intention of diverse exercise and the reasons in writing.

Other than the above, please refer to “Information Regarding the Exercise of Voting Rights” presented on pages 4 and 5.

5.	Regarding the Internet Disclosure

Of the documents which must be attached at the time of providing this Notice of Convocation of the Extraordinary General Meeting of Shareholders, the matters that must be disclosed as a portion of the matters required as reference for the exchange consideration (“Articles of Incorporation of Alps Electric Co., Ltd.” (in Japanese only) and “Details of Financial Statements, etc. of Alps Electric Co., Ltd. for the Most Recently Ended Fiscal Year”) are reported on the Company’s website in accordance with the provisions of laws and regulations and Article 15 of the Company’s Articles of Incorporation, and therefore are not provided in this Notice of Convocation of the Extraordinary General Meeting of Shareholders.

[To shareholders who will attend the meeting]

If attending the meeting in person, please present the enclosed Voting Rights Exercise Form at the reception desk. Please also note that non-shareholders such as proxies who are not shareholders, people accompanying shareholders, and children, will not be permitted to attend the General Meeting of Shareholders.

Information Regarding the Exercise of Voting Rights

For details on the proposals at this Extraordinary General Meeting of Shareholders and the thinking of the Company’s Board of Directors, please see the “Reference Documents for the General Meeting of Shareholders” (page 6 through page 46) below. Furthermore, at this Extraordinary General Meeting of Shareholders, there has been a shareholder proposal from one of our shareholders (Proposal 3), and the Company’s Board of Directors is opposed to this proposal. For details, please see page 42 through page 46 of the “Reference Documents for the General Meeting of Shareholders” below.

For shareholders in agreement with the Board of Directors’ views, please vote in favor of Proposals 1 and 2, and against Proposal 3.

Shareholders may exercise voting rights by one of the following four methods A to D for this Extraordinary General Meeting of Shareholders. Please exercise your voting rights by one of the following methods.

If anything is unclear about the exercise of voting rights, please contact the Transfer Agent Department (support desk for shareholders) of Mitsubishi UFJ Trust and Banking Corporation at 0120 – 727 – 696.

Please see the enclosed “Request for Your Support of the Company” as well.

A:	By Attending the Meeting in Person:

You may exercise your voting rights by attending the Extraordinary General Meeting of Shareholders. If you attend the meeting in person, you do not need to follow any specific procedures. Please bring the enclosed Voting Rights Exercise Form on the date of the meeting.

B:	By Submitting the Letter of Proxy:

You may delegate the exercise of your voting rights to a proxy. (1) Look at the sample Letter of Proxy enclosed and fill in the necessary items on the Letter of Proxy. (2) Put it with the Voting Rights Exercise Form (no need to fill it in) or other required identification. (3) Send it in the return envelope enclosed. The deadline to return the documentation is the date of this Extraordinary General Meeting of Shareholders, however, we ask that you return the documentation as soon as possible.

C:	Exercise of Voting Rights via Postal Mail:

Please indicate, on the enclosed (ii) Voting Rights Exercise Form, your approval or disapproval of each proposal on the agenda and return the completed form so that it reaches us by 5:00 p.m., Tuesday, December 4, 2018. We ask that you please return the Voting Rights Exercise Form as soon as possible.

D:	Exercise of Voting Rights via the Internet:

Please access the website designated by the Company for the exercise of voting rights, and enter your approval or disapproval by 5:00 p.m., Tuesday, December 4, 2018.

For exercising voting rights via the Internet, please see the following two pages as well.

Website for the exercise of voting rights: https://evote.tr.mufg.jp/

*	If you exercise your voting rights more than once via both postal mail and the Internet, then only the vote cast via the Internet shall be deemed valid.

*

If you exercise your voting rights via the Internet multiple times, then only the last vote cast shall be deemed valid. If you exercise your voting rights via the Internet more than once, using a PC, a smartphone and/or a mobile phone, then only the last vote cast shall be deemed valid.

*	Institutional investors may make use of the Tokyo Stock Exchange’s Electronic Voting Platform (commonly known as the TSE Platform).

If revisions to the contents of the Reference Documents for the General Meeting of Shareholders are made, the Company shall post the revised content on the Company’s website.

Information Regarding the Exercise of Voting Rights via the Internet

1.

The exercise of voting rights via the Internet is available only by gaining access to the Company’s designated website for the exercise of voting rights (https://evote.tr.mufg.jp/) from a PC, a smartphone, or a mobile phone (i-mode, EZweb or Yahoo! Mobile)*.

However, please note that you cannot exercise your voting rights via the Internet on the designated website between the hours of 2:00 a.m. and 5:00 a.m. every day.

* “i-mode,” “EZweb” and “Yahoo!” are trademarks or registered trademarks of NTT DOCOMO, INC., KDDI Corporation, and Yahoo Inc. in the U.S., respectively.

2.

Please note that you may not be able to exercise your voting rights via PC or smartphone on the designated website for the exercise of voting rights, depending on the Internet settings configured on your PC or smartphone, such as firewalls, etc. that are in place to regulate your Internet connections, anti-virus software that has been installed on your PC or smartphone, the use of a proxy server, or when the TSL encrypted communication is not designated.

3.

When exercising voting rights via mobile phone, you must use one of the following services: i-mode, EZweb or Yahoo! Mobile. For security reasons, you cannot vote using mobile handsets that TSL encrypted communication is not possible or mobile handsets that cannot send information of the mobile phone used.

4.

Please note that, in order to prevent unauthorized access to the designated website by individuals other than shareholders (persons impersonating shareholders) and to prevent the alteration of votes, we request that you change your “temporary password” to a permanent password on the designated website for the exercise of voting rights, when you exercise your voting rights via the Internet.

5.

All costs associated with accessing the website for the exercise of voting rights (cost of internet access, etc.) are to be borne by the shareholder. Also, when voting via mobile phone, etc., all packet communication fees and other costs incurred in the use of a mobile phone etc. are also to be borne by the shareholder.

For further assistance, regarding the system, etc., please contact:

Transfer Agent Department (Help Desk)

Mitsubishi UFJ Trust and Banking Corporation

Phone: 0120-173-027 (9:00 to 21:00 (Japan Time); toll free only within Japan)

Reference Documents for the General Meeting of Shareholders

Company Proposal (Proposals 1 and 2)

Proposal 1: Approval for the Share Exchange Agreement between the Company and Alps Electric Co., Ltd.

The Company and Alps Electric Co., Ltd. (“Alps Electric” and, together with the Company, the “Companies”) resolved at their respective Board of Directors meetings held on July 27, 2017 to conduct a business integration (the “Business Integration”) that involves a reorganization into a holding company structure, and concluded an agreement regarding the share exchange, through which Alps Electric becomes a wholly owning parent company resulting from share exchange of the Company and the Company becomes a wholly owned subsidiary resulting from share exchange of Alps Electric based on the resolutions of their respective Board of Directors meetings held on the same day (hereinafter said share exchange referred to as the “Share Exchange”).

Following the conclusion of the agreement regarding the Share Exchange, the Companies resolved at their respective Board of Directors meetings held on February 27, 2018 to change the management structure following the Business Integration from a pure holding company structure to an operating holding company structure and introduce an in-house company system (the “Structure Change”), and the Companies executed a memorandum of understanding to amend the share exchange agreement to implement the changes that are necessary in connection with the Structure Change based on the resolutions of their respective Board of Directors meetings held on the same day.

Further, after that, based on the resolutions of their respective Board of Directors meetings held on July 27, 2018, the Companies executed a memorandum of understanding concerning the amendments to the share exchange agreement in order to implement the necessary changes in connection with the issuance of stock acquisition rights as stock options granted to Directors of the Company (excluding Directors who are not Officers and Directors or who are Audit and Supervisory Committee Members) on July 23, 2018 (hereinafter, the share exchange agreement that was amended following respective memorandums of understanding is referred to as the “Share Exchange Agreement”).

In this proposal, the Company shall seek approval of the Share Exchange Agreement.

Following the approval of this proposal, Alps Electric will become a wholly owning parent company of the Company as of the effective date of the Share Exchange (scheduled date: January 1, 2019). Furthermore the common shares of the Company (the “Company Common Shares”) are planned to be delisted from the First Section of Tokyo Stock Exchange, Inc. (the “TSE”) on December 26, 2018, which is prior to the effective date of the Share Exchange (final day of trading: December 25, 2018).

The reason for the Share Exchange and an overview of details of the Share Exchange Agreement are provided below.

1.	Reason for the Share Exchange

(1)	Reason for decision on executing the Business Integration on July 27, 2017

The Company has been expanding its business focusing on car audio systems since its launch as a joint venture of Alps Electric and U.S.-based Motorola, Inc. in 1967. Being a later entrant in the industry, the Company has developed unique products under a differentiation strategy and proactively proposed new customer value. Through such efforts, the Company has established its brand as a premium brand and steadily elevated its market position. Following this, by accurately understanding the changing times and establishing its overseas production and sales network ahead of other competitors in the industry, the Company has acquired leading customers overseas and achieved corporate growth based on the expansion of the OEM business for automobile manufacturers and the increase of sales from car navigation and automotive display products. Meanwhile, however, business risks resulting from overemphasis on the businesses targeting automobile manufacturers and overseas markets have become apparent. Moreover, the automotive infotainment market has recently been polarized into highly functional system products for ADAS (advanced driver-assistance systems) and other automobile systems on the one hand and commodity products linked to smartphones on the other because the trend of automobiles becoming information terminals, as well as advances in technologies such as ADAS and autonomous driving are rapidly progressing, as well as because the services available on smartphones are expanding. Consequently, the market and customer demands are shifting towards collaboration with safety functions that utilize input devices, sensing devices and others, as well as implementation of the connected car technologies that utilize data communication modules. Under such circumstances, the Company believes that its business environment will significantly change from a past hardware-oriented business to a comprehensive car-oriented service business. In order to adapt to such changes and maintain continuous growth, the Company believes that its important challenges are as follows: in existing business areas, the Company has to improve profitability through maintaining and utilizing its strengths in the brand business and audio products, finding new customers by utilizing development assets and streamlining business activities; and in new business areas, the Company needs to work on the integration of core devices such as sensing devices and communication devices with software, create unique and high-value products that use HMI (human machine interface) as a core business domain, and enhance its ability to propose solutions to markets and customers, with the aim of expanding its cockpit-related business and connected car-related business.

On the other hand, Alps Electric was founded in 1948 as Kataoka Electric Co., Ltd. Throughout its 70-year history, Alps Electric has diligently pursued its own style of monozukuri (which is loosely translated as “manufacturing” but encompassing all aspects of product creation) based on a stance of “devotion to electronic components.” Its corporate philosophy, too, calls for the creation, through monozukuri, of “new value that satisfies stakeholders and is friendly to the Earth.” Alps Electrics’ basic management policy is to fulfill its social responsibility and to maximize its corporate value for its various stakeholders such as its shareholders, business partners, local communities, the global society and Alps Electrics’ employees. Alps Electric develops, manufactures and sells input devices, sensing devices, data communication modules, and other similar products. However, today’s digital devices are constantly evolving, and the fields in which Alps Electric conducts business are ever-changing, marking a big shift away from consumer devices, (mainly home appliances), and embracing domains such as automobiles, which are being computerized increasingly; mobile devices, as typified by smartphones; energy saving; and healthcare. The scale of business, too, is expanding onto the global stage. In particular, innovation in automotive technology has progressed, as illustrated by driver assistance features, and the spread of smartphones moved into full swing worldwide with enhanced and upgraded functions and applications. Accordingly, in fiscal 2014, Alps Electric reported net sales of 200.0 billion yen for automotive business and 100.0 billion yen for smartphone-related business. Furthermore, in fiscal 2015, Alps Electric posted record-high net sales and profit attributable to owners of parent in consolidated earnings for the year. In the electronic components segment, too, Alps Electric set new net sales and operating income records. On the other hand, due to the drastic expansion of its operations, Alps Electric’s management resources have been tight. Also, having enjoyed sustained high growth, the smartphone market is now experiencing a slowdown in growth due to maturation of the market and the risk of commoditization. These and other factors make for an increasingly uncertain outlook. In addition to the above, given the trend toward the Internet of Things (IoT), it has become increasingly difficult for Alps Electric to secure additional value with single hardware products. In such a business environment, in order to ensure sustainable growth of Alps Electric, it needs to achieve balanced growth in its automotive business, smartphone-related business and other businesses by maintaining the growth of the smartphone-related business and managing business risks by preparing for a slowdown in growth due to maturation of the market and commoditization as well as establishing and expanding businesses that can take the place of smartphone-related business. Therefore, the important challenges of Alps Electric are, by providing high added value through development of functional module products integrated with software in addition to its existing core technologies, (i) in the automotive market, where technical innovation in connection with new trends such as autonomous driving, connected cars, EV and sharing, as well as intensified competition, are occurring, to further expand its businesses and improve profitability by strengthening its ability to propose solutions employing both hardware and software and (ii) to stabilize and increase revenues by establishing new business in such markets as EHII (Energy, Healthcare, Industry, and IoT).

In addition to the above, amid the increased electrification of automobiles in recent years, the business of the Companies in the automotive business have been coming closer and the Companies have greater need to collaborate with each other. Accordingly, it is a pressing issue for the Companies to resolve operational restrictions, which arise due to the nature of the Companies as independent listed companies, to their mutual cooperation in the areas of development, manufacturing and sales as well as sharing intellectual property, licenses, knowhow and other similar assets, while at the same time to realize more effective communication with customers.

The Companies believe that, in order to tackle these business challenges, it is vital, in addition to sharing management resources such as the Companies’ human resources and technologies, to exercise more efficient and agile management as the Alps Electric group as a whole, by growing the respective businesses of the Companies based on their prompt and agile decision making. As a measure to do so, the Companies will move to a holding company structure. Under the holding company that will have a group strategy function, the Companies will work on full-scale cooperation, such as strengthening of their ability as a group to propose solutions to and conduct sales vis-a-vis their customers, development of employees through personnel exchanges across businesses, such as engineers and sales personnel, and use of Alps Electric’s fund-raising capability, network and monozukuri capability. The Companies believe that, coupled with other measures, such as promotion of mutual use of production bases, streamlining of back-office departments through infrastructure sharing, cooperation with suppliers through joint procurement of parts, strengthening of the procurement capacity, and reinforcement of global operations, the above measures can maximize the synergy effects on business of the entire Alps Electric group.

Specifically, Alps Electric will stick to its basic stance of devoting itself to electronic components. For the automotive business, which faces new trends, such as autonomous driving, connected cars, EV and sharing, Alps Electric will push forward with (i) the advancement and fusion of input device, sensing device and communication device technology, which are Alps Electric’s core technologies and products, and (ii) enhancement of the electronic device business by using the Company’s software development capability and system design capability. With respect to the EHII business, Alps Electric will promote providing high added value through development of functional module products integrated with software, besides Alps Electric’s existing core technologies, to strengthen product capabilities.

Furthermore, Alps Electric will promote alliances with other companies proactively and aggressively based on open innovation and will establish new business models, taking advantage of Alps Electric’s extensive market and customer channels and the Company’s service business for general consumers. The Companies believe that they can continue to create new value and businesses by expanding the core devices through those business models.

Based on the principles that it will not exclude any alternatives in pursuing enhanced corporate value, Alps Electric has considered various possibilities concerning the direction of the Alps Electric group and its relationship with the Company. Consequently, as described above, Alps Electric decided that conducting the business integration would contribute to the improvement of the corporate value of the entire Alps Electric group. In late December 2016, Alps Electric proposed the Business Integration to the Company. Since then, the Companies have discussed and considered the transaction.

Based on a similar understanding to the above, after receiving a proposal of the Business Integration from Alps Electric, the Company has independently considered various factors, such as the consequences of the delisting of the Company, to its stakeholders. As a result, with regards to the existing business region, the Company has concluded that by reorganizing into a holding company structure, while maintaining and strengthening its strengths in its brand business and audio business that it has long developed, the Company will also be able to accelerate its business expansion by finding new customers through capitalizing on Alps Electric’s extensive customer channel. Similarly, with regards to the automotive HMI business area, the

Company has concluded that it will be able to develop various products, such as integrated HMI cockpit systems that seamlessly integrate electronic devices, software and packaging, through combining Alps Electric’s input device, sensing device and communication device technologies, which have built up a track record in the fields of consumer and automotive electronic components, with the Company’s output equipment development technology (with navigation at its core), software development capability and production planning capability. Through this, the Company shares Alps Electric’s view that the Business Integration will allow the Company to create, propose and expand highly functional system products unique to the Alps Electric Group as an automotive HMI system integrator and realize increased corporate value by expanding in new business areas, and that eventually the Business Integration will lead to the maximization of corporate value of the entire Alps Electric Group. Therefore, after receiving the proposal of the Business Integration from Alps Electric as described above, the Company also decided to move to the holding company structure.

Amid market innovation brought about by the fourth industrial revolution, by conducting the Business Integration, Alps Electric and the Company will keep contributing to people’s lives in the areas of electronics and communication by focusing on the electronic components business and the automotive infotainment business, and to significantly transform itself into a sustainable value creating corporate group to become a corporate group with sales of one trillion yen. In addition, the Companies aim to endeavor to further enhance corporate governance to help maximize value for all stakeholders on a global basis.

(2)	Reason for decision to make the Structure Change on February 27, 2018

Following the decision on implementing the Business Integration on July 27, 2017, the Companies launched a business integration preparation committee, and in the course of considering the business plans of the holding company after the Business Integration, the optimal group structure, the timing when business integration synergies are to be realized and the methods for such realization, and other strategies for the sustainable growth of the Companies, it has been concluded that, in the current market environment that the Companies are facing, it is vital to realize steadily the synergy effects from the Business Integration and secure market competitiveness. The Companies believe that, in order to steadily realize the synergy effects from the Business Integration, it is best to first integrate the common functions existing in both companies, such as those of the administration departments, including the human resources, general affairs, accounting, and legal departments, as well as the planning departments responsible for management strategies and business strategies by having each of the Companies’ respective personnel tasked with performing such common functions belong to a single entity. Such integration will strengthen the business strategy function, thereby forming a foundation upon which to strongly promote the integration of the Companies’ joint businesses that are to be operated in accordance with such business strategies. Based on such concept, while taking into consideration the importance of realizing a corporate governance structure in which, within one entity, management supervision and business execution are separated while at the same time securing autonomy of the businesses, the Companies have decided to adopt an operating holding company structure and introduce an in-house company system and a corporate officer system as the management structure after the Business Integration. As it is no longer necessary to carry out the procedure for a company split as a result of the Structure Change, the Companies, wishing to accelerate the Business Integration, decided to set an earlier date for the date of reorganization into a holding company structure, moving it from April 1, 2019 to January 1, 2019. In addition, in conjunction with the adoption of the operating holding company structure, the Companies believe it would be important to increase a sense of unity between the Companies and have decided to name the holding company “ALPS ALPINE CO., LTD.” after the Business Integration.

Today’s automotive industry has entered a phase of tremendous transformation that is said to occur only once every 100 years. In particular, the four domains which are referred to as CASE (Connected, Autonomous, Shared, Electric) are seeing, in a short period of time, major changes that are unparalleled by other industries such as a constant connection to the Internet (Connected), autonomous driving (Autonomous), automobile sharing services (Shared) and a shift to electric vehicles such as hybrid cars and electric vehicles (Electric). As represented by IT companies’ entries into the automobile industry, M&A and alliance activities beyond the framework of the automotive industry have been accelerating at an unprecedented pace. The Companies have continued conversations with their own automotive OEM customers even after the announcement of the Business Integration. In the course of such conversations with automotive OEM customers, the Companies have realized that the trend of concentrating management resources on the CASE domain will continue in fiscal 2018 and beyond in the entire automotive industry, and that suppliers of human machine interfaces (HMIs) and other similar products like Alps Electric and the Company are expected, even more than the Companies thought when they started considering the Business Integration, to not only supply mere electronic components and module products but also propose HMI systems used in the entire vehicle. In light of such a dramatically changing environment surrounding the automotive market, developing new products that integrate the Companies’ strengths and accelerating time-to-market have become a pressing issue for the Companies. The Companies believe that the acceleration of the Business Integration and the steady realization of the synergy effects will allow the Companies to promptly address those issues and meet customers’ expectations.

To that end, it is important for the Companies to distribute management resources efficiently, create new business domains, develop new technologies and implement other initiatives at an accelerated pace. It is particularly vital to provide customers with solutions centered on system integration products leveraging the Companies’ core device technologies, system design capabilities and software development capabilities. In order to steadily realize such result, it is essential to ensure a system that allows flexible and timely personnel transfers and clear reporting lines between the departments in charge of common functions of the Companies and the departments in charge of the Companies’ joint businesses. Accordingly, the Companies concluded that it would be desirable to adopt an operating holding company structure which enables the personnel involved in those departments to belong to a single entity. The Companies believe that, under the operating holding company structure after the Structure Change, it would be possible to retain the departments in charge of common functions of the Companies and the personnel of the departments in charge of the Companies’ joint businesses within the operating holding company, a single entity, and it would be possible to realize steadily the integration effects in the automotive businesses which formerly belonged to each of the Companies. Furthermore, the Companies also believe that the acceleration of the Business Integration will contribute to the steady establishment of new businesses in the EHII (Energy, Healthcare, Industry, and IoT (Internet of Things)) and other markets.

Meanwhile, the Companies believe that, while integrating the functions of the Companies that need to be integrated, it is also important to ensure autonomy of the businesses of Alps Electric and the Company, and to ensure prompt and strong-minded decision-making based on clear and fair procedures by separating the management supervision and business execution functions even after the Business Integration. To this end, the Companies have judged that it is desirable to adopt, under an operating holding company structure, an in-house company system to ensure the autonomy of the businesses, as well as a corporate officer system to separate the management supervision and business execution functions.

Specifically, under an operating holding company structure and an in-house company system, the Companies will have the personnel of the departments, etc. that carry out common functions, such as respective administration departments (human resources, general affairs, accounting, and legal departments) and the departments in charge of strategy and planning, including the global business planning departments, be concentrated in Alps Electric (the company name from the date of reorganization into a holding company structure, “ALPS ALPINE CO., LTD.”). At the same time, the Companies will establish (i) “Alps Company,” which will mainly be engaged in the electronic components business, and (ii) “Alpine Company,” which will mainly be engaged in the automotive infotainment business, and promote the collaboration of the Companies. In addition, in Alps Company, by transferring the personnel involved in the Companies’ joint businesses from the Company to ALPS ALPINE CO., LTD., the Companies will promote the co-creation projects to develop new technology domains that the Companies are currently working on, and otherwise integrally operate the Companies’ businesses in which synergy effects are expected to be realized. The Companies also plan to take such measures as separating the management supervision and business execution functions by appointing some of the current Directors of the Companies as the Directors of ALPS ALPINE CO., LTD. to have them supervise the businesses of the entire Alps Electric group and also adopting a corporate officer system in ALPS ALPINE CO., LTD. to have the Corporate Officers operate Alps Company and Alpine Company, respectively. In addition, the Companies will establish a “integrated corporate officer committee” which will traverse across the two in-house companies and strengthen the business strategy functions of the Companies after the Business Integration.

The Companies had planned to adopt a pure holding company structure and name the holding company ALPS HD CO., LTD. after the Business Integration. However, in adopting an operating holding company structure, the Companies believed it would be important to put a better sense of unity in the company name for further growth and a new challenge, namely, the integration of the Companies’ strength and brand power, and started another series of discussions between them. As a result, the Companies decided to name the holding company, after the Business Integration, ALPS ALPINE CO., LTD. instead of ALPS HD CO., LTD.

As for the details of the functions to be integrated, the business integration preparation committee and ALPS ALPINE CO., LTD. after the Business Integration will consider ways to realize the mutual use of management resources and the efficient and prompt integration of the common functions and the joint businesses of the Companies, including the restructuring and integration of the Companies’ business systems and IT infrastructures, so as to accelerate the realization of the Business Integration and realize steadily the intended synergy effects. The Companies believe that these efforts will allow them to address the dramatically changing market environment and diverse customer needs in a prompt and flexible manner, and as a result the entire Alps Electric group will be able to steadily increase its enterprise value.

2.	Overview of Details of the Share Exchange Agreement

For details of the Share Exchange Agreement, please refer to the details of the Attachment 1 “Share Exchange Agreement” as of July 27, 2017, the Attachment 2 “Memorandum of Understanding Concerning Amendments to Share Exchange Agreement” as of February 27, 2018 and the Attachment 3 “Memorandum of Understanding Concerning Amendments to Share Exchange Agreement” as of July 27, 2018.

3.	Matters Concerning Appropriateness of Exchange Consideration

(1)	Matters Concerning Appropriateness of Total Number of Shares and the Total Price of Exchange Consideration

i.	Details of Allotment in the Share Exchange

	Alps Electric (Wholly Owning Parent Company)	The Company (Wholly Owned Subsidiary)
Details of Allotment in the Share Exchange	1	0.68

Number of shares to be delivered through the Share Exchange	Common shares of Alps Electric: 27,701,053 shares (planned)
	(Alps Electric intends to deliver 1,900,000 shares of its treasury shares for the allotment of shares through the Share Exchange.)

(Note 1)	Share allotment ratio in the Share Exchange

0.68 shares of the common shares of Alps Electric (the “Alps Electric Common Shares”) will be allocated and delivered for each Company Common Share. However, no shares will be allocated for the Company Common Shares held by Alps Electric (28,215,417 shares as of March 31, 2018) through the Share Exchange.

If matters that may cause material adverse effect to the above share exchange ratio for the Share Exchange (the “Share Exchange Ratio”) occur or such matters are found to exist, the Share Exchange Ratio may be changed upon agreement between Alps Electric and the Company.

(Note 2)	Number of shares to be delivered through the Share Exchange

Through the Share Exchange, Alps Electric will deliver to the shareholders of the Company (excluding Alps Electric) as of the time immediately before Alps Electric acquires all of the Company Common Shares (excluding the Company Common Shares held by Alps Electric) through the Share Exchange (such time, the “Record Time”) the number of the Alps Electric Common Shares calculated based on the Share Exchange Ratio, in exchange for the Company Common Shares held by those shareholders. Shares to be delivered by Alps Electric will consist of newly issued Alps Electric Common Shares and the treasury shares of Alps Electric.

Pursuant to the resolution at a meeting of the Board of Directors of the Company to be held by the date immediately before the effective date of the Share Exchange, the Company plans to cancel, immediately before the Record Time, all of the treasury shares that it holds (832,241 shares as of March 31, 2018) and the treasury shares that it will hold by immediately before the Record Time (including shares the Company acquires upon share buyback requests from dissenting shareholders in relation to the Share Exchange pursuant to Article 785, paragraph (1) of the Companies Act). Therefore, the number of shares to be actually allocated and delivered by Alps Electric may be changed in the future.

(Note 3)	Treatment of shares constituting less than one unit

In connection with the Share Exchange, shareholders of the Company who are allotted shares of the Alps Electric Common Shares constituting less than one unit (100 shares) cannot sell those allotted shares on the TSE or any other financial instruments exchange. However, such shareholders of the Company who are expected to hold shares constituting less than one unit may use the following programs relating to shares of Alps Electric constituting less than one unit.

1.	Program for demanding buybacks of shares constituting less than one unit (sale of less than 100 shares)

Under this program, pursuant to Article 192, paragraph (1) of the Companies Act, shareholders who will hold shares of Alps Electric constituting less than one unit may demand that Alps Electric purchase those shares.

2.	Program for purchasing additional shares, in connection with shares constituting less than one unit (purchase to reach 100 shares)

Under this program, pursuant to Article 194, paragraph (1) of the Companies Act and the Articles of Incorporation of Alps Electric, shareholders who will hold shares of Alps Electric constituting less than one unit may purchase from Alps Electric the number of shares of Alps Electric needed, together with the number of shares they hold, to constitute one unit (100 shares), unless Alps Electric does not hold the number of its treasury shares to satisfy the request for purchasing additional shares.

(Note 4)	Treatment of fractions less than one share

In connection with the Share Exchange, with respect to the Company’s shareholders who are to be allotted fractions less than one Alps Electric Common Share, Alps Electric will, pursuant to Article 234 of the Companies Act and other relevant laws and regulations, pay cash to those shareholders in an amount corresponding to the value of fractions less than one share, and no fractions will be allotted to them.

ii.	Basis for the Calculation of the Share Exchange Ratio of the Share Exchange, etc.

A.	Basis and Reasons for the Share Exchange Ratio

In order to ensure fairness and reasonableness of the calculation of the Share Exchange Ratio used in the Share Exchange stated in “i. Details of Allotment in the Share Exchange” above, each of Alps Electric and the Company decided to separately request an independent third-party financial advisor to analyze the Share Exchange Ratio. Alps Electric appointed Nomura Securities Co., Ltd. (“Nomura Securities”) and the Company appointed SMBC Nikko Securities Inc. (“SMBC Nikko”) respectively, as independent third-party financial advisors.

As described in “(3) Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined i. Measures to Ensure Fairness” below, Alps Electric concluded that the Share Exchange Ratio is appropriate and would not undermine the interests of its shareholders, and therefore determined that it is appropriate to consummate the Share Exchange at the Share Exchange Ratio, after carefully discussing and considering the Share Exchange Ratio with reference to the financial analysis report on the share exchange ratio and fairness opinion provided by Nomura Securities, its third-party financial advisor, on July 26, 2017, the legal advice from Mori Hamada & Matsumoto, and other factors.

As described in “(3) Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined i. Measures to Ensure Fairness” below, the Company carefully discussed and considered the Share Exchange Ratio with reference to the financial analysis report on the share exchange ratio and the written opinion (fairness opinion) provided by SMBC Nikko, its third-party financial advisor, on July 26, 2017, the legal advice from TMI Associates, and the written report (toshinsho) received on July 26, 2017 from the third-party committee consisting of three members, namely Mr. Hideo Kojima, the Company’s Audit and Supervisory Committee Member, as well as an outside director of the Company who is registered with the TSE as an independent officer, Mr. Shunsuke Teragaki, an attorney-at-law (Nexpert Law Office), and Mr. Toshikazu Nakazawa, a certified public accountant (Blest Partners Inc.), with each of the latter two being an external expert with no interests in either Alps Electric or the Company (details are described in “(3) Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined ii. Measures to Avoid Conflicts of Interest” below; hereinafter the “Original Third-Party Committee”) (the “Original Written Report”). The Company concluded that the Share Exchange Ratio is appropriate because, as described in “B. Matters Concerning Financial Analysis (B) Overview of the Analysis” below, according to the financial analysis report received from SMBC Nikko on the share exchange ratio, the Share Exchange Ratio falls within the range analyzed by the discounted cash flow analysis (“DCF Analysis”) and exceeds the respective upper limits of the ranges analyzed by the market share price analysis and comparable company analysis, and thus would not undermine the interests of its shareholders. Therefore, the Company determined that it is appropriate to consummate the Share Exchange at the Share Exchange Ratio.

In addition to the above, based on the results of due diligence that Alps Electric and the Company conducted on each other, the Companies carefully negotiated and discussed the Share Exchange Ratio comprehensively taking into account factors such as the financial conditions, condition of assets, future prospects and other factors. As a result, the Companies determined that the Share Exchange Ratio is appropriate and would serve the interests of their shareholders and, at the meetings of the Board of Directors of Alps Electric and the Company held on July 27, 2017, the Companies resolved to execute the Share Exchange Agreement, which sets forth the Share Exchange Ratio.

The Company subsequently made upward revisions to the full-year consolidated earnings forecast for the fiscal year ended March 31, 2018 (the “Revisions to Earnings Forecasts”) as described in the press releases titled “Notice of Differences between Earnings Forecasts and Actual Financial Results for First Six Months of Fiscal Year Ending March 31, 2018, and Revisions to Full-Year Earnings Forecasts” dated October 30, 2017 and “Notice of Revisions to Full-Year Earnings Forecasts for Fiscal Year Ending March 31, 2018” dated January 30, 2018.

Given such upward revisions, as described in the “Notice Regarding the Results of the Examination of the Impact that the Financial Forecasts Reflecting the Revisions to Full-Year Earnings Forecasts for Fiscal Year Ending March 31, 2018 Have on the Calculation of the Share Exchange Ratio” dated February 27, 2018, as the means to take a cautious approach in consummating the Share Exchange and to confirm that the Share Exchange is not disadvantageous to the minority shareholders of the Company, with respect to the DCF Analysis conducted by SMBC Nikko as described in “B. Matters Concerning Financial Analysis (B) Overview of the Analysis (i) Overview of calculations made when the Share Exchange Agreement is concluded” below, the Company examined whether or not the impact of the Revisions to Earnings Forecasts on the financial forecasts of the Companies that were used as conditions underlying the DCF Analysis is so material as to make it necessary for the Company to request Alps Electric to revise the Share Exchange Ratio (the “Re-examination”).

In conducting the Re-examination, the Company requested SMBC Nikko to analyze the impact of the then most recent updates to the financial forecasts of the Companies from the fiscal year ended March 31, 2018 through the fiscal year ending March 31, 2020 reflecting, among others, the Revisions to Earnings Forecasts, on the results of the DCF Analysis conducted by SMBC Nikko as described in “B. Matters Concerning Financial Analysis (B) Overview of the Analysis (i) Overview of calculations made when the Share Exchange Agreement is concluded” below. In the analysis, SMBC Nikko used the then most recent financial forecasts as underlying conditions and conducted scenario-based simulations using the DCF Analysis on the basis of several reasonably expected assumptions, and provided explanations on the method and results of such simulation to the Company.

In the course of the Re-examination, the Company established the Original Third-Party Committee again on February 2, 2018 and, on February 26, 2018, obtained from the Original Third-Party Committee a written report (toshinsho) stating that there would be no change in its opinion expressed in the Original Written Report as a result of the Revisions to Earnings Forecasts.

Accordingly, based on the results of the Re-examination, the Company resolved at its Board of Directors meeting held on February 27, 2018 that, having determined that the impact of the Revisions to Earnings Forecasts on the financial forecasts does not make it necessary for the Company to request Alps Electric to revise the Share Exchange Ratio, the Company will not request a revision of the Share Exchange Ratio.

Furthermore, in light of the fact that approximately one year has passed since the execution of the Share Exchange Agreement and taking opinions from shareholders of the Company and other factors into account, the Company has decided to conduct the final examination (the “Final Examination”) as the means to take a cautious approach to protect the interests of its minority shareholders before submitting a proposal for the approval of the Share Exchange Agreement to the Extraordinary General Meeting of Shareholders.

In the Final Examination, the Company requested SMBC Nikko to conduct a final analysis of the Share Exchange Ratio (the “Final Analysis”). In connection with the Final Analysis, the Company updated the period covered by the Company’s financial forecasts to the period from the fiscal year ending March 31, 2019 through the fiscal year ending March 31, 2021. The Company also asked Alps Electric to update Alps Electric’s financial forecasts and, once the Company received the updated financial forecasts, the Company checked the details of such updates. In addition, the Company examined the validity of Alps Electric’s updated financial forecasts through, for instance, conducting question-and-answer sessions relating to the financial forecasts with Alps Electric. Please note that in connection with the Final Analysis, the Company has not obtained an opinion (fairness opinion) from SMBC Nikko to the effect that the Share Exchange Ratio is fair from a financial point of view to shareholders of the Company’s common shares other than the Company’s controlling shareholder and others (i.e., “controlling shareholders and other persons specified by the Enforcement Rules” as defined in Article 441-2 of the Securities Listing Regulations of the TSE and Article 436-3 of its Enforcement Rules. Hereinafter referred to as the “Controlling Shareholder and Others”).

Furthermore, the Company has obtained advice on such matters as the methods and process of the Final Examination from TMI Associates (the legal advisor of the Company), which is independent from both of the Company and Alps Electric, from a legal point of view.

In addition, as described in “(3) Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined ii. Measures to Avoid Conflicts of Interest” below, with a view to further increasing the independence of the third-party committee and having them play their roles more effectively, the Company established on July 27, 2018 a third-party committee (the “Third-Party Committee”) consisting of five members, namely, the three members of the Original Third-Party Committee in addition to two new members of Mr. Toru Matsumoto, a certified public accountant (Toru Matsumoto Certified Public Accountant Office) and Mr. Takashi Kokubo, an attorney-at-law (Kokubo Law Office), and the Company asked the Third-Party Committee whether or not the Share Exchange is disadvantageous to the minority shareholders of the Company.

In parallel with the examination described above, the Company also discussed the conditions regarding the Business Integration with Alps Electric based on the current business condition and market trend given that approximately one year has passed since the execution of the Share Exchange Agreement.

Specifically, firstly, although no particular circumstances that give rise to doubt about fairness of the Share Exchange Ratio were initially identified in the course of the Final Examination, which was conducted without taking the impact of the Company’s dividend payment of surplus that will be made on the condition that the proposal for the approval of the Share Exchange Agreement will be approved at the Extraordinary General Meeting of Shareholders (hereinafter the “Special Dividends”; for details of the Special Dividends, please refer to Proposal 2 “Appropriation of Surplus”) into consideration, in light of various factors such as opinions expressed by certain minority shareholders of the Company, including the voting outcome at the 52nd ordinary general meeting of shareholders of the Company held on June 21, 2018, and the latest trends of share prices of the Companies, on September 4, 2018, the Company officially requested Alps Electric to discuss the terms and conditions of the Business Integration with the Company in order to pursue the possibility for the Business Integration to be conducted on even more favorable terms and conditions to its minority shareholders.

After that, while discussing with Alps Electric, the Company also continued careful consideration at its Board of Directors meetings, and as a result, on September 14, 2018, the Company stated to Alps Electric that it would like to pay the Special Dividends and, from the same day, started discussions on the payment of the Special Dividends with Alps Electric. The Company has set the amount of dividend per share for the Special Dividends at ¥100 in light of such factors as the amount of operating cash necessary for the Company’s business operations, the recent business conditions of each of the Companies, the difference between the financial forecasts of the Companies which were used as a basis for the DCF Analysis, and to which the Companies referred in executing the Share Exchange Agreement on July 27, 2017, and the actual operating results of the Companies for the fiscal year ended March 31, 2018, and the impact of the Special Dividends on the Share Exchange Ratio.

As the result of the discussions described above, the Company obtained agreement from Alps Electric as to the payment of the Special Dividends and that there would be no revision to the Share Exchange Ratio despite the payment of the Special Dividends.

The Company confirmed the details including the updated factors concerning the revised financial forecasts of each of the Companies and examined the appropriateness, and carefully discussed and considered the details of the Final Analysis, the legal advice from TMI Associates, and the written report (toshinsho) received on September 26, 2018 from the Third-Party Committee. Also, as described above, in parallel with the Final Examination, in light of the fact that approximately one year has passed since the execution of the Share Exchange Agreement, the Company discussed the terms and conditions of the Business Integration with Alps Electric based on the purpose of the Share Exchange Agreement, taking the latest business conditions and market trends into consideration. As a result, the Company concluded that the Share Exchange Ratio is fair on the grounds that (a) as described in “B. Matters Concerning Financial Analysis (B) Overview of the Analysis (ii) Overview of analyses for the Final Analysis” below, in accordance with the Final Analysis, the Share Exchange Ratio is at an appropriate level because it is within the range obtained by the DCF Analysis and exceeds the median value of the range obtained by the comparable company analysis, (b) as described in “(3) Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined ii. Measures to Avoid Conflicts of Interest A. Obtaining a Written Report (toshinsho) from the Third-party Committee with No Interest” below, the financial analysis report regarding the Share Exchange Ratio, which the Third-Party Committee received from YAMADA Consulting Group Co., Ltd. (“YCG”) on September 26, 2018 (the “Financial Analysis Report”), also states that the Share Exchange Ratio exceeds the upper limit of the range obtained by the DCF Analysis and the Third-Party Committee has submitted, taking into account the Financial Analysis Report other analysis, a written report (toshinsho) to the effect that it is considered that the Share Exchange is not disadvantageous to the minority shareholders of the Company. Furthermore, (c) as described above, even on the assumption that the Share Exchange Ratio is fair where the Special Dividends are not paid, in light of various factors such as opinions expressed by certain minority shareholders of the Company, including the voting outcome at the 52nd ordinary general meeting of shareholders of the Company held on June 21, 2018, and the latest trends of share prices of the Company, the Company has concluded that it is appropriate to conduct the Business Integration on even more favorable terms and conditions to its minority shareholders by way of the Special Dividends.

Based on the result of the examination above, in order to implement the Share Exchange on the premise of the Share Exchange Ratio, the Company resolved at its Board of Directors meeting held on September 27, 2018 to set the record date for convening the Extraordinary General Meeting of Shareholders as October 15, 2018, and to submit a proposal for the approval of the Special Dividends to the Extraordinary General Meeting of Shareholders, subject to the condition that the proposal for the approval of the Share Exchange Agreement will be approved at the Extraordinary General Meeting of Shareholders. Moreover, based on such resolutions, the Company agreed on the payment of the Special Dividends with Alps Electric on September 27, 2018.

On the other hand, Alps Electric was informed by the Company that the Company would like to pay the Special Dividends. In accordance with the Share Exchange Agreement, Alps Electric discussed the payment of the Special Dividends with the Company.

Since the payment of the Special Dividends will change the financial forecasts of the Company and not revising the Share Exchange Ratio could undermine the interests of Alps Electric’s shareholders, Alps Electric decided to conduct an examination (the “Alps Electric’s Examination”) as to whether it is appropriate to consummate the Share Exchange at the Share Exchange Ratio even on the premise that the Special Dividends are to be paid.

In the Alps Electric’s Examination, Alps Electric requested Nomura Securities, a third-party financial advisor independent from Alps Electric and the Company, to conduct a re-analysis of the Share Exchange Ratio on the premise that the Special Dividends are to be paid. In connection with the re-analysis, Alps Electric updated the period covered by Alps Electric’s financial forecasts to the period from fiscal year ending March 31, 2019 through fiscal year ending March 31, 2021. After receiving from the Company its financial forecasts updated in a similar manner, Alps Electric checked the details of such updates and examined the validity of the updated financial forecasts through, for instance, conducting question-and-answer sessions relating to such financial forecasts with the Company. In order to ensure fairness and appropriateness of the Share

Exchange Ratio on the premise that the Special Dividends are to be paid, Alps Electric received a financial analysis report dated September 26, 2018 with respect to the Share Exchange Ratio for the Share Exchange from Nomura Securities (the details are as described in “B. Matters Concerning Financial Analysis (B) Overview of the Analysis (iii) Overview of calculations in the Alps Electric’s Examination” below). Please note that in the Alps Electric’s Examination, Alps Electric has not obtained an opinion (fairness opinion) from Nomura Securities to the effect that the Share Exchange Ratio is fair from a financial point of view to Alps Electric. Furthermore, Alps Electric has obtained advice on such matters as the methods and process of the Alps Electric’s Examination and decision-making of the Board of Directors from Mori Hamada & Matsumoto (the legal advisor of Alps Electric for the Business Integration), which is independent from both Alps Electric and the Company, from a legal point of view.

Alps Electric confirmed the details including the updated factors concerning the revised financial forecasts of each of the Companies and examined the appropriateness, and conducted careful discussions and considerations in light of various factors such as the objectives, contents, terms and conditions, and effect of the Special Dividends as well as the details of the discussions over the Special Dividends, the details of the analysis by Nomura Securities, and the legal advice from Mori Hamada & Matsumoto.

As a result, Alps Electric concluded that, even on the premise that the Special Dividends are to be paid, the Share Exchange Ratio is appropriate and will not undermine the interests of Alps Electric’s shareholders on the grounds of such factors as that even if the Special Dividends are paid as described in “B. Matters Concerning Financial Analysis (B) Overview of the Analysis (iii) Overview of calculations in the Alps Electric’s Examination” below, the Share Exchange Ratio will be within the calculation range using the comparable company analysis and the DCF Analysis, and that the size of the Special Dividends is not as significant as the difference caused between the Company’s financial forecasts on the premise of which the Share Exchange Ratio was determined and the financial forecasts following the subsequent upward revisions and therefore will not significantly affect the appropriateness of the Share Exchange Ratio. Accordingly, Alps Electric determined that it is appropriate to conduct the Share Exchange based on the Share Exchange Ratio. On that basis, in light of such factors as the Company’s business results after the announcement of the Share Exchange, the voting outcome at the 52nd ordinary general meeting of shareholders of the Company held on June 21, 2018, and the latest trends of share prices of the Companies, Alps Electric determined that Alps Electric agreeing to the payment of the Special Dividends will lead to a smooth realization of the Business Integration and eventually lead to benefits for Alps Electric’s shareholders.

Based on the examination results described above, Alps Electric resolved at its Board of Directors meeting held on September 27, 2018 to agree to the payment of the Special Dividends by the Company and not to revise the Share Exchange Ratio. Alps Electric therefore agreed with the Company with respect to the payment of the Special Dividends by the Company.

In the case of any material change to the various conditions underlying the analysis or in other cases, the Share Exchange Ratio may be changed based on an agreement between the Companies pursuant to the Share Exchange Agreement.

The measures carried out at Alps Electric and the opinions of Alps Electric and other information concerning Alps Electric stated above are based on statements received from Alps Electric.

B.	Matters Concerning Financial Analysis

(A)	Names of the Financial Advisors and their Relationship with the Companies

Nomura Securities, the financial advisor for Alps Electric, and SMBC Nikko, the financial advisor for the Company, are independent from, and not related parties of, either Alps

Electric or the Company and have no material relationship to be noted in connection with the Share Exchange.

(B)	Overview of the Analysis

(i)	Overview of calculations made when the Share Exchange Agreement was concluded

For Alps Electric, Nomura Securities conducted (a) the average market share price analysis because shares of Alps Electric are listed on an financial instruments exchange and a market price is available for the Alps Electric Common Shares (using a reference date of July 25, 2017, which is the calculation reference date, the calculation was performed based on the average closing prices of Alps Electric Common Shares during the last six months from January 26, 2017 to the calculation reference date, the last three months from April 26, 2017 to the calculation reference date, the last one month from June 26, 2017 to the calculation reference date and the last one week from July 19, 2017 to the calculation reference date, as well as the closing price on the reference date of such shares, in each case on the First Section of the TSE), (b) the comparable company analysis because there are multiple listed companies that are comparable to Alps Electric and an analogical inference of the share value of Alps Electric is possible through the comparison to such comparable companies, and (c) the DCF Analysis in order to reflect the state of future business activities in the evaluation.

For the Company, Nomura Securities conducted (a) the average market share price analysis because shares of the Company are listed on an financial instruments exchange and a market price is available for the Company Common Shares (using a reference date of July 25, 2017, which is the calculation reference date, the calculation was performed based on the average closing prices of the Company Common Shares during the last six months from January 26, 2017 to the calculation reference date, the last three months from April 26, 2017 to the calculation reference date, the last one month from June 26, 2017 to the calculation reference date and the last one week from July 19, 2017 to the calculation reference date, as well as the closing price on the reference date of such shares, in each case on the First Section of the TSE), (b) the comparable company analysis because there are multiple listed companies that are comparable to the Company and an analogical inference of the share value of the Company is possible through the comparison to such comparable companies, and (c) the DCF Analysis in order to reflect the state of future business activities in the evaluation.

The calculation range of the Company is as follows, when the share value for one share of Alps Electric is deemed to be 1:

Method of Analysis	Result of Calculation of the Share Exchange Ratio
Average market share price analysis	0.51-0.54
Comparable company analysis	0.59-0.66
DCF Analysis	0.55-0.78

For the calculation of the share exchange ratio above, Nomura Securities has used information provided by each of the Companies, public information as well as other information, and has assumed that all such materials and information are accurate and complete, and has not independently verified their accuracy or completeness. Also, Nomura Securities has not undertaken an independent evaluation, appraisal or assessment of any of the assets or liabilities (including contingent liabilities), including analysis and valuation of individual assets and liabilities, of the Companies or any of their respective affiliates, nor has it made any request to a third party institution for such appraisal or assessment. The calculation of the share exchange ratio by Nomura

Securities reflects information and economic conditions available up to the calculation reference date, July 25, 2017, and Nomura Securities has assumed that the financial forecasts of each of the Companies (including profit plans and other information) have been reasonably considered or prepared based on the best currently available estimates and judgments of the managements of the Companies.

The profit plan of Alps Electric that Nomura Securities received from Alps Electric and used as a basis for its DCF Analysis does not contain any fiscal year in which a significant increase or decrease in profit is anticipated. On the other hand, the Company’s profit plan that Nomura Securities received from Alps Electric and used as a basis for its DCF Analysis contains certain fiscal years in which a significant increase or decrease is anticipated. Specifically, a significant increase in operating profit of approximately 38.5% is anticipated for the fiscal year ending March 31, 2019 compared to the immediately preceding fiscal year. This is because net sales are expected to increase due to the number of orders for car navigation and automotive display products, primarily from automobile manufacturers, being expected to progress at a steady pace, and also the profit margin is expected to further improve because of increased efficiency in development investments. The period ending March 31, 2020 is also anticipated to see a significant increase in operating profit of approximately 33.3% compared to the immediately preceding fiscal year. This is primarily because net sales are expected to increase due to the number of orders for car navigation products, primarily from automobile manufacturers, being expected to progress at a steady pace, and also the profit margin is expected to further improve primarily because of cost reductions. Such financial forecasts do not assume the consummation of the Share Exchange.

As described in “(3) Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined i. Measures to Ensure Fairness” below, upon request from the Board of Directors of Alps Electric, Nomura Securities submitted to Alps Electric a written opinion (fairness opinion) dated July 26, 2017 to the effect that the share exchange ratio for the Share Exchange is appropriate for Alps Electric from a financial point of view based on the above assumptions as well as certain other assumptions.

On the other hand, for Alps Electric and the Company, SMBC Nikko conducted (a) a market share price analysis because their shares are listed on the TSE and market prices are available for their shares, (b) a comparable company analysis because there are multiple listed companies that conduct relatively similar businesses as the Companies and analogical inference of the share values of the Companies is possible through the comparison to such comparable companies, and (c) a DCF Analysis in order to assess the Companies’ intrinsic values based on their future business activities. The range in the number of the Company’s shares as a result of each analysis is as follows, when the share value for one Alps Electric Common Share is deemed to be 1:

Method of Analysis	Result of Calculation of the Share Exchange Ratio
Market share price analysis	0.51-0.53
Comparable company analysis	0.46-0.62
DCF Analysis	0.50-0.85

In the market share price analysis, for Alps Electric, the financial analysis was conducted with July 25, 2017 as the calculation reference date, by using the simple average of the closing prices for the last one month, three months, and six months immediately prior to the calculation reference date on the First Section of the TSE. For the Company, the financial analysis was conducted with July 25, 2017 as the calculation reference date, by using the simple average of the closing prices for the last one month, three months, and six months immediately prior to the calculation reference date on the First Section of the TSE. Based on these results, the range of the share exchange ratio was analyzed to be between 0.51 and 0.53.

In the comparable company analysis, for Alps Electric, the range of the share exchange ratio was analyzed to be between 0.46 and 0.62 based on the results of using the multiples of EBITDA to the enterprise value after having selected Murata Manufacturing Co., Ltd., Nitto Denko Corporation, TDK Corporation, MinebeaMitsumi Inc., TAIYO YUDEN CO., LTD., Japan Aviation Electronics Industry, Limited for Alps Electric as the comparable listed companies that may be considered to have similarities with Alps Electric, and having selected Clarion Co., Ltd., Pioneer Corporation, JVC KENWOOD Corporation for the Company as the comparable listed companies that may be considered to have similarities with the Company.

In the DCF Analysis, for Alps Electric, its enterprise value was analyzed by discounting the future free cash flow based on the financial forecasts prepared by Alps Electric at a certain discount rate. In analyzing the terminal value for the DCF Analysis, the perpetual growth method and the multiple method were used. The discount rate used was between 8.30% and 9.30% and the perpetual growth rate used was 0%. In the multiple method, the EBITDA multiple used was between 6.4 and 7.4. For the Company, its enterprise value was analyzed by discounting the future free cash flow based on the financial forecasts prepared by the Company at a certain discount rate. In analyzing the terminal value for the DCF Analysis, the perpetual growth method and the multiple method were used. The discount rate used was between 7.71% and 8.71% and the perpetual growth rate used was 0%. In the multiple method, the EBITDA multiple used was between 3.6 and 4.6. Based on the results of such analysis, the range of the share exchange ratio was analyzed to be between 0.50 and 0.85.

The financial forecasts of Alps Electric that SMBC Nikko used as a basis for its DCF Analysis do not contemplate any significant increase or decrease in profit. However, the financial forecasts of the Company contemplate a significant increase in profit for the period ending March 31, 2019. Such increase is anticipated primarily because net sales are expected to increase due to the number of orders for car navigation and automotive display products, primarily from automobile manufacturers, being expected to progress at a steady pace, and also the profit margin is expected to further improve because of increased efficiency in development investments. Due to these factors, the operating profit for the period ending March 31, 2019 is anticipated to exceed that for the period ended March 31, 2018 by approximately 38.5%. Also, the financial forecasts of the Company anticipate a significant increase in profit for the period ending March 31, 2020. Such increase is anticipated primarily because net sales are expected to increase due to the number of orders for car navigation products, primarily from automobile manufacturers, being expected to progress at a steady pace, and also the profit margin is expected to further improve primarily because of cost reductions. Due to these factors, the operating profit for the period ending March 31, 2020 is anticipated to exceed that for the period ending March 31, 2019 by approximately 33.3%. Such financial forecasts of the Companies do not assume the consummation of the Share Exchange.

As described in “(3) Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined i. Measures to Ensure Fairness” below, upon request from the Board of Directors of the Company, SMBC Nikko submitted to the Company a written opinion (fairness opinion) dated July 26, 2017 to the effect that the share exchange ratio for the Share Exchange is fair to shareholders of the Company Common Shares, excluding the Controlling Shareholder and Others from a financial point of view based on the above assumptions as well as certain other assumptions.

Please refer to the Attachment 4 “Assumptions and Disclaimers, etc. of SMBC Nikko’s Analysis of Share Exchange Ratio and Fairness Opinion.”

(ii)	Overview of analyses for the Final Analysis

In the Final Analysis, SMBC Nikko conducted an analysis using the most recent financial forecasts of the Companies for the period from the fiscal year ending March 31, 2019 through the fiscal year ending March 31, 2021 as underlying conditions, and the Company received explanations on the methods and results of such analysis.

In the Final Analysis, SMBC Nikko conducted a market share price analysis, a comparable company analysis, and a DCF Analysis. The range in the number of the Company Common Shares as a result of each analysis is as follows, when the share value for one Alps Electric Common Share is deemed to be 1 (Note 1):

Method of Analysis	Result of Analysis of the Share Exchange Ratio
Market share price analysis	0.74-0.78
Comparable company analysis	0.53-0.73
DCF Analysis	0.48-0.91

In the market share price analysis, for Alps Electric, the financial analysis was conducted with September 25, 2018 as the analysis reference date, by using the simple average of the closing prices for the last one month, three months, and six months immediately prior to the analysis reference date on the First Section of the TSE. For the Company, the financial analysis was conducted with September 25, 2018 as the analysis reference date, by using the simple average of the closing prices for the last one month, three months, and six months immediately prior to the analysis reference date on the First Section of the TSE. Based on these results, the range of the share exchange ratio was analyzed to be between 0.74 and 0.78.

In the comparable company analysis, for Alps Electric, Murata Manufacturing Co., Ltd., Nitto Denko Corporation, TDK Corporation, MinebeaMitsumi Inc., Taiyo Yuden Co., Ltd. and Japan Aviation Electronics Industry, Limited were selected as the comparable listed companies that may be considered to have similarities with Alps Electric. For the Company, Clarion Co., Ltd. and JVCKENWOOD Corporation were selected as the comparable listed companies that may be considered to have similarities with the Company. Using the enterprise value-to-EBITDA multiples of companies comparable to the Companies, the range of the share exchange ratio was analyzed to be between 0.53 and 0.73. With respect to Pioneer Corporation (“Pioneer”), which was selected as a comparable listed company in the comparable company analysis by SMBC Nikko as described in “(i) Overview of calculations made when the Share Exchange Agreement was concluded” above, the Company received explanation from SMBC Nikko that Pioneer was excluded from companies comparable to the Company because (a) the consolidated quarterly financial statements of Pioneer presented in its news release titled “Pioneer Announces Business Results for 1Q Fiscal 2019” dated August 6, 2018 contained a note regarding a situation generating substantial uncertainties about its going concern assumption and (b) there have been unstable fluctuations of its share price presumably caused by market speculations following news reports to the effect that Pioneer was considering a fundamental overhaul of its business through management revitalization (Note 2).

In the DCF Analysis, for Alps Electric, its share value was analyzed by discounting the future free cash flow based on the financial forecasts prepared by Alps Electric at a certain discount rate. To analyze the terminal value for the DCF Analysis, the perpetual growth method and the multiple method were used. The discount rate used was between 8.27% and 9.27% (Note 3). The perpetual growth rate used was 0%, and under the multiple method, the EBITDA multiple used was between 7.3 and 8.3. For the Company, its share value was analyzed by discounting the future free cash flow based on the financial forecasts prepared by the Company at a certain discount rate. To analyze the terminal value for the DCF Analysis, the perpetual growth method and the multiple method were used. The discount rate used was between 5.97% and 6.97% (Note 3). The perpetual growth rate used was 0%, and under the multiple method, the EBITDA multiple used was between 4.6 and 5.6. Based on the results of the analysis, the range of the share exchange ratio was analyzed to be between 0.48 and 0.91.

SMBC Nikko appropriately reflected the cash and deposits held by the Companies (a total of cash and deposits and intergroup deposit, hereinafter the same) in the Final Analysis, with certain variations in the manner of treatment depending on the analytical method. In the comparable company analysis, since the amount of cash and deposits held by each comparable listed company, that is recognized on its balance sheet, was used in analyzing its enterprise value-to-EBITDA multiple, the amount of cash and deposits held by each of the Company and Alps Electric, that is recognized on their respective balance sheet, was used in analyzing each share value in order to make the analytical criteria consistent with the comparable listed companies, and therefore, the entire amount of such cash and deposits was taken into consideration as non-operating assets. On the other hand, in the DCF Analysis, the cash and deposits held by the Company or Alps Electric were categorized as either necessary operating cash or all other cash and deposits. In the process of the analysis, cash and deposits other than operating cash are treated as non-operating assets and added to the share value. In the comparable company analysis and the DCF Analysis, the impact of the Special Dividends was taken into consideration in the analysis of the share value of each of the Company or Alps Electric.

Moreover, the financial forecasts of the Companies that SMBC Nikko used as a basis for its DCF Analysis do not contemplate any significant increase or decrease in profit. Such financial forecasts of the Companies do not assume the consummation of the Share Exchange.

Please refer to the Attachment 5 “Assumptions and Disclaimers, etc. of SMBC Nikko’s Analysis of Share Exchange Ratio.”

(Note 1)	For the Final Analysis, SMBC Nikko has in principle used information provided by each of the Companies, public information as well as other information as is, and has assumed that all such materials and information are accurate and complete and that there is no information yet to be disclosed to SMBC Nikko that could significantly affect the analysis of the Share Exchange Ratio, and SMBC Nikko has not independently verified their accuracy or completeness. Also, SMBC Nikko has not undertaken an independent evaluation, appraisal or assessment of any of the assets or liabilities (including contingent liabilities), including analysis and valuation of individual assets and liabilities, of the Companies or any of their respective subsidiaries or affiliates, nor has it made any request to a third party institution for such appraisal or assessment. SMBC Nikko has assumed that the financial forecasts of the Company to which SMBC Nikko referred in the analysis have been reasonably prepared based on the best estimates and judgments of the managements of the Companies available as of the analysis reference date, and such analysis reflects information and economic conditions available up to September 27, 2018.

(Note 2)	According to SMBC Nikko, with respect to the selection (screening) of comparable companies in the comparable company analysis, for the purpose of proper analysis, SMBC Nikko has placed emphasis on whether the selection method is appropriate, logically consistent and based on objective criteria. Moreover, SMBC Nikko has informed the Company that in selecting comparable companies, SMBC Nikko has confirmed (i) similarity of business content and (ii) similarity of the business size, and then has confirmed regarding (iii) special circumstances such as irregularities in the generation of the share price.

With these criteria, in the Final Analysis, as described above, with respect to Pioneer, which was selected as a comparable listed company in the comparable company analysis by SMBC Nikko as described in “(i) Overview of calculations made when the Share Exchange Agreement was concluded” above, SMBC Nikko informed the Company that Pioneer has been excluded from companies comparable to the Company because (a) the consolidated quarterly financial statements of Pioneer presented in its news release titled “Pioneer Announces Business Results for 1Q Fiscal 2019” dated August 6, 2018 contained a note regarding a situation generating substantial uncertainties about its going concern assumption and (b) there have been unstable fluctuations of its share price presumably caused by market speculations following news reports to the effect that Pioneer was considering a fundamental overhaul of its business through management revitalization, and therefore Clarion Co., Ltd. and JVCKENWOOD Corporation have been selected as the comparable listed companies.

(Note 3)	According to SMBC Nikko, the market share prices of the Companies have been significantly fluctuating due to the Share Exchange as well as various speculations since the date of publication of the Companies’ press release “Notice Regarding Business Integration between Alps Electric Co., Ltd. and Alpine Electronics, Inc. (Execution of Share Exchange Agreement between Alps Electric Co., Ltd. and Alpine Electronics, Inc. (Simplified Share Exchange), Reorganization into a Holding Company Structure through the Company Split of Alps Electric Co., Ltd., Change of Company Name and Partial Amendments to the Articles of Incorporation of Alps Electric Co., Ltd.)” dated July 27, 2017, and it is difficult to objectively consider that the beta (ß) value (value showing the correlation between fluctuations in share price of certain stock and fluctuations in the Tokyo Stock Price Index (TOPIX)) of the Company since such date represents what it should be, and therefore SMBC Nikko has used median values of the beta values of the comparable listed companies selected in the comparable company analysis in analyzing the discount rates.

In addition, the Third-Party Committee obtained the Financial Analysis Report from YCG as stated in “A. Basis and Reasons for the Share Exchange Ratio” above. For details of the Financial Analysis Report, please refer to “(3) Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined ii. Measures to Avoid Conflicts of Interest A. Obtaining a Written Report (toshinsho) from the Third-party Committee with No Interest” below.

(iii)	Overview of calculations in the Alps Electric’s Examination

In the course of the Alps Electric’s Examination, for Alps Electric, Nomura Securities conducted (a) the average market share price analysis because shares of Alps Electric are listed on a financial instruments exchange and a market price is available for Alps Electric Common Shares, (b) the comparable company analysis because there are multiple listed companies that are comparable to Alps Electric and an analogical inference of the share value of Alps Electric is possible through the comparison to such comparable companies, and (c) the DCF Analysis in order to reflect the state of future business activities in the evaluation.

For the Company, Nomura Securities conducted (a) the average market share price analysis because shares of the Company are listed on a financial instruments exchange and a market price is available for the Company Common Shares, (b) the comparable company analysis because there are multiple listed companies that are comparable to the Company and an analogical inference of the share value of the Company is possible through the comparison to such comparable companies, and (c) the DCF Analysis, in order to reflect the state of future business activities in the evaluation.

In the comparable company analysis, using a reference date of July 25, 2017 (the “Reference Date (1)”), which is the date set forth in the financial analysis report on the financial exchange report that Alps Electric received from Nomura Securities on July 26, 2017, which the Board of Directors meeting of Alps Electric held on July 27, 2017 used as reference in passing the resolution, and which is considered not to have been affected by the Share Exchange, the calculation was performed based on the average closing prices of the Alps Electric Common Shares and the Company Common Shares during the last six months from January 26, 2017 to the Reference Date (1), the last three months from April 26, 2017 to the Reference Date (1), the last one month from June 26, 2017 to the Reference Date (1) and the last one week from July 19, 2017 to the Reference Date (1), as well as the closing price on the Reference Date (1) of such shares, in each case on the First Section of the TSE (the “Average Market Share Price Analysis (1)”). In addition, using a reference date of September 25, 2018 (the “Reference Date (2)”), which is the date immediately preceding the resolution of the Board of Directors meeting of Alps Electric based on the Alps Electric’s Examination, the calculation was performed based on the average closing prices of the Alps Electric Common Shares and the Company Common Shares during the last six months from March 26, 2018 to the Reference Date (2), the last three months from June 26, 2018 to the Reference Date (2), the last one month from August 27, 2018 to the Reference Date (2) and the last one week from September 19, 2018 to the Reference Date (2), as well as the closing price on the Reference Date (2) of such shares, in each case on the First Section of the TSE (the “Average Market Share Price Analysis (2)”).

Furthermore, in the comparable company analysis and the DCF Analysis, Nomura Securities factored into account the amount of cash outflows to the Company shareholders associated with the Special Dividends from the respective share value of Alps Electric and the Company.

The calculation range of the Company is as follows, when the share value for one share of the Alps Electric is deemed to be 1:

Method of Analysis	Result of Calculation of the Share Exchange Ratio
Average Market Share Price Analysis (1)	0.51-0.54
Average Market Share Price Analysis (2)	0.74-0.78
Comparable company analysis	0.57-1.13
DCF Analysis	0.56-0.79

For the calculation of the share exchange ratio above, Nomura Securities used information provided by each of the Companies, public information as well as other information, and assumed that all such materials and information are accurate and complete, and did not independently verify their accuracy or completeness. Also, Nomura Securities did not undertake an independent evaluation, appraisal or assessment of any of the assets or liabilities (including contingent liabilities), including analysis and valuation of individual assets and liabilities, of the Companies or any of their respective affiliates, nor did it make any request to a third party institution for such appraisal or assessment. The calculation of the share exchange ratio by Nomura Securities reflects information (including the Special Dividends) and economic conditions available up to the calculation reference date of September 25, 2018, and Nomura Securities assumed that the financial forecasts of each of the Companies (including profit plans and other information) were reasonably considered or prepared based on the best currently available estimates and judgments of the managements of the Companies.

The profit plans of Alps Electric and the Company that Nomura Securities used as a basis for its DCF Analysis did not contain any fiscal year in which a significant increase or decrease in profit was anticipated. Such financial forecasts did not assume the consummation of the Share Exchange.

As described in “A. Basis and Reasons for the Share Exchange Ratio” above, Nomura Securities has not submitted to Alps Electric any written opinion (fairness opinion) to the effect that the Share Exchange Ratio is fair for Alps Electric from a financial point of view in connection with the Alps Electric’s Examination.

(2)	Reason for Choosing the Property of this Type as the Exchange Consideration

The Company believes that in light of the fact that the Alps Electric Common Shares, which will be allotted to the shareholders of the Company through the Share Exchange, will continue to be listed on the First Section of the TSE, even after the delisting of the Company, the shares’ liquidity and cash convertibility will be retained, and the opportunity to trade the shares is ensured. The Company also believes that the shareholders of the Company who will come to hold shares of Alps Electric Common Shares, will be able to enjoy the synergy effects resulting from the Share Exchange. Accordingly, the Company deems the Alps Electric Common Shares to be a suitable consideration for the Share Exchange.

(3)	Matters Considered to Ensure the Benefits of the Company’s Shareholders are Not Undermined

i.	Measures to Ensure Fairness

Alps Electric already holds 28,215,417 of the Company Common Shares (40.43% of the 69,784,501 total issued shares of the Company as of March 31, 2017 (rounded off to two decimal places; the same applies to the calculation of the ownership ratio hereafter)) and the Company is a consolidated subsidiary of Alps Electric. Therefore, Alps Electric and the Company determined that it was necessary to ensure fairness of the share exchange ratio for the Share Exchange and have taken the following measures to ensure fairness:

A.	Obtaining Financial Analysis and Fairness Opinions from the Third-party Financial Advisors

In order to ensure fairness and appropriateness of the share exchange ratio for the Share Exchange, Alps Electric received a financial analysis report with respect to the share exchange ratio for the Share Exchange from Nomura Securities, its third-party financial advisor, and obtained an opinion (fairness opinion) dated July 26, 2017 to the effect that, based on the factors and assumptions set forth in that opinion by Nomura Securities, the share exchange ratio for the Share Exchange is fair from a financial point of view to Alps Electric as of that day.

In order to ensure fairness and appropriateness of the share exchange ratio for the Share Exchange, the Company received a financial analysis report with respect to the share exchange ratio for the Share Exchange from SMBC Nikko, its third-party financial advisor, and obtained an opinion (fairness opinion) dated July 26, 2017 to the effect that, based on the factors and assumptions set forth in that opinion by SMBC Nikko, the share exchange ratio for the Share Exchange is fair from a financial point of view to shareholders of the Company Common Shares other than the controlling shareholders and other persons as of that day.

B.	Advice from Independent Law Firms

Alps Electric appointed Mori Hamada & Matsumoto as its legal advisor and has obtained advice on the various procedures for the Share Exchange, the methods and process of decision-making of the Board of Directors, and other factors, from a legal point of view. The Company appointed TMI Associates as its legal advisor and has obtained advice on the various procedures for the Share Exchange, the methods and process of decision-making of the Board of Directors, and other factors, from a legal point of view.

Mori Hamada & Matsumoto and TMI Associates are independent from Alps Electric and the Company. Neither of them has any material interest in Alps Electric or the Company.

ii.	Measures to Avoid Conflicts of Interest

Alps Electric already holds 28,215,417 shares of the Company Common Shares (40.43% of the total issued shares of the Company, 69,784,501 shares, as of March 31, 2017) and is the controlling shareholder of the Company. Therefore, the Company has taken the following measures to avoid conflicts of interest.

A.	Obtaining a Written Report (toshinsho) from the Third-party Committee with No Interest

On March 31, 2017, in order to eliminate conflicts of interest in the Share Exchange and ensure fairness and transparency of the Share Exchange, the Board of Directors of the Company established the Original Third-Party Committee. In giving consideration to the Share Exchange, the Company asked for the opinions of the Original Third-Party Committee as to (a) whether the purpose of the Share Exchange was reasonable (including whether the Share Exchange would contribute to the improvement of corporate value of the Company), (b) whether the fairness of the terms and conditions of the Share Exchange (including the Share Exchange Ratio) has been ensured, (c) whether attention has been paid to the interests of the minority shareholders of the Company in the Share Exchange through fair procedures, and (d) whether the resolution of the Board of Directors of the Company for the Share Exchange is not disadvantageous to the minority shareholders of the Company in light of (a) through (c).

The Original Third-Party Committee held a total of seven meetings between March 31, 2017 and July 26, 2017 and carefully considered the above matters by, among others, collecting information and having discussions whenever necessary. For the purpose of giving such consideration, the Original Third-Party Committee received explanations from the Company concerning the purpose of the Share Exchange, the background that led to the Share Exchange, the views of Alps Electric and the Company on the Share Exchange, the terms and conditions of the Share Exchange, the decision-making process for such terms and conditions, and other related matters. The Original Third-Party Committee also received explanations from SMBC Nikko concerning the financial analysis of the Share Exchange Ratio of the Share Exchange. Also, the Original Third-Party Committee received explanations from TMI Associates, the legal advisor of the Company, concerning the method and process of decision-making of the Board of Directors of the Company and other related matters on the Share Exchange. Given the above, on the premise of those explanations, the results of financial analysis and other materials examined, the Original Third-Party Committee submitted the Original Written Report to the Board of Directors of the Company

on July 26, 2017, stating that the resolution by the Board of Directors of the Company to approve the Share Exchange was not disadvantageous to the minority shareholders of the Company. The contents of the Original Written Report are substantially as follows.

(a)

The Original Third-Party Committee examined and verified the legitimacy of the purpose of the Share Exchange from various perspectives such as the current environment surrounding the Companies, in particular the demand for next-generation automotive products, the specific details of issues taken the above as a given, the activity of competitors in the industry, the content of technologies that the Companies recognize as their strengths, specific examples of next-generation products utilizing those strengths, the benefits from collaboration, and specific cases where independence of the capital relationship poses an impediment. As a result, the Original Third-Party Committee concluded that the Share Exchange would contribute to the improvement of the corporate value of the Company and confirmed both that there were sufficient reasonable grounds for implementing the Share Exchange at the present time as well as that the purpose of the Share Exchange was reasonable.

(b)

Given that (i) the financial analysis report on the Share Exchange Ratio that the Company obtained from SMBC Nikko, a third-party financial advisor, on July 26, 2017, states that the Share Exchange Ratio exceeds the respective upper limits of the range of the Share Exchange Ratio obtained by the comparable company analysis and the market share price analysis while being close to the median value of the range obtained by the DCF Analysis, and, furthermore, the Company has obtained an opinion (fairness opinion) from SMBC Nikko, its third-party financial advisor, to the effect that the share exchange ratio for the Share Exchange is fair to shareholders of the Company Common Shares, excluding the controlling shareholders and other persons, from a financial point of view, and (ii) the premium offered with respect to the Share Exchange Ratio is significantly higher than the average premium offered in similar business integration cases of other companies, and (iii) as described below in (c), the Share Exchange Ratio was determined also taking into account the result of a negotiation process in which fairness had been ensured, the Original Third-Party Committee considered that the fairness of the terms and conditions of the Share Exchange has been ensured.

(c)

Given that (i) in considering the Share Exchange, the Company carefully considered various factors such as whether attention has been paid to the interests of the minority shareholders of the Company through fair procedures while obtaining advice from SMBC Nikko (the financial advisor) and TMI Associates (the legal advisor), which are independent from Alps Electric and the Company, (ii) in response to the Share Exchange Ratio presented by Alps Electric, the Company presented a Share Exchange Ratio that would serve as a counterproposal from the perspective of protecting the interests of minority shareholders, and conducted multiple rounds of substantive discussions and negotiations in a bid to raise the Share Exchange Ratio, and (iii) in the course of discussing, examining and negotiating the Share Exchange, there is no fact suggesting that the Company side had been affected by Alps Electric or a person with a special interest in Alps Electric, the Original Third-Party Committee considered that attention has been paid to the interests of the minority shareholders of the Company in the Share Exchange through procedures that were fair.

(d)

The Original Third-Party Committee considered that the resolution of the Board of Directors of the Company for the Share Exchange was not disadvantageous to the minority shareholders of the Company in light of (a) through (c) above and other matters.

In the course of the Re-examination and the Structure Change, as described in “(1) Matters Concerning Appropriateness of Total Number of Shares and the Total Price of Exchange Consideration ii. Basis for the Calculation of the Share Exchange Ratio of the Share Exchange, etc. A. Basis and Reasons for the Share Exchange Ratio” above, the Company established the Original Third-Party Committee again on February 2, 2018 and, on February 26, 2018, obtained from the Original Third-Party Committee a written report (toshinsho) stating that there would be no change in its opinion expressed in the Original Written Report as a result of the Revisions to Earnings Forecasts and a written report (toshinsho) stating that there would be no change in its opinion expressed in the Original Written Report as a result of the Structure Change. The contents of the written reports (toshinsho) are substantially as follows.

(A)	Written Report (toshinsho) Stating that There Would Be No Change in the Opinion Expressed in the Original Written Report as a Result of the Revisions to Earnings Forecasts

(a)

Given that Alps Electric also revised, on the same date as the Revisions to Earnings Forecasts, its full-year earnings forecasts (the “Alps Electric Revisions to Earnings Forecasts”) as announced in the press release titled “Official Announcement Regarding Revisions to Financial Results Forecast and Dividend Forecast for the Fiscal Year Ending March 31, 2018” dated January 30, 2018, from the perspective of examining the fairness of the Share Exchange conditions again in conjunction with the Revisions to Earnings Forecasts, it is believed that not only the examination of the Company’s most recent financial forecasts reflecting the Revisions to Earnings Forecasts but also the examination of Alps Electric’s most recent financial forecasts incorporating the Alps Electric Revisions to Earnings Forecasts is necessary. In this regard, SMBC Nikko conducted simulations using the DCF Analysis on the basis of reasonably expected assumptions, employing the Companies’ most recent financial forecasts reflecting the Revisions to Earnings Forecasts and the Alps Electric Revisions to Earnings Forecasts as underlying conditions. The simulations showed that, even if the simulation is performed concerning the Share Exchange Ratio on the basis of whichever of the reasonably expected assumptions while employing the Companies’ most recent financial forecasts reflecting their respective revisions as underlying conditions, the results of the simulation will sufficiently support the Share Exchange Ratio which was calculated using the DCF Analysis and in the manner set out in the financial analysis report concerning the share exchange ratio submitted by SMBC Nikko on July 26, 2017. Therefore, it is judged that the impact of the Revisions to Earnings Forecasts on the financial forecasts of the Companies is not as material as to make it necessary for the Company to request Alps Electric to revise the Share Exchange Ratio.

(b)

Given that (i) in conducting the Re-examination, the Company carefully considered various factors such as whether attention has been paid to the interests of the minority shareholders of the Company through fair procedures while obtaining advice from SMBC Nikko (the financial advisor) and TMI Associates (the legal advisor), which are independent from both of the Company and Alps Electric, and (ii) in the course of the Re-examination, there are no facts suggesting that the Company side had been affected by Alps Electric or a person with a special interest in Alps Electric, the Original Third-party Committee considered that, in the Re-examination, attention has been paid to the interests of the minority shareholders of the Company through procedures that were fair.

(c)

In light of (a) and (b) above and other matters, the Original Third-Party Committee concludes that there would be no change in its opinion expressed in the Original Written Report as a result of the Revisions to Earnings Forecasts.

(B)	Written Report (toshinsho) Stating that There Would Be No Change in the Opinion Expressed in the Original Written Report as a Result of the Structure Change

(a)

After confirming and examining the purpose of the Business Integration, environment surrounding the Companies centering on the automotive market, circumstances leading to and reasons for the Structure Change, it has been shown that the Share Exchange conditioned on the Structure Change will contribute to the increase of the corporate value of the Company;

(b)

(i) in the financial forecasts of the Companies that were used as the basis for the calculation using the DCF Analysis in the financial analysis report dated July 26, 2017 concerning the share exchange ratio that the Company received from SMBC Nikko, a third-party financial advisor, the implementation of the Share Exchange was not assumed and (ii) after careful consideration, taking into account such matters as the calculation by DCF Analysis in the cases of other companies, it has been confirmed that the Structure Change does not have an impact on the Companies’ financial forecasts that were the basis for the calculation of the share exchange ratio that was agreed in the Share Exchange Agreement;

(c)

given that (i) in considering the Structure Change, the Company carefully considered various factors such as whether attention has been paid to the interests of the minority shareholders of the Company through fair procedures while obtaining advice from SMBC Nikko (the financial advisor) and TMI Associates (the legal advisor), which are independent from both of Alps Electric and the Company, and (ii) the Original Third-Party Committee considered that, in the course of the consultations, considerations and negotiations concerning the Structure Change, there are no facts suggesting that the Company side had been affected by Alps Electric or a person with a special interest in Alps Electric, the Original Third-Party Committee concludes that attention has been paid to the interests of the minority shareholders of the Company through fair procedures with regard to the Structure Change; and

(d)

in light of (a) to (c) above and other matters, the Original Third-Party Committee concluded that the resolution by the Board of Directors of the Company to execute a memorandum of understanding to amend the Share Exchange Agreement to implement the Structure Change is not disadvantageous to the minority shareholders of the Company, and there is no change to the content of its opinion expressed in the Original Written Report.

Furthermore, in the course of the Final Examination, as described in “(1) Matters Concerning Appropriateness of Total Number of Shares and the Total Price of Exchange Consideration ii. Basis for the Calculation of the Share Exchange Ratio of the Share Exchange, etc. A. Basis and Reasons for the Share Exchange Ratio” above, the Board of Directors of the Company established the Third-Party Committee on July 27, 2018 and asked for its opinions as to (a) whether the purpose of the Share Exchange was reasonable (including whether the Share Exchange would contribute to the improvement of corporate value of the Company), (b) whether the fairness of the terms and conditions of the Share Exchange (including the Share Exchange Ratio) has been ensured, (c) whether attention has been paid to the interests of the minority shareholders of the Company in the Share Exchange through fair procedures, and (d) whether the Share Exchange is not disadvantageous to the minority shareholders of the Company in light of (a) through (c).

In order to examine the fairness of the Share Exchange Ratio in a more multifaceted manner, the Third-Party Committee decided to analyze the Share Exchange Ratio separately and independently from the analysis by SMBC Nikko described in “(1) Matters Concerning Appropriateness of Total Number of Shares and the Total Price of Exchange Consideration

ii. Basis for the Calculation of the Share Exchange Ratio of the Share Exchange, etc. B. Matters Concerning Financial Analysis (B) Overview of the Analysis (ii) Overview of analyses for the Final Analysis” above. The Third-Party Committee appointed, from among multiple specialized institution candidates, YCG, which is independent from both of the Company and Alps Electric, as its own third-party financial advisor to conduct an analysis of the share exchange ratio in the Share Exchange. The Third-Party Committee received the Financial Analysis Report and a fairness opinion regarding the Share Exchange Ratio (such fairness opinion, the “Opinion,” and the Financial Analysis Report and the Opinion, collectively, the “Financial Analysis Documents”) from YCG. In addition, YCG factored in the impact of the Special Dividends in analyzing the respective share values of the Companies in the Financial Analysis Documents.

The Third-Party Committee held a total of eleven meetings between July 27, 2018 and September 20, 2018 and carefully considered the above matters by, among others, collecting information and having discussions whenever necessary. For the purpose of giving such consideration, the Third-Party Committee conducted question-and-answer sessions with the Company and Alps Electric with respect to the contents of the most recent financial forecasts of each of the Companies that the Companies prepared. In addition, the Third-Party Committee received explanations from YCG concerning the method and results of the analysis of the share exchange ratio by YCG and conducted sufficient question-and-answer sessions with YCG with respect to its explanations. The Third-Party Committee also received explanations from TMI Associates concerning such matters as the method and process of decision-making of the Board of Directors of the Company with respect to the Final Examination.

Under such circumstances, on the premise of those explanations, the financial analysis report received from YCG and other materials it reviewed, the Third-Party Committee submitted a written report (toshinsho) to the Board of Directors of the Company on September 26, 2018 substantially to the following effect.

(a)	Purpose of the Share Exchange

The Third-Party Committee examined various documents and also conducted a detailed question-and-answer session with the Company to understand the matters surrounding the Companies such as the current business environment and the business challenges. Based on that, there are no circumstances where it should be considered that the purpose of the Share Exchange has been particularly changed from the purpose set forth in “1. Reason for the Share Exchange” above and there are no circumstances either where it should be considered that the purpose of the Share Exchange is unreasonable in light of such matters as the current business environment and business challenges, and the Share Exchange would contribute to the improvement of corporate value of the Company. Therefore, the Third-Party Committee has concluded that the purpose of the Share Exchange is reasonable.

(b)	Fairness of the Terms and Conditions of the Share Exchange

(i)	Obtaining the Financial Analysis Documents of YCG

The contents of the Financial Analysis Documents are as follows (Note).

(A)	Financial Analysis Report

YCG conducted a DCF Analysis to evaluate intrinsic value of the Companies based on the status of their future business activities. The range in the number of the Company Common Shares as a result of the analysis is as follows, when the share value for one Alps Electric Common Share is deemed to be one.

In the analysis, YCG used the most recent financial forecasts of the Companies for the period from fiscal year ending March 31, 2019 through fiscal year ending March 31, 2021 as underlying conditions.

Method of Analysis	Result of Financial Analysis of the Share Exchange Ratio
DCF Analysis	0.45-0.65

In the DCF Analysis mentioned above, for Alps Electric, in order to analyze the range of values per Alps Electric Common Share, Alps Electric’s corporate value and share value were analyzed by making certain financial adjustments to the business value obtained by discounting the future free cash flow expected to be generated by Alps Electric, based on the future revenue projections of Alps Electric, to its current value using a certain discount rate. Such future revenue projections took into consideration various factors such as the business plan, prepared by Alps Electric, for the period from the fiscal year ending March 31, 2019 through the fiscal year ending March 31, 2021, recent earnings trends, and public information. The discount rate used was between 5.57% and 6.81% and the perpetual growth rate used was 0%. For the Company, in order to analyze the range of values per the Company Common Share, the Company’s corporate value and share value were analyzed by making certain financial adjustments to the business value obtained by discounting the future free cash flow expected to be generated by the Company, based on the future revenue projections of the Company, to its current value using a certain discount rate. Such future revenue projections took into consideration various factors such as the business plan, prepared by the Company, for the period from the fiscal year ending March 31, 2019 through the fiscal year ending March 31, 2021, recent earnings trends, and public information. The discount rate used was between 7.07% and 8.64% and the perpetual growth rate used was 0%. Based on the results of such analysis, the share exchange ratio was indicated to be between 0.45 and 0.65.

Moreover, the financial forecasts of the Companies that YCG used as a basis for its DCF Analysis do not contemplate any significant increase or decrease in profit. Such financial forecasts of the Companies do not assume the implementation of the Share Exchange.

YCG also considered using the methods of market share price analysis and comparable company analysis in the analysis described above, but used neither of them for the following reasons.

•	Market share price analysis

In conducting market share price analyses, it is generally thought that unless the most recent share prices are used, the valuation would not reflect various factors surrounding the subject companies as of the analysis reference dates, and as a result the share prices during the last six months are used. However, the Company’s share prices following the announcement of the Share Exchange have been affected by various speculations related to the Share Exchange and it is likely that the formation of price deviated from the fundamentals of the Company (e.g., earnings and financial condition). Therefore, it is not appropriate to use the Company’s share prices during such period as a basis for the share value analysis. For this reason, a market share price analysis was not used.

•	Comparable company analysis

The comparable listed companies that are assumed to have similarities with the Company include Clarion Co., Ltd., JVC KENWOOD Corporation and Pioneer. With respect to Clarion Co., Ltd., variables such as profit, shareholders’ equity, and EBITDA did not show appropriate correlation with its business value. Moreover, with respect to Pioneer, (a) the news release titled “Pioneer Announces Business Results for 1Q Fiscal 2019” dated August 6, 2018 contains a note to its consolidated quarterly financial statements that there are substantial uncertainties about the going concern assumption and (b) there have been significant fluctuations of its share price presumably caused by market speculations following news reports to the effect that Pioneer was considering a fundamental overhaul of its business aimed at a management improvement plan and recovery of profitability. Therefore, both Clarion Co., Ltd. and Pioneer are not appropriate as comparable listed companies. As a result, JVC KENWOOD Corporation is the only company, that it would be appropriate to treat as a comparable listed company. However, only one company would not be a sufficient number of comparable companies to appropriately conduct a comparable company analysis. For this reason, the comparable company analysis was not used.

(B)	Opinion

The Third-Party Committee received an opinion from YCG on September 26, 2018 to the effect that the Share Exchange Ratio is fair from a financial point of view to shareholders of the Company Common Shares other than the Company’s controlling shareholder and others.

(Note)	The Financial Analysis Documents submitted by YCG are based on the following assumptions.

•  In submitting the Financial Analysis Documents, YCG has in principle used without modification information provided by each of the Companies, public information as well as other information, and has assumed that all such materials and information are accurate and complete and that there is no information yet to be disclosed to YCG that could significantly affect the analysis of the respective values of the shares of common shares of the Companies, and has not independently verified the accuracy or completeness of such information.

•  YCG has not undertaken an independent evaluation or assessment of any of the assets or liabilities (including off-balance sheet assets, off-balance sheet liabilities and contingent liabilities) of the Companies or any of their respective related companies, and has analyzed other information used as a basis for its examination subject to certain restrictions. In addition, YCG has assumed that the business plans of the Companies have been reasonably prepared based on the best estimates and judgments of the respective managements of the Companies available as of the analysis reference date.

•  YCG is not aware of any discrepancy to arise between the share exchange ratio analyzed in the Financial Analysis Report and the share exchange ratio to be actually used by the Company and Alps Electric in the future, and YCG assumes no liability for such discrepancy.

•  The share exchange ratio analyzed in the Financial Analysis Report has been analyzed based on the respective share values of the Companies as of the financial analysis reference date, and although the contents of the Financial Analysis Report may be affected by certain factors, including the future changes in the financial or capital markets or the business environment surrounding the Companies as well as the changes to the financial positions or business performances of the Companies, YCG assumes no obligation to modify or amend the contents of the Financial Analysis Report. The Opinion is limited to the scope of information available to YCG as of the date of submission of the Opinion. Although the contents of the Opinion may be affected by subsequent events, YCG assumes no obligation to update, revise or supplement the contents of the Opinion due to such subsequent events.

•  The Opinion only expresses YCG’s opinion that the Share Exchange Ratio is fair from a financial point of view to shareholders of the Company Common Shares, and does not express any opinion as to the Company’s decision regarding the Share Exchange. Moreover, the Opinion does not express YCG’s opinion concerning the price at which the Company Common Shares would be traded in the future.

•  The Financial Analysis Documents do not make any recommendation to any party as to sale or purchase of the shares of the Companies or the Share Exchange, or otherwise make any solicitation or recommendation to any party as to the matter related to them.

(ii)	Consideration of the Financial Analysis Documents by the Third-Party Committee

(A)	Results of the analysis by YCG

The Third-Party Committee received detailed explanations from YCG concerning the method and the rationality of the analysis used in the Financial Analysis Report, followed by a sufficient question-and-answer session with YCG with respect to such explanations. The Third-Party Committee also received detailed explanations from employees in charge at the Companies concerning the contents of the business plans of the Companies which were used as a basis for the financial analysis and the rationality of the business plans, followed by sufficient question-and-answer sessions with those employees with respect to such explanations.

According to the explanations and answers from YCG, the market share price analysis is generally conducted in practice based on the share prices during the last six months because it is considered to be desirable to conduct the analysis using the latest share prices. In this regard, in analyzing the share prices of the Companies following the announcement of the Share Exchange, the share price of the Company in particular has fluctuated irrespective of intrinsic share value during the period of over a year since the Companies announced the Share Exchange Ratio of 1:0.68 on July 27, 2017, due to such factors as speculations on the feasibility of the Share Exchange and the revision to the Share Exchange Ratio, and it is strongly presumed that the formation of price deviated from the fundamentals of the Company (e.g. earnings and financial condition). Given that, the share prices of the Company during the last six months of the date of submission of the Financial Analysis Report may not appropriately reflect the share value of the Company and are therefore not appropriate to be used as a basis for the share value analysis.

Moreover, when the comparable company analysis is used in the share value analysis, it is generally desirable to compare with about four to seven comparable companies to ensure the reliability of multiples, and unless there are at least two comparable companies, in general the comparable company analysis is not used.

In addition to the above explanations from YCG, the Third-Party Committee carefully considered and concluded that there is nothing unreasonable about the reason for YCG not using the market share price analysis and the comparable company method in the financial analysis described above or the process leading to that judgment.

The Third-Party Committee also conducted a detailed question-and-answer session with YCG, based on which the Third-Party Committee carefully considered, but did not find anything unreasonable as to the analysis method and other matters in the Financial Analysis Report.

According to the Financial Analysis Report, the share exchange ratio was analyzed to be between 0.45 and 0.65 based on the DCF Analysis, when the share value for one Alps Electric Common Share is deemed to be one, and the Share Exchange Ratio exceeds the upper limit.

(B)	Other matters considered

In light of the facts, among other things, that certain of the shareholders of the Company has expressed the opinions as to the method of analyzing the share value of the Company using the DCF Analysis, the Third-Party Committee considered the following.

•	Necessary operating cash

In analyzing the business value of the Company using the DCF method, necessary operating cash was considered to be approximately 34.4 billion yen, which is equivalent to one and a half times the amount of monthly sales of the Company. On this point, according to the explanations from YCG, it is common in theory and practice to treat cash necessary for business operations as operating cash and surplus cash as non-operating assets, and the level of operating cash varies among industries, companies, economic environments and other factors such that it is not possible to set a uniform standard for it. Moreover, the levels of necessary operating cash of the Companies are at levels that cannot be considered unreasonable in terms of practice based on the question-and-answer sessions with the respective employees in charge at the Companies and other facts.

The Third-Party Committee carefully considered the treatment of necessary operating cash in the analysis of the Company’s business value using the DCF Analysis, taking into consideration matters such as the explanations from YCG and the employees in charge at the Company, and concluded that such treatment of necessary operating cash is not unreasonable.

In addition, in the DCF Analysis, while necessary operating cash was taken into consideration in analyzing the business values of not only the Company but also Alps Electric, a hypothetical analysis where the necessary operating cash of the Companies were assumed to be zero (where all cash and deposits were treated as non-operating assets) indicated the share exchange ratio to be between 0.50 to 0.70. It is considered that the Share Exchange Ratio is close to the upper limit of the range obtained by the hypothetical analysis, and the Third-Party Committee therefore does not believe that the size of necessary operating cash would raise doubt about the fairness of the calculation of the Share Exchange Ratio using the DCF Analysis.

•	Perpetual growth rate

In the DCF Analysis of the business value of the Company, the perpetual growth rate used was 0%. According to the explanations from YCG, even in recent corporate reorganizations and MBOs in Japan, the perpetual growth rate used in the DCF Analysis of the business value of the target company is often 0% or somewhere between –0.25% and 0.25% or –0.5% and 0.5%, making the median value 0% (approximately 75% of over ten samples from recent published cases in Japan used a perpetual growth rate of 0%), and therefore it is common practice to use the perpetual growth rate of 0% for going concerns like the Company.

The Third-Party Committee carefully considered the treatment of the perpetual growth rate as being 0% in the DCF Analysis of business value of the Company, taking the above explanations from YCG into consideration, and concluded that such treatment of perpetual growth rate is not unreasonable.

•	Period covered by financial forecasts

The DCF Analysis of business value of the Company is conducted based on the financial forecasts for the period of three years.

According to the explanations from YCG about the period of the financial forecasts used for the DCF Analysis, it is common practice to adopt periods over which forecasts can reasonably be made with a certain degree of confidence when analyzing corporate value. In recent corporate reorganizations and MBOs in Japan, the DCF Analysis of business value of the target company is often based on the financial forecasts for three to five years, and in light of the situations of such cases of other companies, it is not believed to be particularly unreasonable to use the financial forecast for three years as a basis for the analysis of the Company’s business value.

In this regard, in the question-and-answer session with the employees in charge at the Company, the Third-Party Committee was explained that the Company normally formulates medium-term business plan for a period of three years regardless of the Share Exchange, and any plan for a period of over three years could raise doubt about confidence in the plan, and there was nothing unreasonable about such explanation from the Company.

Given the above, the Third-Party Committee carefully considered the use of the financial forecast for three years as a basis for the DCF Analysis of business value of the Company, and concluded that such treatment of the financial forecast is not unreasonable.

Taking the above into account, the Third-Party Committee concluded that the fairness of the terms and conditions of the Share Exchange has been ensured.

(c)	Fairness of the procedure

(i)	Procedures until the Final Examination

Given that in the consideration and examination by the Company of the Share Exchange until the Final Examination, (i) the Company carefully considered various factors such as whether attention has been paid to the interests of the minority shareholders of the Company through fair procedures while obtaining advice and opinions from SMBC Nikko and TMI Associates, which are independent from the Companies, and (ii) in the course of discussing, examining and negotiating the Share Exchange, there is no fact suggesting that the Company side had been affected by Alps Electric or a person with a special interest in Alps Electric, it is believed that, in the consideration and examination by the Company of the Share Exchange until the Final Examination, attention has been paid to the interests of the minority shareholders of the Company through fair procedures.

(ii)	Procedures of the Final Examination

(A)	Obtainment of advice from external experts who are independent from the Companies

In the Final Examination, the Company carefully considered various factors such as whether attention has been paid to the interests of the minority shareholders of the Company through fair procedures while obtaining advice and opinions from SMBC Nikko and TMI Associates, which are independent from the Companies.

(B)	Discussions with Alps Electric

While it is believed that even if the Special Dividends are not paid, there are no circumstances where it should be considered that the Share Exchange Ratio is unfair, the Company has requested Alps Electric to discuss the terms and conditions of the Business Integration with the Company, and as a result of such discussions, the Company has decided to pay the Special Dividends that will benefit its minority shareholders. It is therefore considered that the Company has made efforts to pay the maximum attention to the interests of its minority shareholders.

(C)	No involvement of a person with a special interest in the Final Examination

Of the officers and employees of the Company, Mr. Masataka Kataoka, who also serves as a Director at Alps Electric, was not involved in the Final Examination on behalf of the Company.

Although Mr. Shinji Inoue, a Director of the Company, does not serve as a Director at Alps Electric, in light of the fact that he had been a Director at Alps Electric until June 2016 and it could not be established that the consideration of the Share Exchange, including preliminary consideration, had not commenced by that time in June 2016, from the perspective of avoiding any potential conflicts of interest with the minority shareholders of the Company to the extent possible, he was not involved in the Final Examination on behalf of the Company.

Moreover, since Mr. Nobuhiko Komeya, the President of the Company, and Mr. Koichi Endo, Ms. Satoko Hasegawa, Mr. Shinji Maeda and Mr. Satoshi Kinoshita, Directors of the Company, are expected to assume the offices of Directors but not Audit and Supervisory Committee Members or Directors who are Audit and Supervisory Committee Members of Alps Electric after the Business Integration on the effective date of the Share Exchange, subject to the Share Exchange taking effect, and it cannot be denied that they could be considered to have actual or potential conflicts of interest concerning the Share Exchange, none of those Directors are expected to participate in the discussion or the resolution at the Company’s Board of Directors meeting related to the Final Examination as the means to take a cautious approach.

None of the above nor other facts suggest that the Company side had been affected by Alps Electric or a person with a special interest in Alps Electric in the course of the Final Examination.

Given the above, after carefully considering the procedures of the Final Examination, the Third-Party Committee concluded that the attention has been paid to the interests of the minority shareholders of the Company in the Share Exchange through fair procedures.

(d)	Whether the Share Exchange is not disadvantageous to the minority shareholders of the Company

On the premise of (a) through (c) above and other matters, after carefully considering the procedures of the Final Examination, the Third-Party Committee concluded that the Share Exchange is not disadvantageous to the minority shareholders of the Company.

B.	Unanimous Approval by the Directors of the Company with No Interest

At the meeting of the Board of Directors of the Company held on July 27, 2017, the resolution of the Share Exchange was unanimously approved by all Directors (13 Directors (including 4 Directors who are Audit and Supervisory Committee Members)) excluding Mr. Masataka Kataoka and Mr. Shinji Inoue.

Mr. Kataoka, a Director who is not an Audit and Supervisory Committee Member, has served as a Director at Alps Electric concurrently. Mr. Inoue, a Director who is not an Audit and Supervisory Committee Member, was a Director at Alps Electric during the business year before the consideration of the Share Exchange began. Since they have conflicts of interest or potential conflicts of interest concerning the Share Exchange, Mr. Kataoka and Mr. Inoue did not participate in the deliberation or resolution concerning the Share Exchange at the Board of Directors Meeting described above or in the discussion or negotiation with Alps Electric concerning the Share Exchange as persons of their respective positions in the Company.

Furthermore as a result of the Re-examination, at the Company’s Board of Directors meeting held on February 27, 2018, a resolution to not request that Alps Electric revise the Share Exchange Ratio and a resolution to conclude a memorandum of understanding to amend the Share Exchange Agreement to implement the Structure Change were passed by unanimous decision of all Directors (12 Directors (including 3 Directors who are Audit and Supervisory Committee Members), excluding Mr. Kataoka, Mr. Inoue and Mr. Kojima.

Mr. Kataoka, a Director but not an Audit and Supervisory Committee Member, serves as a Director at Alps Electric concurrently. Mr. Inoue, a Director but not an Audit and Supervisory Committee Member, was a Director at Alps Electric during the business year before the consideration of the Share Exchange began. Since they have conflicts of interest or potential conflicts of interest concerning the Share Exchange, Mr. Kataoka and Mr. Inoue were not involved in the Re-examination concerning the Share Exchange at the Board of Directors meeting described above or participate in the discussion and the resolution described above concerning the Re-examination. Also, Mr. Kojima, who serves as both a Director and an Audit and Supervisory Committee Member, was absent from the Board of Directors meeting of the Company held on the same day for the need of attention to business operations, however, it has been confirmed separately that Mr. Kojima approves that the Company will not request a revision of the Share Exchange Ratio.

Furthermore, at the Company’s Board of Directors meeting held on September 27, 2018, a resolution of the Board of Directors based on the Final Examination was passed unanimously by all Directors (8 Directors (including 2 Directors who are Audit and Supervisory Committee Members) excluding Mr. Komeya, Mr. Endo, Mr. Inoue, Mr. Kataoka, Ms. Hasegawa, Mr. Maeda, and Mr. Kinoshita.

Since Mr. Komeya and Mr. Endo, Directors but not Audit and Supervisory Committee Members, and Ms. Hasegawa, Mr. Maeda and Mr. Kinoshita, Directors who are Audit and Supervisory Committee Members, are expected to assume the offices of Directors but not Audit and Supervisory Committee Members or Directors who are Audit and Supervisory Committee Members of Alps Electric after the Business Integration on the effective date of the Share Exchange, subject to the Share Exchange taking effect, and it cannot be denied that they could be considered to have actual or potential conflicts of interest concerning the Share Exchange, none of those Directors participated in the discussion or the resolution at the Board of Directors meeting described above as the means to take a cautious approach.

Mr. Kataoka, a Director but not an Audit and Supervisory Committee Member, serves as a Director at Alps Electric concurrently. Mr. Inoue, a Director but not an Audit and Supervisory Committee Member, was a Director at Alps Electric during the business year before the consideration of the Share Exchange began. Since they have conflicts of interest or potential conflicts of interest concerning the Share Exchange, neither of Mr. Kataoka nor Mr. Inoue participated in the discussion or the resolution at the Board of Directors meeting described above.

(4)	Matters Concerning Appropriateness of the Provisions Regarding Amounts of Stated Capital and Capital Reserves of Alps Electric

The amounts of the stated capital and capital reserves of Alps Electric that will be increased in the Share Exchange are as set out below:

i.	Increase in stated capital:	0 yen

ii.	Increase in capital reserves:	such amount as separately determined by Alps Electric in accordance with Article 39 of the Regulation on Accounting of Companies

iii.	Increase in retained earnings reserves:	0 yen

The above treatment is considered appropriate as it is based on the Regulation on Accounting of Companies and other fair accounting standards. It was also determined based on a comprehensive judgment of the capital situation of Alps Electric and various other circumstances.

4.	Reference Material Concerning the Exchange Consideration

(1)	Provisions of Articles of Incorporation of Alps Electric

As stipulated by laws and regulations and by the Company’s Articles of Incorporation, the Articles of Incorporation of Alps Electric has been posted on the Company’s website.

(2)	Matters Concerning the Method of Calculating the Exchange Consideration

i.	Market on which Exchange Consideration is Traded

The Alps Electric Common Shares are traded on the First Section of the TSE.

ii.	Party Conducting Intermediation, Brokerage or Agency for Trading of the Exchange Consideration

Intermediation and brokerage for the Alps Electric Common Shares are carried at each securities company in Japan.

iii.	Details of Restrictions on the Transfer, etc. of Exchange Consideration

Not applicable.

(3)	Matters Concerning Market Price of Exchange Consideration

The one-month, three-month, and six-month average closing prices of the Alps Electric Common Shares on the First Section of the TSE when the date of reference is the business day before the day on which the conclusion of the Share Exchange Agreement was announced (July 27, 2017) are 3,212 yen, 3,181 yen, and 3,201 yen, respectively.

The most recent market price of the Alps Electric Common Shares on the First Section of the TSE can be viewed from the website of the Japan Exchange Group, Inc. (http://www.jpx.co.jp/)

(4)	Balance Sheets of Alps Electric for Each Fiscal Year with Closing Date in the Last Five Years

As Alps Electric has filed annual securities reports in accordance with the provisions of Article 24, paragraph 1 of the Financial Instruments and Exchange Act for each of the fiscal years, this information is omitted.

5.	Matters Concerning Appropriateness of the Provisions of Share Acquisition Rights in Relation to the Share Exchange

Through the Share Exchange, Alps Electric will deliver to the holders of the share acquisition rights that have been issued by the Company and are listed in (i) to (v) of Section 1 of the table below the respectively allocated Alps Electric’s share acquisition rights that are listed in (i) to (v) of Section 2 of such table of the same number as the total number stated or recorded in Alps Electric’s share acquisition rights registry on the record date in exchange for such share acquisition rights held by them.

As the share acquisition rights listed in Section 2, whose conditions have been made equivalent to the share acquisition rights listed in Section 1, have been determined based on the details of the mentioned share acquisition rights and the Share Exchange Ratio, Alps Electric and the Company have decided that one share subscription right listed in Section 2 will be allocated for every one share subscription right listed in Section 1 in order to ensure that the holders of the share acquisition rights listed in Section 1, even after the Share Exchange, keep as close as possible rights that are equivalent to the rights held before. The Companies have determined these details to be appropriate.

The Company has not issued any convertible bond-type bonds with share acquisition rights.

	Section 1		Section 2
	Share acquisition rights issued by the Company		Share acquisition rights to be delivered by Alps Electric
	Title	Terms	Title	Terms
(i)	Alpine Electronics, Inc. First Series of Share Acquisition Rights	Set forth in Exhibit 1-1 of the Share Exchange Agreement	Alps Electric Co., Ltd. Fifth Series of Share Acquisition Rights (ALPS ALPINE CO., LTD. Sixth Series of Share Acquisition Rights)	Set forth in Exhibit 1-2 of the Share Exchange Agreement

(ii)	Alpine Electronics, Inc. Second Series of Share Acquisition Rights	Set forth in Exhibit 2-1 of the Share Exchange Agreement	Alps Electric Co., Ltd. Sixth Series of Share Acquisition Rights (ALPS ALPINE CO., LTD. Seventh Series of Share Acquisition Rights)	Set forth in Exhibit 2-2 of the Share Exchange Agreement

(iii)	Alpine Electronics, Inc. Third Series of Share Acquisition Rights	Set forth in Exhibit 3-1 of the Share Exchange Agreement	Alps Electric Co., Ltd. Seventh Series of Share Acquisition Rights (ALPS ALPINE CO., LTD. Eighth Series of Share Acquisition Rights)	Set forth in Exhibit 3-2 of the Share Exchange Agreement

(iv)	Alpine Electronics, Inc. Fourth Series of Share Acquisition Rights	Set forth in Exhibit 4-1 of the Share Exchange Agreement	Alps Electric Co., Ltd. Eighth Series of Share Acquisition Rights (ALPS ALPINE CO., LTD. Ninth Series of Share Acquisition Rights)	Set forth in Exhibit 4-2 of the Share Exchange Agreement

(v)	Alpine Electronics, Inc. Fifth Series of Share Acquisition Rights	Set forth in Exhibit 5-1 of the Share Exchange Agreement	Alps Electric Co., Ltd. Ninth Series of Share Acquisition Rights (ALPS ALPINE CO., LTD. Tenth Series of Share Acquisition Rights)	Set forth in Exhibit 5-2 of the Share Exchange Agreement

(Note)

For the specific details of the above share acquisition rights, please see Exhibits 1-1 to 4-2 of Attachment 1 “Share Exchange Agreement” and Exhibits 5-1 to 5-2 of Attachment 3 “Memorandum of Understanding Concerning Amendments to Share Exchange Agreement.”

6.	Matters Concerning the Financial Statements, etc.

(1)	Details of the Financial Statements, etc. of Alps Electric for the Most Recently Ended Fiscal Year

As stipulated by laws and regulations and by the Company’s Articles of Incorporation, the financial statements, etc. of Alps Electric for the most recently ended fiscal year are available on the Company’s website.

(2)

Disposal of Material Assets, Assumption of Material Liabilities and Other Events that Would Materially Impact the Status of Company Assets Occurring After the Closing Date of the Final Fiscal Year for Companies Conducting Share Exchange

i.	Alps Electric

Not applicable.

ii.	The Company

A.	Payment of the Special Dividends

The Company has resolved at its Board of Directors meeting held on September 27, 2018 to submit a proposal regarding the Special Dividends to the Extraordinary General Meeting of Shareholders, subject to the condition that the proposal for the approval of the Share Exchange Agreement will be approved at the Extraordinary General Meeting of Shareholders. For details on the Special Dividends, the reason for paying the Special Dividends and other pertinent information, please refer to Proposal 2 “Appropriation of Surplus.”

Proposal 2: Appropriation of Surplus

Although no particular circumstances that give rise to doubt about fairness of the Share Exchange Ratio were initially identified in the course of the Final Examination, which was conducted without taking the impact of the Special Dividends into consideration, in light of various factors such as opinions expressed by certain minority shareholders of the Company, including the voting outcome at the 52nd Ordinary General Meeting of Shareholders of the Company held on June 21, 2018, and the latest trends of share prices of the Companies, on September 4, 2018, the Company officially requested Alps Electric to discuss the terms and conditions of the Business Integration with the Company in order to pursue the possibility for the Business Integration to be conducted on even more favorable terms and conditions to its minority shareholders. After that, while discussing with Alps Electric, the Company also continued careful consideration at its Board of Directors meetings, and as a result, on September 14, 2018, the Company stated to Alps Electric that it would like to pay the Special Dividends and, from the same day, started discussions on the payment of the Special Dividends with Alps Electric. As a result of those discussions, the Company obtained the agreement from Alps Electric as to the payment of the Special Dividends and that there would be no revision to the Share Exchange Ratio despite the payment of the Special Dividends. Accordingly, the Company decided to pay the Special Dividends.

The Company has set the amount of dividend per share for the Special Dividends at ¥100 in light of such factors as the amount of operating cash necessary for the Company’s business operations, the recent business conditions of each of the Companies, the difference between the financial forecasts of the Companies which were used as a basis for the DCF Analysis, and to which the Companies referred in executing the Share Exchange Agreement on July 27, 2017, and the actual operating results of the Companies for the fiscal year ended March 31, 2018, and the impact of the Special Dividends on the Share Exchange Ratio.

On condition that “Proposal 1 Approval for the Share Exchange Agreement between the Company and Alps Electric Co., Ltd.” is approved as proposed, the Company will pay the Special Dividends as described below.

(1)	Type of dividend

Cash

(2)	Allocation and the total amount of dividends

¥100 per share of common stock of the Company

The total amount of dividends: ¥6,895,226,000

(3)	Effective date of dividend payment from surplus

December 27, 2018

Shareholder Proposal (Proposal 3)

Proposal 3 is a proposal made by a shareholder. The summary of the proposal and reason for the proposal stated below have been transcribed, without alteration of semantic content, as stated in the letter of shareholder proposal (including later revisions) submitted by the proposing shareholder.

The Board of Directors stands opposed to this proposal. Details of the opinions of the Company’s Board of Directors with respect to the shareholder proposal is stated subsequent to each proposal.

Proposal 3: Appropriation of Surplus

(1)	Summary of the Proposal

Subject to the condition that the proposal for the approval of the Share Exchange Agreement (as defined below) will be disapproved, the Company will appropriate surplus to the shareholders or the registered pledgees of shares who are entered or recorded in the final shareholders register of the Company as of October 15, 2018 as follows.

A.	Matters concerning the dividend

The dividend will be paid as follows.

(i)	Type of dividend

Cash

(ii)	Allocation and the amount of dividend

¥300 per common share of the Company

Total amount: The amount obtained by multiplying ¥300 by the total number of outstanding common shares of the Company (excluding treasury shares) as of October 15, 2018

(iii)	Effective date of dividend payment from surplus

December 27, 2018

B.	Matters concerning other appropriation of surplus

In order to apply to the payment of dividends, the Company will conduct reversal of the general reserve as follows.

(i)	Item and the amount of surplus to reduce

General reserve ¥31,452,000,000

(ii)	Item and the amount of surplus to increase

Retained earnings brought forward ¥31,452,000,000

(2)	Reason for the Proposal

On July 27, 2017, the Company announced that it had decided to conduct a business integration (the “Business Integration”) that involves a reorganization into a holding company structure with Alps Electric Co., Ltd. (“Alps Electric”) which is its parent company and holds 41.15% of the shares in the Company on a voting-right ownership basis. As a part of the Business Integration, it would conduct a share exchange through which Alps Electric will be the wholly owning parent company and Alpine will become the wholly owned subsidiary (the “Share Exchange,” and the share exchange agreement regarding the Share Exchange between the Company and Alps Electric, the “Share Exchange Agreement”). For the Share Exchange, the two companies have agreed on the share exchange ratio being 0.68 shares of the Alps Electric common shares to be allocated and delivered for each share of the Company common shares.

The Proposal is to propose the payment of the dividends of ¥300 per common share of the Company on the condition that the proposal for the approval of the Share Exchange Agreement will be disapproved.

The Company announced on September 27, 2018 to pay the dividends of ¥100 per common share of the Company on the condition that the proposal for the approval of the Share Exchange Agreement will be passed. On the same day, Alps Electric clarified its policy to proactively buy back its own shares by stating “giving consideration to the possibility that while [Alps Electric’s] financial conditions are expected to further improve from the current conditions as a result of the Business Integration, an increase in [Alps Electric’s] common stock as a result of the Share Exchange may lead to a certain level of dilution. [Alps Electric] has decided to set a basic policy to proactively introduce measures to return profits to shareholders, including a share buyback, depending on the degree of excess capital and financial surplus” in the press release titled “Notice Regarding the Basic Policy on Shareholder Returns under the Holding Company Structure.” In addition, Alps Electric indicated at the last investor meeting that Alps Electric would utilize the Company’s cash and deposits as the funds for a buyback.

The Company proposed the dividends of ¥15 per common share of the Company at the 52nd ordinary general meeting of shareholders held on June 21, 2018 (the “Ordinary General Meeting of Shareholders”), which was approved. Oasis, on the other hand, submitted a shareholder proposal to pay the dividends of ¥325 per common share of the Company which includes the amount proposed by the dividends proposal made by the Company, but the Company opposed to Oasis’s shareholder proposal on the ground that the Company must maintain cash and deposits at hand as necessary operating cash and that the payment of dividends, which was proposed by Oasis, could impair stable sustainability of the Company’s business.

However, as described above, the Company itself has announced to submit a proposal of the payment of the dividends of ¥100 per common share of the Company to the Extraordinary General Meeting of Shareholders, and Alps Electric has implied that if the Share Exchange is implemented, it would buy back its own shares by utilizing cash and deposits held by the Company. It means there was no necessity for the Company to maintain cash and deposits at hand. It has therefore been clarified that the Company’s explanation at the Ordinary General Meeting of Shareholders was not true.

If the dividends of ¥300 per common share of the Company are paid, the total dividend amount will be approximately ¥20.7 billion. Even if the dividends of that amount is paid, the Company will still hold cash and deposits of approximately ¥33.1 billion and a large amount of cross-held shares available for sale (e.g., shares in Honda Motor Co., Ltd. and shares in and capital contribution to Neusoft Corporation in China) and even it can utilize interest-bearing debts. Accordingly, even if the Company pays the dividends of ¥300 per common share of the Company, it will still hold sufficient funds for overseas expansion and more effective strategic collaborations than the Business Integration with Alps Electric.

If the proposal for the approval of the Share Exchange Agreement is disapproved, the Company will continue operating as an independent listed company, but the management of the Company must improve the corporate value for all stakeholders, rather than Alps Electric alone.

If the dividends of ¥300 per common share of the Company are paid, the Company’s ROE will improve, and this will benefit all shareholders of the Company. As is evident from the above, the Company has a solid financial base on which stable sustainability of the Company’s business will not be impaired by the dividends payment of an amount even greater than ¥300 per common share, let alone ¥300 per common share, of the Company. Oasis firmly believes that a disapproval of the proposal for the approval of the Share Exchange Agreement and an approval of this proposal will contribute to the improvement of the corporate value of the Company over the short, medium and long term.

•	Opinion of the Company’s Board of Directors

The Company’s Board of Directors is opposed to this proposal (the Shareholder Proposal).

(1)	Reason for the Opposition

The current automobile industry has entered an era of great change, which some people say occurs once a century. Particularly, in four areas called CASE (Connected, Autonomous, Shared & Services, Electric), significant changes that are unseen in other industries are taking place in a short period of time, including a constant connection to the Internet (Connected), autonomous driving (Autonomous), car-sharing services (Shared & Services) and the shift to electrically driven vehicles such as hybrid cars and EV (electric vehicles) (Electric). In addition, as epitomized by the advancement of IT companies into the automobile industry, movement of alliances beyond the framework of the automobile industry is being accelerated much more dramatically than before.

In having contact with its customers, automotive manufacturers, the Company has come to realize that the concentration of management resources into CASE (Connected, Autonomous, Shared & Services, Electric) will continue to be a trend in the entire automobile industry in the fiscal 2018 and the following years, and suppliers of HMI (human machine interface), etc. are even expected to propose HMI systems for the entire vehicle, rather than just delivering module products.

In light of this rapidly changing market environment for automotive equipment, the Company believes that the early realization of synergies through the business integration with Alps Electric is essential not only for improving shareholder value over a medium- to long-term but also meeting the expectations of its customers and employees, and further, the Company believes that it is the best measure for all stakeholders, including those of the Company’s minority shareholders.

On the contrary, the assertion in the Shareholder Proposal that the rejection of the proposal concerning the approval of the Share Exchange Agreement contributes to the improvement of the corporate value of the Company is contrary to the opinion of the Company based on the business environment surrounding the Company. Therefore, the Company opposes the Shareholder Proposal.

As described in “(2) A. The Company’s Views on the Capital Policy” below, the Company believes it must maintain at hand a certain level of cash and deposits in promoting business as necessary operating cash and funds for other purposes such as to realize sustainable growth over a medium- to long-term. Among those funds, the Company considers that the amount of necessary operating cash would be approximately ¥35.0 billion in light of the sales volume in the fiscal year ended March 31, 2018. If the Company pays dividends as asserted in the Shareholder Proposal (totaling approximately ¥20.7 billion), taking into account the Company’s current funding requirements, it poses the risk of a shortfall in operating cash, and even if it did not create an immediate shortfall in operating cash, a loss of reserves to cover risks for credit shrinkage on a crisis event could result in stable sustainability of the Company’s business being impaired.

Accordingly, from the perspective of securing stable sustainability of the Company’s business and improving medium- to long-term corporate value, the Company believes it is inappropriate to pay the dividends pertaining to the Shareholder Proposal.

(2)	Supplemental Explanation for the Reason of the Opposition

A.	The Company’s Views on the Capital Policy

(a)

In the Company, the collection of accounts receivable peaks at the end of each month, while the payment of accounts payable peaks around the 20th day of each month. Accordingly, the amount of cash and deposits normally tends to peak at month-end. Looking at operating cash on a consolidated earnings basis for the past five years, the account-receivable turnover period was 1.5 to 2.0 months, inventory turnover period was 1.0 to 1.5 months and account-payable turnover period was 1.0 to 1.5 months. Therefore, the Company considers the standard period for securing operating cash to be around 1.5 to 2.0 months. This standard is equivalent to approximately ¥35.0 billion to ¥46.0 billion in the sales volume in the fiscal year ended March 31, 2018.

(b)

Given that the Company is operating globally in the regions such as the Americas, Europe, Asia (as of March 31, 2018, the Company has 42 group companies (36 subsidiaries and 6 affiliates) in 14 countries) and its overseas sales are over 85% of the total sales, in order to smoothly and flexibly facilitate the sales, production, procurement and other operational activities in those regions, the Company considers it necessary to have its major overseas subsidiaries secure a certain level of operating cash in multiple currencies, including U.S. dollars, euros, yuan and yen. Of the cash and deposits provided in the consolidated balance sheet as of the end of the first quarter of the fiscal year ending March 31, 2019 (approximately ¥51.6 billion), the percentage of cash and deposits held in Japan is approximately 30%.

(c)

The Company considers it necessary to secure a certain level of cash and deposits to pay dividends and taxes and be ready for responding to troubles and other issues which are unique to the in-car equipment industry.

(d)

Most of the automobile manufacturers request their business partners to provide financial data on a regular basis and therefore it is a requisite to secure stable financial footing for maintaining ongoing transaction relationships. This is especially the case with the Company’s OEM business, which sells its products to automobile manufacturers around the world that demand even better quality, lower prices and shorter deadlines amid the global competition for survival. In order to meet such demand, the Company considers it essential that it maintains its financial strength at a high level.

(e)

The Company also considers it important to secure the cash funding in order to cover for any needs for potential M&A and other activities for the Company’s further growth. Specifically, it is becoming ordinary activities to consider M&A deals of up to ¥10.0 billion that mainly target Japanese and overseas software development companies and audio device companies.

B.	Details of the Special Dividends Proposed by the Company

As the means to take a cautious approach to protect the interests of its minority shareholders, the Company carefully discussed and considered whether the Share Exchange is not disadvantageous to the minority shareholders of the Company, taking into consideration various factors such as the confirmation of the details including the updated factors concerning the revised financial forecasts of the Company and Alps Electric and the examination of the appropriateness, as well as the details of the analysis by SMBC Nikko Securities Inc. of the Share Exchange Ratio, the legal advice from TMI Associates, and the written report (toshinsho) received on September 26, 2018 from the Third-Party Committee consisting of five members, to which two new members were added. As a result, even on the assumption that the Share Exchange Ratio is fair where the Special Dividends are not paid, in light of various factors such as opinions expressed by certain minority shareholders of the Company, including the voting outcome at the 52nd ordinary general meeting of shareholders of the Company held on June 21, 2018, and the latest trends of share prices of the Companies, the Company has concluded that it is appropriate to conduct the business integration on even more favorable terms and conditions to its minority shareholders by way of the Special Dividends. Accordingly, the Company resolved at its Board of Directors meeting held on September 27, 2018 to submit a proposal for the approval of the distribution of the Special Dividends to the Extraordinary General Meeting of Shareholders, subject to the condition that the proposal of the Share Exchange Agreement will be approved at the Extraordinary General Meeting of Shareholders.

The Company set the amount of dividend per common share for the Special Dividends at ¥100 in light of such factors as the amount of operating cash necessary for the Company’s business operations,

which is set forth in “A. The Company’s Views on the Capital Policy” above, the recent business conditions of each of the Companies, the difference between the financial forecasts of the Companies which were used as a basis for the DCF analysis, and to which the Companies referred in executing the Share Exchange Agreement on July 27, 2017, and the actual operating results of the Companies for the fiscal year ended March 31, 2018, and the impact of the Special Dividends on the Share Exchange Ratio.

Reference Documents for the General Meeting of Shareholders

<Separate Volume>

Attachment 1	Share Exchange Agreement as of July 27, 2017

Attachment 2	Memorandum of Understanding Concerning Amendments to Share Exchange Agreement as of February 27, 2018

Attachment 3	Memorandum of Understanding Concerning Amendments to Share Exchange Agreement as of July 27, 2018

Attachment 4	Assumptions and Disclaimers, etc. of SMBC Nikko’s Analysis of Share Exchange Ratio and Fairness Opinion

Attachment 5	Assumptions and Disclaimers, etc. of SMBC Nikko’s Analysis of Share Exchange Ratio

Alpine Electronics, Inc.

Attachment 1

Share Exchange Agreement

Alps Electric Co., Ltd. (“Alps Electric”) and Alpine Electronics, Inc. (“Alpine”) enter into this Share Exchange Agreement (this “Agreement”) as follows on July 27, 2017 (the “Execution Date”).

Article 1. Share Exchange

Alps Electric and Alpine shall conduct a share exchange (the “Share Exchange”) in accordance with the provisions of this Agreement through which Alps Electric becomes a wholly owning parent company resulting from share exchange of Alpine and Alpine becomes a wholly owned subsidiary resulting from share exchange of Alps Electric, and Alps Electric shall acquire all of the issued shares of Alpine (excluding shares of Alpine held by Alps Electric; hereinafter the same applies in this Agreement).

Article 2.	Trade Names and Addresses of the Wholly Owning Parent Company Resulting from Share Exchange and the Wholly Owned Subsidiary Resulting from Share Exchange

The trade names and addresses of Alps Electric (wholly owning parent company resulting from share exchange) and Alpine (wholly owned subsidiary resulting from share exchange) are as set out below.

(1)	Alps Electric (wholly owning parent company resulting from share exchange)

Trade name:	Alps Electric Co., Ltd.
Address:	1-7, Yukigaya-otsukamachi, Ota-ku, Tokyo, Japan

(2)	Alpine (wholly owned subsidiary resulting from share exchange)

Trade name:	Alpine Electronics, Inc.
Address:	1-1-8, Nishi-Gotanda, Shinagawa-ku, Tokyo, Japan (Scheduled to relocate to 1-7, Yukigaya-otsukamachi, Ota-ku, Tokyo, Japan on August 18, 2017)

Article 3. Shares Delivered upon the Share Exchange and Allotment Thereof

1.

Alps Electric shall, upon the Share Exchange, deliver to the shareholders of Alpine at the time (the “Record Time”) immediately before Alps Electric acquires all of the issued shares of Alpine by way of the Share Exchange (such shareholders mean the shareholders after the cancellation of treasury shares of Alpine pursuant to Article 9, excluding Alps Electric; hereinafter the “Shareholders Receiving Allotment”) the number of common shares of Alps Electric calculated by multiplying the total number of common shares of Alpine held by such shareholders by 0.68 in exchange for the common shares of Alpine that are held by the Shareholders Receiving Allotment.

2.

With respect to the allotment of common shares of Alpine to be delivered under the provisions of the preceding paragraph, Alps Electric shall allot common shares of Alps Electric to the Shareholders Receiving Allotment at the ratio of 0.68 common shares of Alps Electric per common share of Alpine held by such shareholders (the “Share Exchange Ratio”).

3.

If the number of common shares of Alps Electric to be delivered by Alps Electric to the Shareholders Receiving Allotment in accordance with the provisions of the preceding two paragraphs includes a fraction of less than one share, Alps Electric shall treat such fraction in accordance with the provisions of Article 234 of the Companies Act and other relevant laws and regulations.

Article 4. Amounts of Stated Capital and Capital Reserves of Alps Electric

The amounts of the stated capital and capital reserves of Alps Electric to be increased due to the Share Exchange are as set out below.

(1)	Amount of stated capital:	0 yen
(2)	Amount of capital reserves:	Amount as separately determined by Alps Electric pursuant to Article 39 of the Regulation on Accounting of Companies
(3)	Amount of retained earnings reserves:	0 yen

Article 5. Share Acquisition Rights Delivered upon the Share Exchange and Allotment Thereof

1.

Alps Electric shall, upon the Share Exchange, deliver to the holders of the share acquisition rights listed in (i) through (iv) set out in Section 1 of the table below, which have been issued by Alpine at the Record Time, the share acquisition rights of Alps Electric listed in (i) through (iv) in Section 2 of the table below, respectively, in the same number as the total number of such share acquisition rights of Alpine held by such holders at the Record Time in place of the share acquisition rights of Alpine.

	Section 1		Section 2
	Title	Terms	Title	Terms
(i)	Alpine Electronics, Inc. First Series of Share Acquisition Rights	Set forth in Exhibit 1-1	Alps Electric Co., Ltd. Fifth Series of Share Acquisition Rights	Set forth in Exhibit 1-2
(ii)	Alpine Electronics, Inc. Second Series of Share Acquisition Rights	Set forth in Exhibit 2-1	Alps Electric Co., Ltd. Sixth Series of Share Acquisition Rights	Set forth in Exhibit 2-2
(iii)	Alpine Electronics, Inc. Third Series of Share Acquisition Rights	Set forth in Exhibit 3-1	Alps Electric Co., Ltd. Seventh Series of Share Acquisition Rights	Set forth in Exhibit 3-2
(iv)	Alpine Electronics, Inc. Fourth Series of Share Acquisition Rights	Set forth in Exhibit 4-1	Alps Electric Co., Ltd. Eighth Series of Share Acquisition Rights	Set forth in Exhibit 4-2

2.

With respect to the allotment of the share acquisition rights to be delivered pursuant to the provisions of the preceding paragraph, Alps Electric shall allot to the holders of the share acquisition rights listed in (i) through (iv) set out in Section 1 of the table in the preceding paragraph, which have been issued by Alpine at the Record Time, the share acquisition rights of Alps Electric listed in (i) through (iv) in Section 2 of such table at the ratio of one share acquisition right of Alps Electric to one share acquisition right of Alpine held by such holders of share acquisition rights of Alpine.

Article 6. Effective Date

The date on which the Share Exchange becomes effective (the “Effective Date”) shall be January 1, 2019; provided, however, that if it is necessary for the progress of the procedures for the Share Exchange or for other reasons, the parties may change the date upon consultation and agreement.

Article 7. Approval of General Meeting of Shareholders

1.

Alps Electric shall conduct the Share Exchange without obtaining approval of this Agreement at the general meeting of shareholders stipulated in Article 795, paragraph (1) of the Companies Act in accordance with the provisions of the main text of Article 796, paragraph (2) of the Companies Act; provided, however, that if it is necessary to obtain approval of this Agreement at the general meeting of shareholders in accordance with the provisions of Article 796, paragraph (3) of the Companies Act, Alps Electric shall seek approval of this Agreement at the general meeting of shareholders no later than the day immediately prior to the Effective Date.

2.

Alpine shall hold an extraordinary general meeting of shareholders no later than the day immediately prior to the Effective Date, and seek the approval at the general meeting of shareholders stipulated in Article 783, paragraph (1) of the Companies Act for this Agreement at such extraordinary general meeting of shareholders.

3.

If it is necessary for the progress of the procedures for the Share Exchange or for other reasons, the parties may change the procedures set out in the preceding two paragraphs upon consultation and agreement.

Article 8. Due Care of a Prudent Manager

1.

From the Execution Date until the Effective Date, Alps Electric and Alpine shall each conduct their respective businesses and manage and operate their respective property with the due care required of a prudent manager, and shall each cause their subsidiaries to conduct their own businesses and manage and operate their own property with the due care required of a prudent manager.

2.

From the Execution Date until the Effective Date, unless otherwise provided in this Agreement, if Alps Electric and Alpine themselves, or cause their subsidiaries to, conduct an act that has a material impact on their own property, rights or obligations or an act that has a material impact on the consummation of the Share Exchange or the Share Exchange Ratio, Alps Electric and Alpine shall discuss with each other and agree in advance.

3.

Unless otherwise provided in this Agreement, from the Execution Date until the Effective Date, if an event that may have a material impact on the property, rights or obligations of Alps Electric or Alpine or an event that may have a material impact on the consummation of the Share Exchange occurs or is found to exist, Alps Electric or Alpine shall immediately notify the other party to that effect as well as the details of such event.

Article 9. Cancellation of Alpine’s Treasury Shares

Alpine shall at the Record Time cancel all of its treasury shares it holds at the Record Time (including treasury shares acquired in response to any demands for purchase of shares that are exercised upon the Share Exchange by dissenting shareholders as prescribed in Article 785, paragraph (1) of the Companies Act) by the resolution of its board of directors held no later than the day immediately prior to the Effective Date.

Article 10. Other Reorganizations

Alps Electric and Alpine hereby acknowledge that on or after the Execution Date, Alps Electric and ALPS HD CO., LTD. (“ALPS HD”), which is to be established as a wholly-owned subsidiary of Alps Electric, will execute an absorption-type company split agreement (the “Absorption-type Company Split Agreement”) concerning the absorption-type company split (the “Absorption-type Company Split”), under which Alps Electric will be the company splitting and ALPS HD will be the company succeeding, and Alps Electric will have its rights and obligations concerning its businesses, other than those relating to group management and administration and the management of its assets, succeeded to by ALPS HD, and that the Absorption-type Company Split will take effect on April 1, 2019 on the condition that the Absorption-type Company Split Agreement will be approved at the ordinary general meeting of shareholders of Alps Electric scheduled to be held in late June 2018 and also approved at the general meeting of shareholders of ALPS HD to be held on or before the day immediately prior to the effective date of the Absorption-type Company Split defined in the Absorption-type Company Split Agreement.

Article 11. Amendment to this Agreement

For the period from the Execution Date to the Effective Date, if any event that materially changes the financial condition or operating condition of the other party or any event that materially interferes with the execution of the Share Exchange occurs or is found to exist, or if it is otherwise significantly difficult to achieve the purpose of this Agreement, Alps Electric and Alpine may cancel this Agreement through consultation between the parties, or amend the conditions of the Share Exchange or other terms of this Agreement upon agreement of the parties.

Article 12. Effect of this Agreement

If (i) Alps Electric is unable to obtain approval at the general meeting of shareholders under the proviso of Article 7.1 above on or before the day immediately preceding the Effective Date where notices under Article 796, paragraph (3) of the Companies Act are issued by shareholders holding shares in the number prescribed in Article 197 of the Regulation for Enforcement of the Companies Act, (ii) Alpine is unable to obtain approval at the general meeting of shareholders under Article 7.2 above on or before the day immediately preceding the Effective Date, (iii) the relevant governmental agencies and other authorities do not give approvals or other authorizations necessary to conduct the Share Exchange as prescribed in Japanese and foreign laws and regulations (including, but not limited to, the case where the notification filed with the relevant governmental agencies and other authorities fails to take effect), or (iv) this Agreement is terminated in accordance with the preceding article, this Agreement shall cease to be effective.

Article 13. Governing Law and Jurisdiction

1.	This Agreement is governed by and construed in accordance with the laws of Japan.

2.	The Tokyo District Court shall have exclusive jurisdiction as the court of first instance with respect to any dispute arising between Alps Electric and Alpine in relation to this Agreement.

Article 14. Consultation in Good Faith

If any matter that is not provided in this Agreement or any doubt regarding interpretation of this Agreement arises, Alps Electric and Alpine shall consult with each other in good faith and resolve such matter or doubt in accordance with the purpose of this Agreement.

In witness whereof, both parties have caused this Agreement to be signed and sealed in duplicate, and each party shall retain one original.

July 27, 2017

Alps Electric:
Alps Electric Co., Ltd.
1-7, Yukigaya-otsukamachi, Ota-ku, Tokyo, Japan
Toshihiro Kuriyama,
Representative Director and President

Alpine:
Alpine Electronics, Inc.
1-1-8, Nishi-Gotanda, Shinagawa-ku, Tokyo, Japan
Nobuhiko Komeya,
President

Exhibit 1-1

Alpine Electronics, Inc. First Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

Alpine Electronics, Inc. First Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alpine Electronics, Inc. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	x	Ratio of share split or share consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

The amount to be paid in for each share acquisition right shall be calculated through the Black-Scholes model on the Allotment Date. Such amount shall be the fair value of the share acquisition right, and accordingly, in accordance with the provisions of Article 246, paragraph (2) of the Companies Act, the claim for remuneration held by the person who receives an allotment against the Company shall be set off against the amount to be paid in with respect to the share acquisition rights (obligation).

5.	Exercise Period of Share Acquisition Rights

August 6, 2014 to August 5, 2054

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director of the Company.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after

Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

August 5, 2014

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company.

End

Exhibit 1-2

Alps Electric Co., Ltd. Fifth Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

Alps Electric Co., Ltd. Fifth Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alps Electric Co., Ltd. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 68 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	x	Ratio of share split or share consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

No payment of money shall be required.

5.	Exercise Period of Share Acquisition Rights

January 1, 2019 to August 5, 2054

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director (excluding non-executive directors and directors who are audit and supervisory committee members) of Alpine Electronics, Inc.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

January 1, 2019

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company or other departments that have jurisdiction.

End

Exhibit 2-1

Alpine Electronics, Inc. Second Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

Alpine Electronics, Inc. Second Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alpine Electronics, Inc. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after	=	Number of Shares Granted	x	Ratio of share split or share
adjustment		before adjustment		consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

The amount to be paid in for each share acquisition right shall be calculated through the Black-Scholes model on the Allotment Date. Such amount shall be the fair value of the share acquisition right, and accordingly, in accordance with the provisions of Article 246, paragraph (2) of the Companies Act, the claim for remuneration held by the person who receives an allotment against the Company shall be set off against the amount to be paid in with respect to the share acquisition rights (obligation).

5.	Exercise Period of Share Acquisition Rights

August 5, 2015 to August 4, 2055

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director of the Company.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

August 5, 2014

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company.

End

Exhibit 2-2

Alps Electric Co., Ltd. Sixth Series of Share Acquisition Right

1.	Name of Share Acquisition Rights

Alps Electric Co., Ltd. Sixth Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alps Electric Co., Ltd. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 68 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after	=	Number of Shares Granted	x	Ratio of share split or share
adjustment		before adjustment		consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

No payment of money shall be required.

5.	Exercise Period of Share Acquisition Rights

January 1, 2019 to August 4, 2055

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director (excluding non-executive directors and directors who are audit and supervisory committee members) of Alpine Electronics, Inc.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

January 1, 2019

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company or other departments that have jurisdiction.

End

Exhibit 3-1

Alpine Electronics, Inc. Third Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

Alpine Electronics, Inc. Third Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alpine Electronics, Inc. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after	=	Number of Shares Granted	x	Ratio of share split or share
adjustment		before adjustment		consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

The amount to be paid in for each share acquisition right shall be calculated through the Black-Scholes model on the Allotment Date. Such amount shall be the fair value of the share acquisition right, and accordingly, in accordance with the provisions of Article 246, paragraph (2) of the Companies Act, the claim for remuneration held by the person who receives an allotment against the Company shall be set off against the amount to be paid in with respect to the share acquisition rights (obligation).

5.	Exercise Period of Share Acquisition Rights

July 20, 2016 to July 19, 2056

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director (excluding non-executive directors and directors who are audit and supervisory committee members) of the Company.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditi ons for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

July 19, 2016

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company.

End

Exhibit 3-2

Alps Electric Co., Ltd. Seventh Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

Alps Electric Co., Ltd. Seventh Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alps Electric Co., Ltd. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 68 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	x	Ratio of share split or share consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

No payment of money shall be required.

5.	Exercise Period of Share Acquisition Rights

January 1, 2019 to July 19, 2056

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director (excluding non-executive directors and directors who are audit and supervisory committee members) of Alpine Electronics, Inc.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

January 1, 2019

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company or other departments that have jurisdiction.

End

Exhibit 4-1

Alpine Electronics, Inc. Fourth Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

Alpine Electronics, Inc. Fourth Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alpine Electronics, Inc. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	x	Ratio of share split or share consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

The amount to be paid in for each share acquisition right shall be calculated through the Black-Scholes model on the Allotment Date. Such amount shall be the fair value of the share acquisition right, and accordingly, in accordance with the provisions of Article 246, paragraph (2) of the Companies Act, the claim for remuneration held by the person who receives an allotment against the Company shall be set off against the amount to be paid in with respect to the share acquisition rights (obligation).

5.	Exercise Period of Share Acquisition Rights

July 21, 2017 to July 20, 2057

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director (excluding non-executive directors and directors who are audit and supervisory committee members) of the Company.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

July 20, 2017

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company.

End

Exhibit 4-2

Alps Electric Co., Ltd. Eighth Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

Alps Electric Co., Ltd. Eighth Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alps Electric Co., Ltd. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 68 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	x	Ratio of share split or share consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

No payment of money shall be required.

5.	Exercise Period of Share Acquisition Rights

January 1, 2019 to July 20, 2057

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director (excluding non-executive directors and directors who are audit and supervisory committee members) of Alpine Electronics, Inc.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

January 1, 2019

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company or other departments that have jurisdiction.

End

Attachment 2

Memorandum of Understanding Concerning Amendments to Share Exchange Agreement

This memorandum of understanding (this “MOU”) is made and entered into as follows by and between Alps Electric Co., Ltd. (“Alps Electric”) and Alpine Electronics, Inc. (“Alpine”) as of February 27, 2018 with respect to amendment of the share exchange agreement executed by and between Alps Electric and Alpine as of July 27, 2017 (the “Original Agreement”). Except for where provided for in this MOU, the definitions of terms in this MOU are in accordance with the provisions of the Original Agreement.

Article 1. Amendment of Original Agreement

Alps Electric and Alpine agree to amend the Original Agreement as follows (underlining indicates amended portions).

Before Amendment	After Amendment
Article 10. Other Reorganizations	Article 10. Business Integration
Alps Electric and Alpine hereby acknowledge that on or after the Execution Date, Alps Electric and ALPS HD CO., LTD. (“ALPS HD”), which is to be established as a wholly-owned subsidiary of Alps Electric, will execute an absorption-type company split agreement (the “Absorption-type Company Split Agreement”) concerning the absorption-type company split (the “Absorption-type Company Split”), under which Alps Electric will be the company splitting and ALPS HD will be the company succeeding, and Alps Electric will have its rights and obligations concerning its businesses, other than those relating to group management and administration and the management of its assets, succeeded to by ALPS HD, and that the Absorption-type Company Split will take effect on April 1, 2019 on the condition that the Absorption-type Company Split Agreement will be approved at the ordinary general meeting of shareholders of Alps Electric scheduled to be held in late June 2018 and also approved at the general meeting of shareholders of ALPS HD to be held on or before the day immediately prior to the effective date of the Absorption-type Company Split defined in the Absorption-type Company Split Agreement.

1.  Alps Electric and Alpine hereby acknowledge that, conditioned upon the Share Exchange coming into effect, Alps Electric and Alpine plan to carry out a business integration that involves reorganization into an operating holding company structure (the “Business Integration”) as of the Effective Date, after Alps Electric partially amends its Articles of Incorporation by obtaining the approval of its ordinary general meeting of shareholders scheduled to be held in late June 2018.

2.  Alps Electric and Alpine shall hold discussions in good faith to determine the post-Business Integration management framework, organization, business operation model at Alps Electric and Alpine, and other fundamental matters in relation to the Business Integration.

Article 2. Effect of Other Provisions of the Original Agreement

Other than the matters provided in Article 1, the provisions of the Original Agreement will not be revised or amended in any way by the execution of this MOU, and will continue to have effect as previously set forth.

Article 3. Matters Not Provided For

Matters not provided for herein will be in accordance with the provisions of the Original Agreement.

In witness whereof, both parties have caused this MOU to be signed and sealed in duplicate, and each party shall retain one original.

February 27, 2018

Alps Electric:
Alps Electric Co., Ltd. 1-7, Yukigaya-otsukamachi, Ota-ku, Tokyo, Japan Toshihiro Kuriyama, Representative Director and President

Alpine:
Alpine Electronics, Inc. 1-7, Yukigaya-otsukamachi, Ota-ku, Tokyo, Japan Nobuhiko Komeya, President

Attachment 3

Memorandum of Understanding Concerning Amendments to Share Exchange Agreement

This memorandum of understanding (this “MOU”) is made and entered into as follows by and between Alps Electric Co., Ltd. (“Alps Electric”) and Alpine Electronics, Inc. (“Alpine”) as of July 27, 2018 with respect to amendment of the share exchange agreement executed by and between Alps Electric and Alpine as of July 27, 2017 (including the amendments pursuant to the Memorandum of Understanding Concerning Amendments to Share Exchange Agreement dated February 27, 2018, the “Original Agreement”). Except for where provided for in this MOU, the definitions of terms in this MOU are in accordance with the provisions of the Original Agreement.

Article 1. Amendment of Article 3.2 of the Original Agreement

Alps Electric and Alpine agree to amend the first “Alpine” in Article 3.2 of the Original Agreement to “Alps Electric.”

Article 2. Amendment of Article 5 of the Original Agreement

Alps Electric and Alpine agree to amend Article 5 of the Original Agreement as follows (underlining indicates amended portions).

Before Amendment

1.

Alps Electric shall, upon the Share Exchange, deliver to the holders of the share acquisition rights listed in (i) through (iv) set out in Section 1 of the table below, which have been issued by Alpine at the Record Time, the share acquisition rights of Alps Electric listed in (i) through (iv) in Section 2 of the table below, respectively, in the same number as the total number of such share acquisition rights of Alpine held by such holders at the Record Time in place of the share acquisition rights of Alpine.

	Section 1		Section 2
	Title	Terms	Title	Terms
(i)	Alpine Electronics, Inc. First Series of Share Acquisition Rights	Set forth in Exhibit 1-1	Alps Electric Co., Ltd. Fifth Series of Share Acquisition Rights	Set forth in Exhibit 1-2
(ii)	Alpine Electronics, Inc. Second Series of Share Acquisition Rights	Set forth in Exhibit 2-1	Alps Electric Co., Ltd. Sixth Series of Share Acquisition Rights	Set forth in Exhibit 2-2
(iii)	Alpine Electronics, Inc. Third Series of Share Acquisition Rights	Set forth in Exhibit 3-1	Alps Electric Co., Ltd. Seventh Series of Share Acquisition Rights	Set forth in Exhibit 3-2
(iv)	Alpine Electronics, Inc. Fourth Series of Share Acquisition Rights	Set forth in Exhibit 4-1	Alps Electric Co., Ltd. Eighth Series of Share Acquisition Rights	Set forth in Exhibit 4-2

2.

With respect to the allotment of the share acquisition rights to be delivered pursuant to the provisions of the preceding paragraph, Alps Electric shall allot to the holders of the share acquisition rights listed in (i) through (iv) set out in Section 1 of the table in the preceding paragraph, which have been issued by Alpine at the Record Time, the share acquisition rights of Alps Electric listed in (i) through (iv) in Section 2 of such table at the ratio of one share acquisition right of Alps Electric to one share acquisition right of Alpine held by such holders of share acquisition rights of Alpine.

After Amendment

1.

Alps Electric shall, upon the Share Exchange, deliver to the holders of the share acquisition rights listed in (i) through (v) set out in Section 1 of the table below, which have been issued by Alpine at the Record Time, the share acquisition rights of Alps Electric listed in (i) through (v) in Section 2 of the table below, respectively, in the same number as the total number of such share acquisition rights of Alpine held by such holders at the Record Time in place of the share acquisition rights of Alpine.

	Section 1		Section 2
	Title	Terms	Title	Terms
(i)	Alpine Electronics, Inc. First Series of Share Acquisition Rights	Set forth in Exhibit 1-1	ALPS ALPINE CO., LTD. Sixth Series of Share Acquisition Rights	Set forth in Exhibit 1-2
(ii)	Alpine Electronics, Inc. Second Series of Share Acquisition Rights	Set forth in Exhibit 2-1	ALPS ALPINE CO., LTD. Seventh Series of Share Acquisition Rights	Set forth in Exhibit 2-2
(iii)	Alpine Electronics, Inc. Third Series of Share Acquisition Rights	Set forth in Exhibit 3-1	ALPS ALPINE CO., LTD. Eighth Series of Share Acquisition Rights	Set forth in Exhibit 3-2
(iv)	Alpine Electronics, Inc. Fourth Series of Share Acquisition Rights	Set forth in Exhibit 4-1	ALPS ALPINE CO., LTD. Ninth Series of Share Acquisition Rights	Set forth in Exhibit 4-2
(v)	Alpine Electronics, Inc. Fifth Series of Share Acquisition Rights	Set forth in Exhibit 5-1	ALPS ALPINE CO., LTD. Tenth Series of Share Acquisition Rights	Set forth in Exhibit 5-2

2.

With respect to the allotment of the share acquisition rights to be delivered pursuant to the provisions of the preceding paragraph, Alps Electric shall allot to the holders of the share acquisition rights listed in (i) through (v) set out in Section 1 of the table in the preceding paragraph, which have been issued by Alpine at the Record Time, the share acquisition rights of Alps Electric listed in (i) through (v) in Section 2 of such table at the ratio of one share acquisition right of Alps Electric to one share acquisition right of Alpine held by such holders of share acquisition rights of Alpine.

Article 3. Amendment and Addition to Exhibits of the Original Agreement

1.	Alps Electric and Alpine agree to make the following amendments:

“Alps Electric Co., Ltd. Fifth Series of Share Acquisition Rights” in Exhibit 1-2 of the Original Agreement to “ALPS ALPINE CO., LTD. Sixth Series of Share Acquisition Rights”;

“Alps Electric Co., Ltd. Sixth Series of Share Acquisition Rights” in Exhibit 2-2 of the Original Agreement to “ALPS ALPINE CO., LTD. Seventh Series of Share Acquisition Rights”;

“Alps Electric Co., Ltd. Seventh Series of Share Acquisition Rights” in Exhibit 3-2 of the Original Agreement to “ALPS ALPINE CO., LTD. Eighth Series of Share Acquisition Rights”; and

“Alps Electric Co., Ltd. Eighth Series of Share Acquisition Rights” in Exhibit 4-2 of the Original Agreement to “ALPS ALPINE CO., LTD. Ninth Series of Share Acquisition Rights.”

2.	Alps Electric and Alpine agree to add Exhibit 5-1 attached to this MOU as Exhibit 5-1 of the Original Agreement and Exhibit 5-2 attached to this MOU as Exhibit 5-2 of the Original Agreement.

Article 4. Effect of Other Provisions of the Original Agreement

Other than the matters provided in the preceding three Articles, the provisions of the Original Agreement will not be revised or amended in any way by the execution of this MOU, and will continue to have effect as previously set forth.

Article 5. Matters Not Provided For

Matters not provided for herein will be in accordance with the provisions of the Original Agreement.

In witness whereof, both parties have caused this MOU to be signed and sealed in duplicate, and each party shall retain one original.

July 27, 2018

Alps Electric:
Alps Electric Co., Ltd.
1-7, Yukigaya-otsukamachi, Ota-ku, Tokyo, Japan
Toshihiro Kuriyama,
Representative Director and President
Alpine:
Alpine Electronics, Inc.
1-7, Yukigaya-otsukamachi, Ota-ku, Tokyo, Japan
Nobuhiko Komeya,
President

Exhibit 5-1

Alpine Electronics, Inc. Fifth Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

Alpine Electronics, Inc. Fifth Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alpine Electronics, Inc. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 100 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	x	Ratio of share split or share consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

The amount to be paid in for each share acquisition right shall be calculated through the Black-Scholes model on the Allotment Date. Such amount shall be the fair value of the share acquisition right, and accordingly, in accordance with the provisions of Article 246, paragraph (2) of the Companies Act, the claim for remuneration held by the person who receives an allotment against the Company shall be set off against the amount to be paid in with respect to the share acquisition rights (obligation).

5.	Exercise Period of Share Acquisition Rights

July 24, 2018 to July 23, 2058

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director (excluding non-executive directors and directors who are audit and supervisory committee members) of the Company.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

July 23, 2018

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition

Rights and Other Measures If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company.

End

Exhibit 5-2

ALPS ALPINE CO., LTD. Tenth Series of Share Acquisition Rights

1.	Name of Share Acquisition Rights

ALPS ALPINE CO., LTD. Tenth Series of Share Acquisition Rights

2.	Class and Number of Shares to be Issued upon Exercise of Share Acquisition Rights

The class of shares to be issued upon exercise of the share acquisition rights shall be common share of Alps Electric Co., Ltd. (the “Company”), and the number of shares to be issued upon exercise of each share acquisition right (the “Number of Shares Granted”) shall be 68 shares.

If the Company conducts a share split (including an allotment without consideration (musho wariate) of common shares of the Company; the same shall apply to all references to the share split herein) or a share consolidation of common shares of the Company after the date on which the Company allots share acquisition rights as set forth in Section 12 below (the “Allotment Date”), the Number of Shares Granted shall be adjusted by using the following formula; provided, however, that such adjustment shall only apply to the number of shares to be issued upon exercise of the share acquisition rights which have not been exercised at the time of the adjustment and fractions less than one (1) share resulting from the adjustment shall be rounded down:

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	x	Ratio of share split or share consolidation

The Number of Shares Granted after adjustment shall apply, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that if the Company conducts a share split on the condition that the proposal to decrease the amount of surplus and increase stated capital or capital reserves will be approved at a general meeting of shareholders of the Company, and the record date for such share split is set to be any date on or before the close of such general meeting of shareholders, the Number of Shares Granted after adjustment shall apply on and after the day immediately following the close of such general meeting of shareholders.

In addition to the above, if the Company conducts a merger, company split or share exchange after the Allotment Date or if any other similar event occurs that makes it necessary to adjust the Number of Shares Granted, the Company may adjust the Number of Shares Granted as deemed necessary by the board of directors of the Company.

3.	Value of Property to be Contributed upon Exercise of Share Acquisition Rights

The value of property to be contributed upon exercise of each share acquisition right shall be one (1) yen per share to be acquired upon exercise of the relevant share acquisition right, multiplied by the Number of Shares Granted.

4.	Method of Calculating Amount to be Paid in for Share Acquisition Right

No payment of money shall be required.

5.	Exercise Period of Share Acquisition Rights

January 1, 2019 to July 23, 2058

6.	Conditions for Exercise of Share Acquisition Rights

(i)

A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director (excluding non-executive directors and directors who are audit and supervisory committee members) of Alpine Electronics, Inc.

(ii)

Notwithstanding the provisions of paragraph (i) above, if the general meeting of shareholders of the Company approves a proposal for the approval of a merger agreement under which the Company becomes a disappearing company, a proposal for the approval of a company split agreement or company split plan under which the Company becomes the company splitting, or a proposal for the approval of a share exchange agreement or share transfer plan under which the Company becomes a wholly owned subsidiary (if a resolution of the general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), a holder of the share acquisition rights may exercise his or her share acquisition rights only during the thirty (30) -day period from the day immediately following the date of such approval; provided, however, that this shall not apply to the case where share acquisition rights of a reorganized company are to be delivered to the holders of share acquisition rights in accordance with the matters related to the delivery of share acquisition rights in connection with the reorganizations set forth in Section 10 below.

(iii)	Each holder of the share acquisition rights shall collectively exercise all of the share acquisition rights allotted to himself or herself.

(iv)	In the event of the death of the holder of the share acquisition rights, his or her heir may exercise such share acquisition rights.

(v)	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

7.	Matters concerning Stated Capital and Capital Reserves to be Increased due to Issuance of Shares upon Exercise of Share Acquisition Rights

(i)

The amount of stated capital to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be half of the maximum limit of stated capital increase, as calculated in accordance with the Regulation on Accounting of Companies, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(ii)

The amount of capital reserves to be increased due to the issuance of shares upon exercise of the share acquisition rights shall be the amount calculated by deducting the amount of stated capital to be increased, as provided for in (i) above, from the maximum limit of stated capital increase, as also provided for in (i) above.

8.	Matters concerning Acquisition of Share Acquisition Rights

If any of the proposals set forth in (i), (ii), (iii), (iv) or (v) below is approved at a general meeting of shareholders of the Company (or, if a resolution of a general meeting of shareholders is not required, upon a resolution of the board of directors of the Company), the Company may acquire the share acquisition rights without consideration on the date to be separately determined by the board of directors of the Company:

(i)	Proposal for the approval of a merger agreement under which the Company will become a disappearing company;

(ii)	Proposal for the approval of a company split agreement or company split plan under which the Company will become the company splitting;

(iii)	Proposal for the approval of a share exchange agreement or share transfer plan under which the Company will become a wholly owned subsidiary;

(iv)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of any shares issued or to be issued by the Company shall require the approval of the Company; and

(v)

Proposal for the approval of an amendment to the Articles of Incorporation in order to establish a provision providing that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the share acquisition rights shall require the approval of the Company or that the Company may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

9.	Restrictions on Acquisition of Share Acquisition Rights through Transfer

The share acquisition rights cannot be acquired through transfer, unless such acquisition is approved by a resolution of the board of directors of the Company.

10.	Matters concerning Delivery of Share Acquisition Rights in connection with Reorganization

If the Company conducts a merger (limited to the case where the Company is disappearing due to the merger), an absorption-type or incorporation-type company split (in both cases, limited to the case where the Company becomes the company splitting), or a share exchange or transfer (in both cases, limited to the case where the Company becomes a wholly-owned subsidiary) (collectively, the “Reorganization”), the Company shall, in each of the above cases, deliver share acquisition rights of the relevant stock company from among those listed in “a” through “e” of Article 236, paragraph (1), item (viii) of the Companies Act (the “Reorganized Company”) to the holders of the share acquisition rights remaining unexercised immediately before the effective date of the relevant Reorganization (the “Remaining Share Acquisition Rights”) (the effective date of the relevant Reorganization shall mean, in the case of an absorption-type merger, the date on which the merger becomes effective; in the case of a consolidation-type merger, the date of the establishment of a newly-incorporated company through such consolidation-type merger; in the case of an absorption-type company split, the date on which the absorption-type company split becomes effective; in the case of an incorporation-type company split, the date of the establishment of a newly-incorporated company through such incorporation-type company split; in the case of a share exchange, the date on which the share exchange becomes effective; and in the case of a share transfer, the date of the establishment of a wholly-owning parent company through such share transfer; the same shall apply hereinafter); provided, however, that the foregoing shall be on the condition that the delivery of such share acquisition rights by the Reorganized Company in accordance with each of the following items is stipulated in an absorption-type merger agreement, a consolidation-type merger agreement, an absorption-type company split agreement, an incorporation-type company split plan, a share exchange agreement or a share transfer plan.

(i)	Number of share acquisition rights of the Reorganized Company to be delivered

A number equal to the number of the Remaining Share Acquisition Rights held by the holder of the share acquisition rights shall be delivered to such holder.

(ii)	Class of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

Common share of the Reorganized Company

(iii)	Number of shares of the Reorganized Company to be issued upon exercise of share acquisition rights

To be determined in accordance with Section 2 above, taking into consideration, among other matters, the terms and conditions of the Reorganization.

(iv)	Value of property to be contributed upon exercise of each share acquisition right

The value of property to be contributed upon exercise of each share acquisition right to be delivered shall be the amount obtained by multiplying (x) the exercise price after Reorganization set forth below by (y) the number of shares of the Reorganized Company to be issued upon exercise of each of such share acquisition rights as determined in accordance with (iii) above. The exercise price after Reorganization shall be one (1) yen per share of the Reorganized Company to be acquired upon exercise of each of the delivered share acquisition rights.

(v)	Exercise period of share acquisition rights

From and including the later of (x) the commencement date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above or (y) the effective date of the Reorganization, to and including the expiration date of the period during which the share acquisition rights may be exercised as provided for in Section 5 above.

(vi)	Matters concerning stated capital and capital reserves to be increased due to issuance of shares upon exercise of share acquisition rights

To be determined in accordance with Section 7 above.

(vii)	Restrictions on acquisition of share acquisition rights through transfer

The share acquisition rights may not be acquired through transfer unless such acquisition is approved by the Reorganized Company.

(viii)	Conditions for exercise of share acquisition rights

To be determined in accordance with Section 6 above.

(ix)	Provisions concerning acquisition of share acquisition rights

To be determined in accordance with Section 8 above.

11.	Handling of Fractions Less than One (1) Share resulting from Exercise of Share Acquisition Rights

If the number of shares to be acquired by the holders of the share acquisition rights who have exercised their share acquisition rights includes any fraction less than one (1) share, such fraction shall be rounded down.

12.	Allotment Date of Share Acquisition Rights

January 1, 2019

13.	Treatment after Exercise of Share Acquisition Rights

Immediately after the exercise procedure has been completed, the Company shall carry out the procedure necessary to have the shares acquired by a holder of the share acquisition rights upon exercise of the share acquisition rights entered or recorded in the account established by such holder of the share acquisition rights under his or her name with the Financial Instruments Business Operator, etc. designated by the Company.

14.	Treatment of the Replacement of the Provisions of These Terms and Conditions of Share Acquisition Rights and Other Measures

If it becomes necessary to replace any of the provisions of these terms and conditions of the share acquisition rights or to take other measures, the Company may amend these terms and conditions with respect to the handling of any related matters in a manner that the Company deems appropriate pursuant to the provisions of the Companies Act and other relevant laws and regulations and in accordance with the objectives of the share acquisition rights, and such amendment shall comprise a part of these terms and conditions.

15.	Public Notification of Terms and Conditions

The Company shall maintain a certified copy of these terms and conditions for the issuance of the share acquisition rights at its head office and make such copy available to the holders of the share acquisition rights for review during its business hours.

16.	Other

The decision of the details of the issuance and allotment of the share acquisition rights, the performance and other handling of the procedures necessary to issue the share acquisition rights, and any affairs necessary for the issuance of the share acquisition rights shall be left entirely to the Human Resources Department of the Company or other departments that have jurisdiction.

End

Attachment 4

Assumptions and Disclaimers, etc. of SMBC Nikko’s Analysis of Share Exchange Ratio and Fairness Opinion

In preparing its analysis regarding the Share Exchange Ratio set forth in the Share Exchange Agreement (the “SMBC Nikko Analysis”) and its opinion, dated as of the date thereof, on the fairness of the Share Exchange Ratio from the financial viewpoint to the holders of common shares of Alpine other than the Controlling Shareholder and Others (the “SMBC Nikko Fairness Opinion”), SMBC Nikko has relied upon and assumed the accuracy and completeness of all information that SMBC Nikko took into account in the consideration or was provided to SMBC Nikko or was discussed with Alpine or Alps Electric or was publicly available or otherwise reviewed by or for SMBC Nikko. SMBC Nikko has not independently verified nor has SMBC Nikko assumed responsibility or liability for independently verifying any such information or its accuracy or completeness and has assumed that the management of each of Alpine and Alps Electric is unaware of any fact or circumstance that would make such information inaccurate or misleading.

The foregoing summary is not a complete description of all analyses performed and factors considered by SMBC Nikko in connection with the SMBC Nikko Analysis and the SMBC Nikko Fairness Opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. SMBC Nikko believes that its analyses, a portion of which is summarized above, must be considered as a whole and that selecting portions of its analyses or focusing on information presented in tabular format could create an incomplete view of the processes underlying SMBC Nikko’s analyses and opinion. In conducting the SMBC Nikko Analysis and arriving at the SMBC Nikko Fairness Opinion, SMBC Nikko did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

In conducting the SMBC Nikko Analysis and arriving at the SMBC Nikko Fairness Opinion, SMBC Nikko has not conducted any independent assessment, appraisal, valuation or research (including environmental research for properties; same shall apply hereunder) concerning the assets or liabilities of Alpine, Alps Electric, and affiliates of either of them (including derivative products, off-BS assets and liabilities, and other contingent liabilities), let alone analysis and assessment of each asset item or each liability item, and SMBC Nikko has never conducted independent verifications to see whether each one of the items does really exist or not; also SMBC Nikko has not received any reports of appraisal, valuation, research, or verification regarding real existence for each of the items. Nor has SMBC Nikko conducted any credit evaluation for Alpine or Alps Electric under the applicable laws and regulations, concerning such points as bankruptcy, insolvency or the like. As to the financial projections and other forecast information of Alpine and Alps Electric that SMBC Nikko was provided, SMBC Nikko took them as is as the basis of its outlook, assuming that they were reasonably prepared or provided by Alpine and Alps Electric as per the best estimation and judgment of respective management, and that the financial condition of Alpine and Alps Electric each would undergo a transition just in accordance with the said projections and forecast. SMBC Nikko has relied on the projections and related materials, without having conducted any independent research to verify them, in conducting the SMBC Nikko Analysis and arriving at the SMBC Nikko Fairness Opinion. SMBC Nikko notes that SMBC Nikko does not guarantee that the said financial projections are feasible, or that the actual results should be close to the projections. It is reasonably expected that the common shares of Alpine would be delisted in accordance with the Securities Listing Regulations of TSE after the completion of the Share Exchange, but SMBC Nikko notes that SMBC Nikko did not take into account whether common shares of Alps Electric might be delisted or not, and also that SMBC Nikko did not take into account whether there would be any impact from such delisting on Alpine and Alpine’s shareholders as well as the degree of impact if any, in conducting the SMBC Nikko Analysis and arriving at the SMBC Nikko Fairness Opinion. Also, in conducting the SMBC Nikko Analysis and arriving at the SMBC Nikko Fairness Opinion, SMBC Nikko has assumed that all material information of Alpine and Alps Electric has been adequately disclosed, that all material information of Alpine and Alps Electric has adequately been reflected in the market price of respective share, and that there is no more material information yet to be announced or disclosed that could adversely affect the market price of Alpine or Alps Electric share.

SMBC Nikko is not a legal, accounting or tax expert and has not conducted any independent consideration and analysis concerning the legality and validity of the Share Exchange as well as concerning the adequacy in handling tax or accounting in conducting the SMBC Nikko Analysis and arriving at the SMBC Nikko Fairness Opinion, so SMBC Nikko has assumed that the Share Exchange will be consummated properly and effectively in accordance with all adequate procedures in terms of legal, accounting and tax. Also, SMBC Nikko notes that SMBC Nikko did not take into account the impact from the Share Exchange on Alpine and other transaction counterparties in terms of tax.

SMBC Nikko has also assumed that (i) all governmental, regulatory or other permits and consents (contractual or otherwise) necessary to consummate the Share Exchange will be received during a period and under the terms that would never negatively affect the business and the expected profitability of Alpine and Alps Electric after the Share Exchange, (ii) the Share Exchange is a tax qualified share exchange in compliance with the Japanese corporation tax law, and (iii) the Share Exchange will be consummated all in accordance with the terms and conditions set forth in the Share Exchange Agreement, without any waiver, amendment or change concerning all material conditions and agreements set forth in the Share Exchange Agreement and the detail of rights and obligations related to the target business (more specifically rights and obligations regarding the related assets, liabilities, contracts, employees, etc.) as presented by Alpine and Alps Electric. SMBC Nikko was not obligated to, so has not conducted any independent research concerning the above assumed points. SMBC Nikko also has assumed that the final executed Share Exchange Agreement will not differ in any material respect from the draft Share Exchange Agreement reviewed by SMBC Nikko.

The SMBC Nikko Analysis and the SMBC Nikko Fairness Opinion are based on the financial and capital markets, economic and other conditions as of the date thereof (except as otherwise stated in the SMBC Nikko Analysis), and SMBC Nikko relies on the information made available to SMBC Nikko or SMBC Nikko managed to obtain by the date thereof. Although the SMBC Nikko Analysis and the SMBC Nikko Fairness Opinion might be affected by future changes in conditions, SMBC Nikko does not assume any obligation to revise, change, or supplement them. Also, the SMBC Nikko Analysis and the SMBC Nikko Fairness Opinion do not include inference or suggestion of SMBC Nikko’s future opinion after the date thereof.

SMBC Nikko has prepared and is submitting the SMBC Nikko Analysis and the SMBC Nikko Fairness Opinion herewith in response to Alpine’s request. As a financial advisor to Alpine concerning the Share Exchange, SMBC Nikko has received, and will receive fees from Alpine for its services (the substantial part of such fees is contingent on the consummation of the Share Exchange). Alpine has agreed to reimburse SMBC Nikko’s expenses and indemnify SMBC Nikko against certain liabilities arising out of its engagement. SMBC Nikko and its affiliates in the past have traded and may actively trade or possibly would trade for or with Alpine, Alps Electric, or affiliates of either of them, for investment banking business, securities/financial instruments-related business, and commercial banking business, and have received or in the future might receive fees for such services. Also, in the ordinary course of businesses, SMBC Nikko may trade the securities and various other financial instruments including derivatives of Alpine, Alps Electric, or affiliates of either of them, for own account or for customer accounts from time to time, and could own certain position relating to them. In the two year period prior to the date of the SMBC Nikko Analysis and the SMBC Nikko Fairness Opinion, SMBC Nikko and its affiliates have provided certain investment banking business, securities/financial instruments-related business, and commercial banking business to Alpine, Alps Electric, and affiliates of either of them unrelated to the Share Exchange, for which SMBC Nikko and its affiliates received compensation.

The SMBC Nikko Fairness Opinion does not express SMBC Nikko’s comment on the value or market price level of the common shares of Alpine or Alps Electric before or after the consummation of the Share Exchange. SMBC Nikko is not requested to express its opinion on the facts and/or assumptions, including the financial forecasts of Alpine and Alps Electric, that constitute the foundation to determine the Share Exchange Ratio; also

SMBC Nikko is not requested to express its opinion on Alpine’s corporate decision itself to pursue or implement the Share Exchange (including its merits and demerits as compared with other business strategic alternatives or other types of deal scheme), any terms or other aspects of the Share Exchange (other than the Share Exchange Ratio to the extent expressly specified herein), including the effectiveness of the proposed structure of the Share Exchange as well as on whether there is/are any better structure option(s) in terms of effectiveness, and on the merits and demerits of comparable structure options if any, so SMBC Nikko does not express its opinion on such points. Also, SMBC Nikko is not requested to analyze any transactions other than the Share Exchange or relative value of such transactions, neither is SMBC Nikko requested to consider how fair the Share Exchange or the proposed Share Exchange Ratio would be to the holders of securities other than common shares of Alpine as well as for the creditors and other interested parties. Hence, SMBC Nikko has not covered these aspects in the SMBC Nikko Fairness Opinion. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Share Exchange, or class of such persons, relative to the Share Exchange Ratio. Furthermore, SMBC Nikko is not obligated by Alpine or by Alpine’s board of directors to solicit indications of interest or proposals from third parties in relation to the Share Exchange and SMBC Nikko has not taken any such action. Also, SMBC Nikko is not requested to express its opinion on any specifics of the documents and methods relating to the Share Exchange, other than on the Share Exchange Ratio as specifically covered in the SMBC Nikko Fairness Opinion, so SMBC Nikko has not included any opinion on such points.

SMBC Nikko expresses no opinion or recommendation as to how the holders of common shares of Alpine should vote or take any action in connection with the Share Exchange; also the SMBC Nikko Fairness Opinion is not to make any solicitation or recommendation to Alpine’s shareholders or other interested parties as to sale or purchase of Alpine’s shares or other matters related to them.

End

Attachment 5

Assumptions and Disclaimers, etc. of SMBC Nikko’s Analysis of Share Exchange Ratio

In conducting the Final Analysis, SMBC Nikko has relied upon and assumed the accuracy and completeness of all information that SMBC Nikko took into account in the consideration or was provided to SMBC Nikko or was discussed with Alpine or Alps Electric or was publicly available or otherwise reviewed by or for SMBC Nikko. SMBC Nikko has not independently verified nor has SMBC Nikko assumed responsibility or liability for independently verifying any such information or its accuracy or completeness and has assumed that the management of each of Alpine and Alps Electric is unaware of any fact or circumstance that would make such information inaccurate or misleading.

The Final Analysis does not express SMBC Nikko’s comment on the fairness or reasonableness (financial or otherwise) of the Share Exchange Ratio or the value or market price level of the common shares of Alpine or Alps Electric before or after the consummation of the Share Exchange and other relevant matters.

The summary of the Final Analysis included in this document is not a complete description of all analyses performed and factors considered by SMBC Nikko in connection with the Final Analysis. SMBC Nikko believes that the Final Analysis, a portion of which is described in this document, must be considered as a whole and that selecting portions of its analyses or focusing on information presented in the tabular format could create an incomplete view on the Final Analysis. In conducting the Final Analysis, SMBC Nikko did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

In conducting the Final Analysis, SMBC Nikko has not conducted any independent assessment, appraisal, valuation or research (including environmental research for properties; same shall apply hereunder) concerning the assets or liabilities of Alpine, Alps Electric, and affiliates of either of them (including derivative products, off-BS assets and liabilities, and other contingent liabilities), let alone analysis and assessment of each asset item or each liability item, and SMBC Nikko has never conducted independent verifications to see whether each one of the items does really exist or not; also SMBC Nikko has not received any reports of appraisal, valuation, research, or verification regarding real existence for each of the items. Nor has SMBC Nikko conducted any credit evaluation for Alpine or Alps Electric under the applicable laws and regulations, concerning such points as bankruptcy, insolvency or the like. As to the financial projections and other forecast information of Alpine and Alps Electric that SMBC Nikko was provided, SMBC Nikko took them as is as the basis of its outlook, assuming that they were reasonably prepared or provided by Alpine and Alps Electric as per the best estimation and judgment of respective management, and that the financial condition of Alpine and Alps Electric each would undergo a transition just in accordance with the said projections and forecast. SMBC Nikko has relied on the projections and related materials, without having conducted any independent research to verify them, in conducting the Final Analysis. SMBC Nikko notes that SMBC Nikko does not guarantee that the said financial projections are feasible, or that the actual results should be close to the projections. It is reasonably expected that the common shares of Alpine would be delisted in accordance with the Securities Listing Regulations of TSE after the completion of the Share Exchange, but SMBC Nikko notes that SMBC Nikko did not take into account whether common shares of Alps Electric might be delisted or not, and also that SMBC Nikko did not take into account whether there would be any impact from such delisting on Alpine and Alpine’s shareholders as well as the degree of impact if any, in conducting the Final Analysis. Also, in conducting the Final Analysis, SMBC Nikko has assumed that all material information of Alpine and Alps Electric has been adequately disclosed, that all material information of Alpine and Alps Electric has adequately been reflected in the market price of respective share, and that there is no more material information yet to be announced or disclosed that could adversely affect the market price of Alpine or Alps Electric share.

SMBC Nikko is not a legal, accounting or tax expert and has not conducted any independent consideration and analysis concerning the legality and validity of the Share Exchange as well as concerning the adequacy in handling tax or accounting in conducting the Final Analysis, so SMBC Nikko has assumed that the Share

Exchange will be consummated properly and effectively in accordance with all adequate procedures in terms of legal, accounting and tax. Also, SMBC Nikko notes that SMBC Nikko did not take into account the impact from the Share Exchange on Alpine and other transaction counterparties in terms of tax.

SMBC Nikko has also assumed that (i) all governmental, regulatory or other permits and consents (contractual or otherwise) necessary to consummate the Share Exchange will be received during a period and under the terms that would never negatively affect the business and the expected profitability of Alpine and Alps Electric after the Share Exchange, (ii) the Share Exchange is a tax qualified share exchange in compliance with the Japanese corporation tax law, and (iii) the Share Exchange will be consummated all in accordance with the terms and conditions set forth in the Share Exchange Agreement, without any waiver, amendment or change concerning all material conditions and agreements set forth in the Share Exchange Agreement and the detail of rights and obligations related to the target business (more specifically rights and obligations regarding the related assets, liabilities, contracts, employees, etc.) as presented by Alpine and Alps Electric. SMBC Nikko was not obligated to, so has not conducted any independent research concerning the above assumed points.

The Final Analysis is based on the financial and capital markets, economic and other conditions as of the analysis reference date (except as otherwise stated in the Final Analysis), and SMBC Nikko relies on the information made available to SMBC Nikko or SMBC Nikko managed to obtain by the analysis reference date. Although the Final Analysis might be affected by future changes in conditions, SMBC Nikko does not assume any obligation to revise, change, or supplement them. Also, the Final Analysis does not include inference or suggestion of SMBC Nikko’s future opinion after the analysis reference date.

SMBC Nikko has conducted the Final Analysis herewith in response to Alpine’s request. As a financial advisor to Alpine concerning the Share Exchange, SMBC Nikko has received, and will receive fees from Alpine for its services (the substantial part of such fees is contingent on the consummation of the Share Exchange). Alpine has agreed to reimburse SMBC Nikko’s expenses and indemnify SMBC Nikko against certain liabilities arising out of its engagement. SMBC Nikko and its affiliates in the past have traded and may actively trade or possibly would trade for or with Alpine, Alps Electric, or affiliates of either of them, for investment banking business, securities/financial instruments-related business, and commercial banking business, and have received or in the future might receive fees for such services. Also, in the ordinary course of businesses, SMBC Nikko may trade the securities and various other financial instruments including derivatives of Alpine, Alps Electric, or affiliates of either of them, for own account or for customer accounts from time to time, and could own certain position relating to them.

End

Details of Financial Statements, etc. of Alps Electric Co., Ltd.

for the Most Recently Ended Fiscal Year

Business Report

(From April 1, 2017 to March 31, 2018)

1.	Current Situation of the Corporate Group

(1)	Progress of business operations and their results

In the global economy during fiscal year ended March 31, 2018, the United States saw corporate earnings and the employment situation remain firm as personal consumption continued to expand. In Europe, economic performance was strong overall. In addition to healthy performance in the Eurozone, stemming from a drop in the unemployment rate and robust corporate capital investment owing to higher exports, the United Kingdom experienced a gradual recovery in personal consumption. In China, the economy remained stable due to favorable exports and other factors, underpinned by public investment. In Japan, the gradual economic recovery continued amid solid corporate earnings and employment situation improvements.

An overview of our operating results for the fiscal year under review is as follows. The net sales stated below constitute sales made to external customers. Internal transactions have accordingly been eliminated with respect to sales between reportable segments, such that include sales from the Electronic Components Segment to the Automotive Infotainment Segment (supplying products) along with sales in the Logistics Segment to the Electronic Components Segment and Automotive Infotainment Segment (providing logistical services).

A.	Electronic Components Segment

In the electronics industry, connected, autonomous, shared & services, and electric (CASE) development activities were vigorous in the automotive market as electrical installation needs continued to increase. With regard to smartphones in the mobile market, despite a deceleration in the strong growth of the past several years, smartphones have maintained a massive presence in this market. In the Internet of Things (IoT) market, where VR-enabled products for gaming consoles are growing, governments worldwide are calling for the utilization of such products.

Amid these developments, in the Electronic Components Segment and in the second year of the 8th Mid-Term Business Plan, demand was firm overall for control and input modules and high-frequency communications products in the automotive market. In the consumer market, demand for various products for smartphones has remained high and, despite signs of a decline at the end of the fiscal year under review, was a driver of earnings throughout the year. Meanwhile, growth in products for gaming consoles remained on track, and in the energy, healthcare, industry, and the IoT (EHII) markets, we promoted concrete proposal activities in the IoT and other markets. In addition to these factors, the yen depreciated to a greater extent than initially expected over the course of the year, driving steady growth in performance.

[Automotive market]

In the automotive market within the Electronic Components Segment, the movement toward the application of electronics in automobiles accelerated further in line with the development of autonomous vehicles, while module products such as electronic shifters and door modules, products employing high-frequency communications methods such as Bluetooth®, W-LAN, and LTE, and various automotive devices including sensors performed favorably overall.

Net sales to the automotive market for the fiscal year under review (the year ended March 31, 2018) were 283.2 billion yen, a 10.6% increase year on year.

[Consumer market]

In the consumer market within the Electronic Components Segment, in the mobile market, sales of actuators for cameras remained at a high level from the beginning of the fiscal year and, despite a trend toward deceleration at the end of the fiscal year in some areas, the full year saw a year-on-year increase, as sales of switches and other component products were also steady. HAPTIC™ maintained its strength in response to the booming gaming console market as well as to deployment efforts in various markets. In the EHII markets, we developed initiatives regarding energy with leading heavy electric and electric power companies. In the IoT market, we worked with subsidiary Alps System Integration Co., Ltd., to understand needs and uncover new demand in a variety of industries.

Net sales in the consumer market for the fiscal year under review were 230.8 billion yen, a 27.1% year-on-year increase.

The above performance resulted in net sales of 514.0 billion yen (17.4% year-on-year increase) and operating profit of 52.9 billion yen (61.4% increase) in the Electronic Components Segment overall for the fiscal year under review.

B.	Automotive Infotainment Segment

In the car electronics industry, amid the acceleration in the application of electronics in automobiles, links between the automotive infotainment domain, centered on infotainment systems, and such new segments as self-driving and artificial intelligence (AI) expanded while competition intensified across a broad range of industries.

Within the Automotive Infotainment Segment operated by Alpine Electronics, Inc., the 14th Mid-Term Business Plan was formulated for the three-year period beginning in April 2017. Based on this plan, we merged domestic technology development subsidiaries to strengthen technological development capabilities and promoted efforts to improve the productivity of the three domestic manufacturing subsidiaries integrated at the beginning of the fiscal year, among other efforts, to promote structural reforms through a reorganization of the Group and build a stronger business foundation. Furthermore, to increase software performance and quality, we strengthened the capital and business alliance with C’s Lab Co., Ltd., making it a subsidiary, and commenced joint development with Konica Minolta, Inc., which is aimed at the mass production of head-up displays (HUDs) utilizing 3D augmented reality (AR) technologies developed by Konica Minolta. We also began selling the Alpine Style Customize Car. In addition to the above, amid growth in sales of Alpine-brand products made specifically for vehicles in the domestic market and sales of genuine products for European automobile manufacturers in the Chinese market, a weaker yen caused the exchange rate to be more favorable than expected at the beginning of the fiscal year, resulting in performance-exceeding initial forecasts.

As a result, net sales of 267.6 billion yen (10.5% year-on-year increase) and operating profit of

13.7 billion yen (144.2% increase) were recorded in the Automotive Infotainment Segment for the fiscal year under review.

C.	Logistics Segment

In the electronic components industry, the main market for the Logistics Segment, despite a slowdown in demand for smartphones from the beginning of the fiscal year, overall sales were strong due to increased production of automotive-related products and smartphones.

Based on these demand trends, Alps Logistics Co., Ltd., expanded its bases, warehouses, and networks globally; engaged in sales activities aimed at developing customers in new markets and expanding commission areas; attempted to increase freight volumes; and made an effort to increase productivity in the transportation, warehousing, and forwarding businesses. In Japan, a warehouse was constructed in the city of Funabashi, Chiba Prefecture, to respond to expected future expansion in the forwarding business. We also completed construction on a large warehouse in Kazo, Saitama Prefecture in May 2018. Overseas, we endeavored to expand warehousing capacity by reorganizing warehouses in line with business expansion in Hong Kong, we opened a branch in Chongqing, China, and established local subsidiaries in Hanoi, Vietnam, and Gurugram, just outside New Delhi, India. In North America, meanwhile, we opened a sales office in Dallas, Texas, and established our second local subsidiary in Mexico.

The above resulted in net sales of 64.6 billion yen (5.7% year-on-year increase) and operating profit of 4.9 billion yen (3.0% decrease) in the Logistics Segment for the fiscal year under review.

Accordingly, on a consolidated basis encompassing the three aforementioned business segments and others segment, ALPS ELECTRIC CO., LTD. (the “Company”) and its consolidated subsidiaries (collectively, the “Alps Group” or the “Group”) recorded net sales of 858.3 billion yen (a 13.9% year-on-year increase), operating profit of 71.9 billion yen (62.0% increase), ordinary profit of 66.7 billion yen (56.2% increase), and profit attributable to owners of parent of 47.3 billion yen (35.7% increase).

During the fiscal year under review, the average exchange rate of the Japanese yen was 110.85 yen to the US dollar and 129.70 yen to the euro. As such the yen depreciated by 2.47 yen to the US dollar, and by 10.91 yen to the euro, compared with the previous fiscal year.

(2)	Capital investments and financing of the corporate group

The Alps Group made capital investment particularly geared to upgrading and rationalizing production facilities backed by aims that include handling new products, ensuring quality sufficient to satisfy customers, and reducing costs. This has involved thoroughly scrutinizing investment projects and holding off on nonessential undertakings.

With respect to the Electronic Components Segment, at our respective business locations in Japan and overseas, we have invested a total of 61.2 billion yen, amounting to 24.1 billion yen more than in the previous fiscal year, particularly in mechanical equipment and dies, largely with the aims of handling increased manufacturing of new products, rationalizing operations, and enhancing our production framework.

In the Automotive Infotainment Segment, we have invested a total of 8.6 billion yen, amounting to 0.6 billion yen more than in the previous fiscal year, with a focus on strategic investment encompassing development of new products.

In the Logistics Segment, we have invested a total of 5.5 billion yen, 3.5 billion yen more than in the previous fiscal year, particularly in buildings and vehicles with the aim of upgrading business sites and warehouses located in Japan and overseas.

As a result of the above, during the fiscal year under review, a total of 76.1 billion yen, amounting to 28.4 billion yen more than in the previous fiscal year, was invested in the Alps Group, including other investment made by subsidiaries and elimination of consolidated accounts.

The Alps Group’s working capital and capital investment funds have been procured mainly through cash flows from operating activities. As of March 31, 2018, outstanding debt was 70.4 billion yen, 7.1 billion yen higher than a year earlier, comprising 36.8 billion yen in short-term loans payable, 0.6 billion yen lower, for ensuring consistent working capital, and 33.6 billion yen in long-term loans payable, 7.7 billion yen higher, largely to ensure funds for R&D and capital investment geared to establishing a business platform for the future.

(3)	Issues to address

The Alps Group operates in a business environment beset with mounting uncertainties that make it very difficult to project the outlook ahead. Nevertheless, we anticipate growing demand involving the electronic products and automotive realms going forward, amid a situation where rising demand in emerging countries acts as a driving force over the medium- to long-term, which is in addition to trends involving a shift to products that offer more in terms of high performance and multifunctionality in developed countries.

In our Electronic Components Segment we anticipate expansion going forward, particularly given rising trends in markets that include the automotive market where electronics are becoming increasingly important, the smartphone market which is buoyed by strong demand for high-performance parts despite slowing growth, and the up and coming virtual reality (VR) market. We will keep coming up with products that offer substantial competitive advantages, drawing on the three technological domains of HMI (human-machine interface), sensors and connectivity, while accordingly meeting needs with respect to such products. We will create top-ranking products by redoubling our efforts with respect to enlisting our technology, sales, and manufacturing divisions in collaborative efforts geared to speeding up development while improving productivity and quality.

In addition, with our customers extending their operations to various regions worldwide, we now face the urgent task of upgrading and establishing a more robust and flexible production framework amid a scenario of intense demand volatility over short intervals with respect to certain products. Accordingly, we are improving our production sites in Japan and overseas, while also heightening productivity of our operations, including those of the back-office divisions, and thereby bolstering our profitability. We will also work to establish business platforms in part by developing unique products and promoting collaborations and alliances with other companies, within a wide range of business formats across the expansive range of the EHII markets.

The current automobile industry has entered an era of great change, which some people say occurs once a century. Particularly, in four areas called CASE (Connected, Autonomous, Shared & Services, Electric), significant changes that are unseen in other industries are taking place, including a connection to the Internet (Connected), autonomous driving (Autonomous), sharing services (Shared & Services) and the shift to electrically driven vehicles. In addition, as epitomized by the advancement of IT companies into the automobile industry, movement of alliances beyond the framework of the automobile industry is being accelerated much more dramatically than before.

In this business segment, while the concentration of management resources into CASE will continue to be a trend in the entire automobile industry in the fiscal year ending March 31, 2019 and the following years, and suppliers of HMI (human-machine interface), etc. aren’t just developing the module products; they are also being called upon to propose HMI systems for the entire vehicle. In light of this rapidly changing market environment for in-car equipment, the development of new products through the fusion of strengths of Alps Electric Co., Ltd. (the “Company”) and Alpine Electronics, Inc. and the reduction of time to market are both pressing tasks. This business segment will deal with these tasks swiftly and respond to the expectations of customers by speeding up the business integration with Alpine Electronics, Inc. and steadily generating synergies.

In the Logistics Segment, we anticipate ongoing growth going forward with respect to the electronic components industry, the main target market, as a result of increasing use of electronics in various devices and cars, and also as a result of growing demand in emerging countries. On the other hand, customer requirements in terms of logistics reform are becoming increasingly sophisticated and diverse as they shift operations to optimal production sites and overseas in response to changing products and markets, and make progress in rationalizing production and sales due to pricing competition of electronic products and components.

Amid this business environment, we embarked on our 3rd Mid-Term Business Plan extending for three years beginning in the fiscal year ended March 31, 2017, with respect to the Company and its Japanese and overseas subsidiaries whose operating domain encompasses business related to electronic components. Our basic policy for the medium term has involved engaging in efforts geared to achieving consolidated net sales of 100.0 billion yen and strengthening our business foundation to prepare for making a leap to the next stage of business, by pursuing the best form of logistics for each customer and accelerating our growth on a global scale. We successfully achieved consolidated net sales of 100.0 billion yen in the fiscal year ended March 31, 2018, and established a Next Actions business policy for the fiscal year stated as “taking on sophisticated logistics QCDS challenges,” continuing forward in the fiscal year ending March 31, 2019 which is the final fiscal year of the Mid-Term Business Plan. In the Logistics Segment, our medium- and short-term management plan contains target business indicators, and accordingly sets net sales and operating profit targets for individual businesses and geographic regions. As such, we will take steps to achieve these targets by implementing the PDCA (plan–do–check– act) cycle approach to management. In addition, we will work to achieve further growth on a worldwide basis in respective electronic components-related and consumer-related fields of business by promoting strategies and measures geared to achieving growth. In that regard, we have set targets in terms of our percentage of external sales (the proportion of overall sales made to entities outside the Alps Group) and our percentage of overseas sales, to act as indexes for gauging the extent to which we are achieving global growth.

In addition, our other subsidiaries will also contribute to earnings largely by adding strength to our initiatives for promoting sales to companies outside the Group.

(4)	Assets and profit (loss) of the corporate group

Category		82nd fiscal year (FY2014)	83rd fiscal year (FY2015)	84th fiscal year (FY2016)	85th fiscal year (Fiscal year under review) (FY2017)
Net sales	(Millions of yen)	748,614	774,038	753,262	858,317
Operating profit	(Millions of yen)	53,534	52,327	44,373	71,907
Ordinary profit	(Millions of yen)	57,594	50,038	42,725	66,717
Profit attributable to owners of parent	(Millions of yen)	34,739	39,034	34,920	47,390
Basic earnings per share	(Yen)	193.81	206.64	178.25	241.91
Total assets	(Millions of yen)	570,482	562,856	602,961	671,799
Net assets	(Millions of yen)	283,700	331,764	361,114	415,872

(Note)

Earnings per share is calculated as the average total number of issued shares during the period. Basic earnings per share are calculated based on the average total number of issued shares during the period, excluding the average number of shares of treasury shares during the period.

(5)	Principal business segments of the corporate group

The Alps Group engages in business related to four business segments: the Electronic Components, Automotive Infotainment, Logistics and Others Segments. The principal products and services of those respective business segments are listed as follows.

(As of March 31, 2018)
Business segment	Principal products
Electronic Components	Automotive market	Instrument panel control units, door control modules, steering modules, keyless entry systems, switches, encoders, multi control devices, TACT switch™, communication modules, sensors, current sensors, potentiometers, touch input devices, connectors, aspherical glass lens, HAPTIC™ reactor, etc.
	Consumer and other markets	Actuators, switches, encoders, multi control devices, potentiometers, connectors, aspherical glass lens, touch input devices, power inductors, printers, communication modules, sensors, current sensors, TACT switch™, toroidal coil, HAPTIC™ reactor, etc.

Automotive Infotainment	Car audio products (CD players, amplifiers, audio processors, digital radios, speakers), automotive information and communications products (car navigation systems, AV systems, integrated AVN systems (car audio/visual/navigation), display products, DVD products, camera systems and other peripheral devices), other products (replacement parts and other accessories)

Logistics	Integrated logistics services including transportation, warehousing, and forwarding, as well as materials procurement and sales

Others	Systems development, office services, finance & leasing operations, etc.

(6)	Principal offices and plants of the corporate group

A.	The Company

(As of March 31, 2018)

Head office	1-7, Yukigaya-Otsukamachi, Ota-ku, Tokyo

Branch office	KANSAI BRANCH: 3-18-14, Izumi-cho, Suita City, Osaka

Sales bases

IWAKI OFFICE (Iwaki City, Fukushima Prefecture), UTSUNOMIYA OFFICE (Utsunomiya City, Tochigi Prefecture), ATSUGI OFFICE (Atsugi

City, Kanagawa Prefecture), HAMAMATSU OFFICE (Hamamatsu City,

Shizuoka Prefecture), NAGOYA OFFICE (Nagoya City, Aichi Prefecture), HIROSHIMA OFFICE (Hiroshima City, Hiroshima Prefecture), FUKUOKA OFFICE (Fukuoka City, Fukuoka Prefecture)

Plants	FURUKAWA PLANT (Osaki City, Miyagi Prefecture), FURUKAWA PLANT 2 (Osaki City, Miyagi Prefecture), WAKUYA PLANT (Tohda-gun, Miyagi Prefecture), KAKUDA PLANT (Kakuda City, Miyagi Prefecture), ONAHAMA PLANT (Iwaki City, Fukushima Prefecture), TAIRA PLANT (Iwaki City, Fukushima Prefecture), NAGAOKA PLANT (Nagaoka City, Niigata Prefecture)

R&D bases	SENDAI R&D CENTER (Sendai City, Miyagi Prefecture), FURUKAWA R&D CENTER (Osaki City, Miyagi Prefecture)

B.	Subsidiaries

(As of March 31, 2018)
Overseas	ALPS ELECTRIC (NORTH AMERICA), INC.	Santa Clara, U.S.A.
	ALPS ELECTRIC EUROPE GmbH	Unterschleissheim, Germany
	ALPS ELECTRIC KOREA CO., LTD.	Gwangju, Korea
	ALPS (CHINA) CO., LTD.	Beijing, P.R. of China
	NINGBO ALPS ELECTRONICS CO., LTD.	Ningbo City, Zhejiang, P.R. of China
	WUXI ALPS ELECTRONICS CO., LTD.	Wuxi City, Jiangsu, P.R. of China
	DONGGUAN ALPS ELECTRONICS CO., LTD.	Dongguan City, Guangdong, P.R. of China
	ALPINE ELECTRONICS OF AMERICA, INC.	Torrance, U.S.A.
	ALPINE ELECTRONICS MANUFACTURING OF EUROPE, LTD.	Biatorbagy, Hungary
	ALPINE ELECTRONICS (CHINA) CO., LTD.	Beijing, P.R. of China

Domestic	Alpine Electronics, Inc.	Ota-ku, Tokyo

(7)	Employees (As of March 31, 2018)

A.	Employees of the corporate group

Business category	Number of employees	Increase (decrease) from previous fiscal year-end
Electronic Components	22,260	Decreased by 428
Automotive Infotainment	13,175	Increased by 216
Logistics	5,710	Increased by 380
Others	1,144	Increased by 68
Total	42,289	Increased by 236

B.	Employees of the Company

Number of Employees	Increase (decrease) from previous fiscal year-end	Average age	Average years of service
5,590	Increased by 2	43.1 years old	19.8 years

(Note)	The number of employees represents the number of persons in employment. (Exclude individuals seconded from the Alps to outside.)

(8)	Important subsidiaries (As of March 31, 2018)

Name of companies	Address	Capital stock	Main business	Ownership percentage of voting rights (%)	Relationship
ALPS ELECTRIC (NORTH AMERICA), INC.	Santa Clara, U.S.A.	Thousands of USD 36,439	Manufacture and sale of electronic products and components	100	The Company sells its components, and both entities sell the other’s products. Concurrent posts held by officers, etc.: Yes
ALPS ELECTRIC EUROPE GmbH	Unterschleis sheim, Germany	Thousands of EUR 5,500	Manufacture and sale of electronic products and components	100	The Company sells its components, and both entities sell the other’s products. Concurrent posts held by officers, etc.: Yes
ALPS ELECTRIC KOREA CO., LTD.	Gwangju, Korea	Millions of KRW 36,000	Manufacture and sale of electronic products and components	100

The Company sells its components, and both entities sell the other’s products. Also, the Company outsources product design to the entity and leases it mechanical equipment.

Concurrent posts held by officers, etc.: Yes

ALPS (CHINA) CO., LTD.	Beijing, P.R. of China	Thousands of CNY 377,117	Headquarters in China, sales of electronic devices and components	100	The Company sells its products. Concurrent posts held by officers, etc.: Yes
NINGBO ALPS ELECTRONICS CO., LTD.	Ningbo City, Zhejiang, P.R. of China	Thousands of CNY 307,253	Manufacture and sale of electronic products and components	100 (100)	The Company sells its components and purchases the subsidiary’s products. Also, the Company leases it mechanical equipment. Concurrent posts held by officers, etc.: Yes
WUXI ALPS ELECTRONICS CO., LTD.	Wuxi City, Jiangsu, P.R. of China	Thousands of CNY 286,096	Manufacture and sale of electronic products and components	100 (89.73)	The Company sells its components and purchases the subsidiary’s products. Also, the Company leases it mechanical equipment. Concurrent posts held by officers, etc.: Yes

Name of companies	Address	Capital stock	Main business	Ownership percentage of voting rights (%)	Relationship
DONGGUAN ALPS ELECTRONICS CO., LTD.	Dongguan City, Guangdong, P.R. of China	Thousands of CNY 47,808	Manufacture and sale of electronic products and components	100 (100)	The Company sells its components and purchases the subsidiary’s products. Also, the Company leases it mechanical equipment. Concurrent posts held by officers, etc.: Yes
ALPINE ELECTRONICS OF AMERICA, INC.	Torrance, U.S.A.	Thousands of USD 53,000	Sale of audio products and information & communication products	100 (100)	—
ALPINE ELECTRONICS MANUFACTURING OF EUROPE, LTD.	Biatorbagy, Hungary	Thousands of EUR 33,500	Manufacture and sale of audio products and information & communication products	100 (100)	—
ALPINE ELECTRONICS (CHINA) CO., LTD.	Beijing, P.R. of China	Thousands of CNY 823,907	Sale, development and design of audio products and information & communication products	100 (100)	—
Alpine Electronics, Inc.	Ota-ku, Tokyo	Millions of yen 25,920	Manufacture and sale of audio products and information & communication products	41.15 (0.22)	The Company sells its products and leases it office space. Concurrent posts held by officers, etc.: Yes

(Note)	Figures in parentheses in the column for ownership percentage of voting rights of subsidiaries represent the indirect ownership percentage (included in the total ownership percentage).

(9)	Major creditors (As of March 31, 2018)

(Millions of yen)
Creditor	Balance of borrowings
Sumitomo Mitsui Banking Corporation	17,040
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	9,874
Sumitomo Mitsui Trust Bank, Limited	8,390
Mitsubishi UFJ Trust and Banking Corporation	7,227

(Notes) 1.	The status of the Company’s creditors is shown above as main creditors of the Group.
2.	The Bank of Tokyo-Mitsubishi UFJ, Ltd. has changed its trade name to MUFG Bank, Ltd. as of April 1, 2018.

2.	Current Status of the Company

(1)	Matters regarding shares (As of March 31, 2018)

A.	Total number of authorized shares	500,000,000 shares
B.	Total number of issued shares (excluding 2,304,021 shares of treasury shares)	195,904,065 shares
C.	Number of shareholders	44,269
D.	Top 10 major shareholders

Name	Number of shares owned (thousands of shares)	Shareholding ratio (%)
The Master Trust Bank of Japan, Ltd. (trust account)	23,713	12.10
Japan Trustee Services Bank, Ltd. (trust account)	14,401	7.35
MITSUI LIFE INSURANCE COMPANY LIMITED	3,591	1.83
STATE STREET BANK WEST CLIENT - TREATY 505234	3,544	1.80
THE BANK OF NEW YORK MELLON SA/NV 10	3,434	1.75
Japan Trustee Services Bank, Ltd. (trust account 5)	3,292	1.68
Trust & Custody Services Bank, Ltd. (securities investment trust account)	3,156	1.61
THE BANK OF NEW YORK 132561	2,845	1.45
Nippon Life Insurance Company	2,750	1.40
Mitsui Sumitomo Insurance Company, Limited	2,517	1.28

(Notes)	1.	The shareholding ratio is calculated after deducting treasury shares.
	2.	According to a statement of large-volume holdings (report on changes) filed by Nomura Securities Co., Ltd. on March 23, 2018, the three companies Nomura Securities Co., Ltd., Nomura International plc, and Nomura Asset Management Co., Ltd. collectively own 14,787,000 shares of the Company’s stock (7.54% of total shares issued). However, these companies are not listed in the table above because the Company was unable to verify the actual number of shares they held as of March 31, 2018.
	3.	According to a statement of large-volume holdings (report on changes) filed by Sumitomo Mitsui Trust Bank, Limited on December 21, 2017, the three companies Sumitomo Mitsui Trust Bank, Limited, Sumitomo Mitsui Trust Asset Management Co., Ltd., and Nikko Asset Management Co., Ltd. collectively own 14,000,000 shares of the Company’s stock (7.14% of total shares issued). However, these companies are not listed in the table above because the Company was unable to verify the actual number of shares they held as of March 31, 2018.
	4.	According to a statement of large-volume holdings (report on changes) filed by Mitsubishi UFJ Financial Group, Inc. on October 16, 2017, the four companies The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mitsubishi UFJ Trust and Banking Corporation, Mitsubishi UFJ Kokusai Asset Management Co., Ltd., and Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. collectively own 12,097,000 shares of the Company’s stock (6.17% of total shares issued). However, these companies are not listed in the table above because the Company was unable to verify the actual number of shares they held as of March 31, 2018. The Bank of Tokyo-Mitsubishi UFJ, Ltd. has changed its trade name to MUFG Bank, Ltd. as of April 1, 2018.

5.	According to a statement of large-volume holdings (report on changes) filed by Asset Management One Co., Ltd. on August 7, 2017, Asset Management One Co., Ltd. owns 11,313,000 shares of the Company’s stock (5.77% of total shares issued). However, that company is not listed in the table above because the Company was unable to verify the actual number of shares it held as of March 31, 2018.
6.	According to a statement of large-volume holdings (report on changes) filed by Deutsche Securities Inc. on March 23, 2018, the three companies Deutsche Securities Inc., Deutsche Bank AG (London Branch), and Deutsche Asset Management (UK) Limited collectively own 10,235,000 shares of the Company’s stock (5.22% of total shares issued). However, these companies are not listed in the table above because the Company was unable to verify the actual number of shares they held as of March 31, 2018.
7.	According to a statement of large-volume holdings (report on changes) filed by Daiwa SB Investments Ltd. on May 1, 2017, Daiwa SB Investments Ltd. owns 8,800,000 shares of the Company’s stock (4.49% of total shares issued). However, that company is not listed in the table above because the Company was unable to verify the actual number of shares it held as of March 31, 2018.

(2)	Share acquisition rights

Share acquisition rights held by the Company’s officers as of the end of the fiscal year under review

	Alps Electric Co., Ltd. First Series of Share Acquisition Rights	Alps Electric Co., Ltd. Second Series of Share Acquisition Rights
Issuance resolution date	June 20, 2014	June 19, 2015
Number of share acquisition rights	251	113
Number of holders	8 Directors (excluding Directors who are Members of Audit and Supervisory Committee and Outside Directors)	9 Directors (excluding Directors who are Members of Audit and Supervisory Committee and Outside Directors)
Class and number of shares to be issued upon exercise of share acquisition right	Common shares: 25,100 shares (100 shares per share acquisition right)	Common shares: 11,300 shares (100 shares per share acquisition right)
Amount to be paid in for share acquisition right	¥141,500 per share acquisition right (¥1,415 per share)	¥395,700 per share acquisition right (¥3,957 per share)
Value of property to be contributed upon exercise of share acquisition rights	¥100 per share acquisition right (¥1 per share)	¥100 per share acquisition right (¥1 per share)
Exercise period of share acquisition rights	July 29, 2014 to July 28, 2054	July 27, 2015 to July 26, 2055
Conditions for exercise of share acquisition rights	(Note)	(Note)

	Alps Electric Co., Ltd. Third Series of Share Acquisition Rights	Alps Electric Co., Ltd. Fourth Series of Share Acquisition Rights
Issuance resolution date	June 23, 2016	June 23, 2017
Number of share acquisition rights	239	170
Number of holders	12 Directors (excluding Directors who are Members of Audit and Supervisory Committee and Outside Directors)	12 Directors (excluding Directors who are Members of Audit and Supervisory Committee and Outside Directors)
Class and number of shares to be issued upon exercise of share acquisition right	Common shares: 23,900 shares (100 shares per share acquisition right)	Common shares: 17,000 shares (100 shares per share acquisition right)
Amount to be paid in for share acquisition right	¥201,100 per share acquisition right (¥2,011 per share)	¥305,300 per share acquisition right (¥3,053 per share)
Value of property to be contributed upon exercise of share acquisition rights	¥100 per share acquisition right (¥1 per share)	¥100 per share acquisition right (¥1 per share)
Exercise period of share acquisition rights	July 22, 2016 to July 21, 2056	July 25, 2017 to July 24, 2057
Conditions for exercise of share acquisition rights	(Note)	(Note)

(Notes)	1.	A holder of the share acquisition rights may exercise his or her share acquisition rights only during the ten (10) -day period (if the tenth day is a holiday, the following business day) from the day immediately following the date on which such holder loses his or her office as director of the Company.
	2.	Any other conditions shall be stipulated in the relevant “share acquisition rights allotment agreement” to be entered into between the Company and each holder of the share acquisition rights.

(3)	Company officers

A.	Directors (As of March 31, 2018)

Name	Position and responsibility in the Company or main occupation		Status on major concurrent holding of positions
Toshihiro Kuriyama	Director and President	(Representative Director)

Takashi Kimoto	Senior Managing Director	General Manager, Sales & Marketing Headquarters

Yasuo Sasao	Managing Director	Officer in charge of Component Business and General Manager, Engineering Headquarters

Yoshitada Amagishi	Managing Director	Quality Management Executive and General Manager, Production Headquarters

Masataka Kataoka	Director, Executive Adviser		Director, Alpine Electronics, Inc. Director, Alps Logistics Co., Ltd.

Junichi Umehara	Director	Officer in charge of Human Resource, Legal & Intellectual Property, Administration Headquarters, General Manager, Corporate Export & Import Administration and General Manager, Administration Headquarters	Chairman, Alps (China) Co., Ltd.

Name	Position and responsibility in the Company or main occupation		Status on major concurrent holding of positions
Hitoshi Edagawa	Director	Production Engineering Executive, Production Headquarters

Takeshi Daiomaru	Director	Officer in charge of New Business & Consumer Module Division and Deputy General Manager, Engineering Headquarters

Akihiko Okayasu	Director	Material Control Executive, Production Headquarters

Tetsuhiro Saeki	Director	Deputy General Manager, Sales & Marketing Headquarters and General Manager, Global Sales & Marketing Operation and Officer in charge of Information Systems, Administration Headquarters

Yoichiro Kega	Director	Officer in charge of Corporate Planning, Accounting and Finance, General Affairs and Environment

Hiroyuki Sato	Director	Officer in charge of Automotive Modules and Deputy General Manager, Engineering Headquarters

Shuji Takamura	Director (Members of Audit and Supervisory Committee)	(Full-time)

Yasuhiro Fujii	Director (Members of Audit and Supervisory Committee)

Takashi Iida	Director (Members of Audit and Supervisory Committee)	Attorney at law	Outside Audit & Supervisory Board Member, SHIMADZU CORPORATION Outside Audit & Supervisory Board Member, NIPPON TELEGRAPH AND TELEPHONE CORPORATION

Hiroshi Akiyama	Director (Members of Audit and Supervisory Committee)	Attorney at law	Outside Corporate Auditor, YKK CORPORATION

Takuji Kuniyoshi	Director (Members of Audit and Supervisory Committee)	Certified public accountant

(Notes)

1.  Directors (Members of Audit and Supervisory Committee) Mr. Takashi Iida, Mr. Hiroshi Akiyama, and Mr. Takuji Kuniyoshi are Outside Directors as stipulated in Article 2, Item 15 of the Companies Act.

2. Director (Member of Audit and Supervisory Committee) Mr. Takuji Kuniyoshi is qualified as a Certified Public Accountant and has considerable knowledge in relation to finance and accounting.

3.  The Company has appointed Director (Member of Audit and Supervisory Committee) Mr. Shuji Takamura as a full-time Member of the Audit and Supervisory Committee. The Company appointed a full-time Member of Audit and Supervisory Committee so that he will attend important in-house meetings and carry out tasks that include gathering important information and receiving reports on a daily basis.

4.  The Company has designated Directors (Members of Audit and Supervisory Committee) Mr. Takashi Iida, Mr. Hiroshi Akiyama, and Mr. Takuji Kuniyoshi as independent officers as set forth by the Tokyo Stock Exchange, and has accordingly notified the Tokyo Stock Exchange in that regard.

B.	Overview of liability limitation agreement

In accordance with the provisions of Article 427, Paragraph 1 of the Companies Act, the Company enters into agreements with its Directors (excluding executive Directors, etc.) limiting their liability for damages under Article 423, Paragraph 1 of the Companies Act. Accordingly, their liability for damages under the agreements is limited to the minimum amounts stipulated by laws and regulations.

C.	Total amount of Directors’ remuneration pertaining to the current fiscal year

Total amount of remuneration by officer classification and number of officers eligible

Amounts of Directors’ remuneration are listed as follows.

Officer classification	Total amount of remuneration (Millions of yen)	Total amount of remuneration by type (Millions of yen)			Number of officers eligible
		Base remuneration	Bonus	Stock option
Director (excluding Members of Audit and Supervisory Committee) (Of which, Outside Directors)	525	316	157	51	12
	(—)	(—)	(—)	(—)	(—)
Director (Members of Audit and Supervisory Committee) (Of which, Outside Directors)	62	62	(—)	(—)	5
	(28)	(28)	(—)	(—)	(3)
Total (Of which, Outside Directors)	588	378	157	51	17
	(28)	(28)	(—)	(—)	(3)

(Notes)	1. The amount of remuneration paid to Directors (excluding Members of Audit and Supervisory Committee) does not include employee-portion salary for Directors who also serve as an employee.

2.  As of March 31, 2018, the Company has twelve (12) Directors (excluding Members of Audit and Supervisory Committee) and five (5) Directors (Members of Audit and Supervisory Committee, including three (3) Outside Directors).

3. The bonus amount is recorded as an expense in the current fiscal year.
4. The stock option amount is recorded as an expense in the current fiscal year.

D.	Outside officers

(a)	Status on major concurrent holding of positions of outside officers

Category	Name	Concurrent positions	Concurrent positions	Relationship with the Company
Director (Member of Audit and Supervisory Committee)	Takashi Iida	SHIMADZU CORPORATION NIPPON TELEGRAPH AND TELEPHONE CORPORATION	Outside Audit & Supervisory Board Member	There is no special relationship between the Company and Mr. Takashi Iida.
Director (Member of Audit and Supervisory Committee)	Hiroshi Akiyama	YKK CORPORATION	Outside Corporate Auditor	There is no special relationship between the Company and Mr. Hiroshi Akiyama.

(b)	Main activities in the fiscal year under review

•

Director (Member of Audit and Supervisory Committee) Mr. Takashi Iida attended all 12 meetings of the Board of Directors held in the fiscal year ended March 31, 2018 (attendance rate: 100%) and all 13 meetings of the Audit and Supervisory Committee (attendance rate: 100%) where he made remarks as needed from a professional perspective as an attorney at law.

•

Director (Member of Audit and Supervisory Committee) Mr. Hiroshi Akiyama attended all 12 meetings of the Board of Directors held in the fiscal year ended March 31, 2018 (attendance rate: 100%) and all 13 meetings of the Audit and Supervisory Committee (attendance rate: 100%) where he made remarks as needed from a professional perspective as an attorney at law.

•

Director (Member of Audit and Supervisory Committee) Mr. Takuji Kuniyoshi attended all 12 meetings of the Board of Directors held in the fiscal year ended March 31, 2018 (attendance rate: 100%) and all 13 meetings of the Audit and Supervisory Committee (attendance rate: 100%) where he made remarks as needed from a professional perspective as a certified public accountant.

(4)	Matters regarding Accounting Auditor

A.	Name of Accounting Auditor: Ernst & Young ShinNihon LLC

B.	Remuneration etc. for Accounting Auditor

Classification	Audit fees (Millions of yen)	Non-audit fees (Millions of yen)
The Company	332	7
Consolidated subsidiaries	327	28
Total	660	36

(Notes)	1.	Upon gaining access to the necessary documents and receiving reports from relevant units within the Company and the Accounting Auditor, the Audit and Supervisory Committee has checked matters and engaged in deliberations with respect to the content of the Accounting Auditor’s audit plans, its performance of duties with respect to corporate auditing, and the basis for its calculation of audit fee estimates. As a result, the Audit and Supervisory Committee deems such matters appropriate and accordingly provides its consent with respect to matters such as compensation of the Accounting Auditor, in accordance with Article 399, Paragraph 1 and Paragraph 3 of the Companies Act.
2.	The audit agreement does not clearly distinguish between amounts of audit fees incurred for audit services carried out pursuant to the Companies Act and those incurred for audit services carried out pursuant to the Financial Instruments and Exchange Act, nor would it be practical to do so. As such, the remuneration etc. for Accounting Auditor pertaining to the fiscal year under review represents the sum total in that regard.
3.	The Company pays consideration for non-audit services that involve providing advice in relation to the International Financial Reporting Standards (IFRS).
4.	The Company’s portion of fees includes 240 million yen in fees incurred for audit pertaining to the consolidated financial statements in relation to Form F-4 which is filed pursuant to the U.S. Securities Act with respect to our business integration with Alpine Electronics, Inc.

C.	Policies for making decisions on discharge or non-reappointment of the Accounting Auditor

The Audit and Supervisory Committee shall determine the content of proposals related to the discharge or non-reappointment of the Accounting Auditor for submission to a General Meeting of Shareholders at the committee’s discretion, particularly in the event that circumstances interfere with the Accounting Auditor’s performance of its duties.

In addition, the Accounting Auditor shall be discharged upon unanimous consent by the Members of Audit and Supervisory Committee if any of the items set forth in Article 340, Paragraph 1 of the Companies Act are applicable with respect to the Accounting Auditor.

D.	Financial statements and other related documents of the Company’s subsidiaries subject to audit by certified public accountants or audit firms other than the Company’s Accounting Auditor

Among the Company’s significant subsidiaries, the following 9 companies are audited (within the meaning of being audited as required by the Companies Act or the Financial Instruments and Exchange Act or the equivalent laws and regulations in other countries) by certified public accountants or audit firms (including such entities overseas with equivalent qualifications) other than the Company’s Accounting Auditor.

1.	ALPS ELECTRIC EUROPE GmbH

2.	ALPS ELECTRIC KOREA CO., LTD.

3.	ALPS (CHINA) CO., LTD.

4.	NINGBO ALPS ELECTRONICS CO., LTD.

5.	WUXI ALPS ELECTRONICS CO., LTD.

6.	DONGGUAN ALPS ELECTRONICS CO., LTD.

7.	ALPINE ELECTRONICS OF AMERICA, INC.

8.	ALPINE ELECTRONICS MANUFACTURING OF EUROPE, LTD.

9.	ALPINE ELECTRONICS (CHINA) CO., LTD.

(5)	Systems for ensuring the appropriateness of operations and the operating status of such systems

The following section provides details on basic policy most recently resolved by the Board of Directors in relation to putting in place systems for ensuring the appropriateness of operations and an overview of the operating status of such systems.

A.	Basic views on internal control system and progress of system development

Acknowledging the Founding Spirit (Alps Precepts) as the origin of Group management, the Company has established the Alps Group Management Paradigm (Alps Group Management Regulations, Alps Group Compliance Charter and Alps Group Environmental Charter) as well as its fundamental philosophy and action guidelines relating to compliance that apply to the Company and its subsidiaries. On this basis, the systems have been put in place for ensuring the appropriateness of operations as follows.

(a)	System for ensuring that Directors and employees of the Company and directors and employees of its subsidiaries conform to laws and regulations and to the Articles of Incorporation

(I)

To act responsibly and sensibly in the aim of fair management in keeping with the purpose of laws and regulations, social requirements and corporate ethical standards, the Company has declared a statement of fundamental compliance philosophy and action guidelines and established in-house regulations clarifying specific contents of them.

(II)

The Company nominates several candidates for Outside Directors that are independent with no interests (hereinafter referred to as “Independent Outside Directors”). To deliberate and make decisions on management policy and important managerial matters at the Board of Directors meetings that Independent Outside Directors attend, and to supervise each Director’s execution of duties, the Company has clearly defined specific contents and standards of matters to be resolved and reported in its rules for the Board of Directors and set criteria for election of candidates for Director so that a person who has ability and qualifications for such deliberation, decision-making and supervision is elected as Director at the General Meeting of Shareholders.

(III)	To assure legal compliance of resolution of the Board of Directors, the Company has put in place a check system for legal compliance of submitted proposals.

(IV) To foster sound corporate climate, the Company provides compliance education to its Officers and employees.

(V)

The Company has put in place the following structures as systems for ensuring that the performance of duties by directors and employees of its subsidiaries conforms to laws and regulations and to the Articles of Incorporation.

(i)	Subsidiaries that belong to the Electronic Components Segment

The Company has put in place a system for providing guidance and management on business management of subsidiaries that belong to the Electronic Components Segment (hereinafter referred to as “Electronic Components Segment companies”). In addition, the Company supports establishment of a structure for compliance and related activities, according to the status and other factors of the Electronic Components Segment companies.

(ii)	Alpine Electronics, Inc. and Alps Logistics Co., Ltd.

Alpine Electronics, Inc. and Alps Logistics Co., Ltd., which are the Company’s subsidiaries and listed companies and serve as the Group’s core companies of the automotive infotainment segment and the logistics segment respectively, (hereinafter referred to as “listed subsidiaries”) build a structure relating to internal controls for each of groups comprising respective segments in line with the Group’s philosophy and action guidelines. The Company has put in place a system that enables cooperation in establishment of internal control between the listed subsidiaries and the Group.

[Overview of operating status]

•	The Company has established the Alps Group Compliance Charter and compliance regulations, and has also established in-house regulations clarifying specific content thereof.

•	With respect to Directors, candidates for Director are nominated on the basis of criteria for election, and their election is proposed at the General Meeting of Shareholders.

•

The Board of Directors meetings were held twelve (12) times in the fiscal year under review. At those meetings, deliberations and decisions on important matters were made on the basis of the rules and bylaws for the Board of Directors that establish agenda content and standards, and reports on business execution were provided by the respective Directors. In addition, to assure legal compliance of resolutions of the Board of Directors, the Director in charge of administration and the compliance department perform preliminary checks of proposals to be submitted on the basis of regulations for preliminary checking.

•	The Company provides compliance education to Officers mainly upon their initial or subsequent appointment, and to employees both when they join the Company and on a regular basis.

•

The Company engages in managerial guidance and management of its subsidiaries on the basis of its regulations for business management of Electronic Components Segment companies, and provides support for activities relating to compliance and other such matters. In addition, the Company has been working to build appropriate internal controls. Efforts in this regard include entering into agreements relating to Alps Group administration and management with its listed subsidiaries and stipulating matters relating to Group operations and management, yet also maintaining independence of each listed company. These efforts also entail regularly holding Presidents Meetings, meetings of the Alps Group Audit and Supervisory Committee Liaison Committee and other such meetings, and taking steps to synergize and optimize the Group’s management.

(b)

Structure for storage and management of information on execution of duties by the Company’s Directors and report of matters regarding execution of duties by its subsidiaries’ directors, etc. to the Company

(I)	The Company has stipulated basic matters on document control in the in-house regulations, and appropriately records, stores, and manages information related to the execution of duties by Directors.

(II)

The Company has put in place the reporting system for report of matters regarding execution of duties by its subsidiaries’ directors, etc. to the Company, taking into account each company’s role, function and other factors.

[Overview of Operating Status]

•	The Company has established the rules and bylaws for the Board of Directors clarifying matters such as preparation and storage of minutes of meetings and other operations of the Board of Directors, etc. It also manages information on the basis of regulations it has established which include its document management regulations, information management regulations, and confidential information management regulations. Moreover, each of the Company’s subsidiaries report to the Company with respect to matters such as the status of their business execution on the basis of regulations for business management of Electronic Components Segment companies, and the listed subsidiaries report to the Company with respect to such matters largely on the basis of agreements relating to administration and management.

(c)	Rules and other structures for managing risks of loss of the Company and its subsidiaries

(I)

To manage risks of the Group as a whole integrally and share information, the Company has established in-house regulations on risk management and put in place the structure for management and reporting on various risks.

(II)

The Company has put in place the structure for prior deliberation with and reporting to the Company on certain risks relating to its subsidiaries. For the Electronic Components Segment companies, the Company makes each company have in place the system in accordance with the Company’s regulations on risk management and provides necessary support to them according to their situation. For listed subsidiaries, a system has been put in place in each subsidiary and its group in consideration of risks relating to execution of business affairs, while the Company has in place a system that enables cooperation with listed subsidiaries.

[Overview of operating status]

•

The Company has established crisis management regulations and other regulations under its risk management policies, and accordingly maintains and operates management and reporting systems relating to risks that could substantially affect business management as a consequence of disasters, accidents and operational factors.

•

The Company maintains a risk management framework with respect to its subsidiaries, geared to the size and type of business of each entity. The Electronic Components Segment companies discuss with the Company on matters relating to risk, and report such matters to the Company, on the basis of regulations for business management of Electronic Components Segment companies. Moreover, with respect to its listed subsidiaries, the Company facilitates cooperation within the Group by regularly holding Presidents Meetings, meetings of the Alps Group Audit and Supervisory Committee Liaison Committee, and other such meetings.

(d)	Structure for ensuring effective execution of duties by Directors of the Company and directors of its subsidiaries

(I)

The Company has adopted a business assignment system in addition to function-based headquarters, clarified where responsibility lies by assigning a Director in charge to each business and established a structure that ensures appropriate and effective execution of duties.

(II)

The Company deliberates and makes decisions on a mid-term and short-term business plan at the Board of Directors meeting, and each Director acts to achieve objectives set in the plan and reports the progress at the Board of Directors meeting.

(III)

The Company has established classification for operational management of subsidiaries based on the Group-wide basic policy and strategy and established a structure for ensuring effective execution of business affairs in consideration of this classification. The Company has in place a system for providing guidance on business management and operations and monitoring performance according to each company’s situation for the Electronic Components Segment companies, and a system for ensuring cooperation while receiving report on business conditions to check on the progress for listed subsidiaries.

[Overview of operating status]

•

The Company has structured operations along functional lines in areas such as sales & marketing, engineering, production, administration and quality management. It has also set up a business assignment system arranged by business in the areas of components, automotive modules, and new business & consumer modules, and has accordingly clarified lines of responsibility by assigning Directors to be in charge of the respective areas of business.

•

The Company establishes a mid-term business plan once every three years and a short-term business plan every year, and in that regard deliberates and makes decisions in the Board of Directors meetings. The Company holds business plan meetings semi-annually with respect to those plans in order to track progress of the plans and conduct reviews. Moreover at the Board of Directors meetings, the respective Directors in charge deliver monthly reports on progress being made with respect to the plans in their areas of responsibility.

•

With respect to the Electronic Components Segment companies, the Company has assigned Directors in charge of the respective entities, to provide guidance and supervision geared to ensuring that business is executed effectively in accordance with the size and type of business of each subsidiary. As for listed subsidiaries, the Company’s Board of Directors receives reports from the presidents of each company on the status of its operations, checks the progress thereof, and facilitates managerial cooperation through Presidents Meetings.

(e)	Other structures for ensuring the appropriateness of operations in the corporate group consisting of the Company and its subsidiaries

(I)

The Company has established a fundamental philosophy and action guidelines relating to the Group’s compliance that apply to the Company and its subsidiaries and shares them within the Group as common values.

(II)	The Company has set appropriate standards for pricing of intra-group transactions.

(III)

To ensure prevention, early discovery and correction of violation of corporate ethical standards, in-house regulations and laws and regulations, the Company has put in place an internal reporting system (Ethics Hotline) (hereinafter referred to as the “Ethics Hotline”) and makes the contact point for reporting known regularly in the Company and its subsidiaries.

(IV)

The Company’s Internal Audit Department conducts an audit of overall activities relating to business management and businesses of the Company and the Electronic Components Segment companies and reports results of the internal audit to the Board of Directors as well as the Audit and Supervisory Committee and Accounting Auditor. For listed subsidiaries, the internal audit department of each company performs an audit of the company and its group and cooperates with the Company’s Internal Audit Department where needed.

(V)

The Company’s Audit and Supervisory Committee makes efforts to communicate and exchange information with directors and audit & supervisory board members, etc. of the Company’s subsidiaries and receive a report on businesses from those subsidiaries where needed.

[Overview of operating status]

•

The Company has established the Alps Group Compliance Charter which is used throughout the entire Group. Intra-group transactions are carried out in an appropriate manner, with those involving Electronic Components Segment companies conducted using a Group company pricing standard, and those involving listed subsidiaries conducted on the basis of agreements relating to Alps Group administration and management.

•

The Company has put in place its Ethics Hotline, and also makes its contact points for reporting known through the monthly company newsletter, in-house portal websites, and through other such means. The Director in charge of administration checks on the status of Ethics Hotline operations, and reports such matters to the Board of Directors semi-annually.

•

The Company holds Alps Group Ethics Hotline Liaison Meetings semi-annually, in order to discuss and share with the listed subsidiaries on matters such as the status of Ethics Hotline operations and issues to be faced.

•

In addition to carrying out internal audits of the Company’s manufacturing and sales locations on the basis of medium-term and annual internal audit plans, the Internal Audit Department also performed audits on the management and use of public grants, audits on trading business operations, and internal audits of overseas affiliates in the Electronic Components Segment. Moreover, information management audits performed on a global basis in the Electronic Components Segment were conducted in coordination with information systems departments. Results of internal audits are reported to the Board of Directors and the Audit and Supervisory Committee, immediately after having concluded such audits.

•

With respect to the listed subsidiaries, internal audits of the respective companies and such segment companies are carried out by the internal audit departments of the respective companies, and details are shared on the status of each company, and challenges thereof, in meetings of the Alps Group Audit and Supervisory Committee Liaison Committee and other such forums.

•

The Company’s Audit and Supervisory Committee Members regularly hold interviews with presidents and others of the Japanese subsidiaries. Moreover, they hold interviews with presidents and others of overseas subsidiaries when conducting on-site audits, and engage in interviews and exchange information by making use of business plan meetings and other such forums.

(f)	Matter regarding employees who assist duties of the Audit and Supervisory Committee

The Company has set up a department assisting duties of the Audit and Supervisory Committee and appointed dedicated staff (hereinafter referred to as “support staff for the Audit and Supervisory Committee”).

[Overview of operating status]

•

The Company has set up the Audit and Supervisory Committee Office which acts as a department that assists in performing the duties of the Audit and Supervisory Committee, and accordingly dedicated support staff for the Audit and Supervisory Committee have been appointed to that office.

(g)	Matter regarding ensuring independence of the Company’s support staff for the Audit and Supervisory Committee from Directors and effectiveness of instructions for the support staff

(I)	Support staff for the Audit and Supervisory Committee shall not assume other functions and shall follow directions and orders solely from the Company’s Audit and Supervisory Committee.

(II)	The Company makes a personnel change and conducts performance review for support staff for the Audit and Supervisory Committee with full-time Audit and Supervisory Committee Members’ agreement.

[Overview of operating status]

•

At the Company, the support staff for the Audit and Supervisory Committee follow directions and orders of the Audit and Supervisory Committee, without concurrently assuming other functions. Meanwhile, personnel changes and performance reviews are carried out upon gaining agreement of full-time Audit and Supervisory Committee Members.

(h)	Structure for reporting by the Company’s Directors and employees to its Audit and Supervisory Committee

(I)

The Company has in place the structure for reporting on any serious internal misconduct or any important matter that may cause significant damage on the Company by Directors to the Audit and Supervisory Committee.

(II)

The Company has in place the structure that enables employees to directly or indirectly report any serious internal misconduct or any important matter that may cause significant damage on the Company to the Audit and Supervisory Committee through reporting to the Ethics Hotline contact point.

[Overview of operating status]

•

The Company has created an environment conducive to enabling Directors to report matters any time to the Audit and Supervisory Committee should a Director discover or otherwise become aware of any serious internal misconduct or any important matter that could cause significant damage on the Company. The Company has also put in place a structure that makes it possible for employees to report to the Ethics Hotline and to seek consultation thereof. Moreover, the Company accordingly operates it and makes its presence known. The hotline acts as a point of contact for access to the full-time Audit and Supervisory Committee Members, Audit and Supervisory Committee Members who are Outside Directors, and the manager in charge of the compliance department, should an employee discover or otherwise become aware of any serious internal misconduct or an important matter that could cause significant damage to the Company.

(i)

Structure for reporting by directors, audit & supervisory board members, employees, etc. of the Company’s subsidiaries or a person who received a report from any of them to the Company’s Audit and Supervisory Committee

(I)

The Company has in place the structure for reporting on its subsidiary’s serious internal misconduct or any important matter that may cause significant damage on the subsidiary by the subsidiary’s directors and audit & supervisory board members directly or through the Company’s Director in charge, etc. to the Company’s Audit and Supervisory Committee.

(II)

The Company has in place the structure that enables employees of the Company’s subsidiaries to report directly or indirectly to the Company’s Audit and Supervisory Committee through reporting to the Ethics Hotline contact point.

[Overview of operating status]

•

The Company has put in place its Ethics Hotline which acts as a point of contact for access to the Company’s full-time Audit and Supervisory Committee Members, Audit and Supervisory Committee Members who are Outside Directors, and the manager in charge of the compliance department, and accordingly operates it and makes its presence known. The hotline acts as a structure that makes it possible for directors and audit & supervisory board members of Japanese subsidiaries (excluding listed subsidiaries) and employees thereof to report matters to the Company’s Audit and Supervisory Committee with respect to the subsidiary’s serious internal misconduct or any important matter that may cause significant damage on the subsidiary.

•

The Company has put in place internal reporting structures in its major overseas subsidiaries, and provides guidance to such employees so that they can use these structures. Moreover, the Ethics Hotline secretariat regularly monitors the status of such operations, and reports results of such monitoring to the Company’s Director in charge of administration, full-time Audit and Supervisory Committee Members, and Audit and Supervisory Committee Members who are Outside Directors.

(j)	Structure for ensuring that a person who reported to the Audit and Supervisory Committee is not treated unfavorably for the report

The Company has stipulated in in-house regulations that it is prohibited to treat a Director, employee or other person of the Company and a director, audit & supervisory board member, employee or other person of its subsidiaries unfavorably because he or she reported to the Audit and Supervisory Committee.

[Overview of operating status]

•

The Company’s Ethics Hotline regulations prohibit the unfavorable treatment of a Director, employee or any other person of the Company and a director, audit & supervisory board member (excluding those of listed subsidiaries), employee or any other person of its subsidiaries, on the grounds that he or she has reported to the Ethics Hotline.

(k)

Policies regarding procedures for advance payment or reimbursement of expenses arising in conjunction with the execution of duties by the Company’s Audit and Supervisory Committee Members (limited to those expenses incurred in relation to execution of the Audit and Supervisory Committee’s duties) and other policies for processing expenses and obligations arising with respect to execution of such duties

If an Audit and Supervisory Committee Member asks the Company for the expenses arising in conjunction with the execution of his or her duties, the Company shall appropriately process such expenses or obligations in accordance with Article 399-2, Paragraph 4 of the Companies Act.

[Overview of operating status]

•

Budgets to cover expenses for audits performed by Audit and Supervisory Committee Members are secured on the basis of audit plans, and reimbursement of such expenses is provided based on request made by an Audit and Supervisory Committee Member of expenses actually incurred. In the fiscal year under review, there were no requests received from Audit and Supervisory Committee Members with respect to expenses incurred for urgent or extraordinary matters.

(l)	Other structure for ensuring that the audit by the Audit and Supervisory Committee is conducted effectively

(I)

Audit and Supervisory Committee Members may have meetings with Directors and executive-level employees regularly and as needed, for example by attending important in-house meetings such as business plan meetings.

(II)	The Audit and Supervisory Committee may have meetings regularly and as needed to ensure close cooperation with the Internal Audit Department and Accounting Auditor.

(III)	The Audit and Supervisory Committee may use external experts if it is necessary in performing an audit.

[Overview of operating status]

•

The Audit and Supervisory Committee Members have meetings with Directors and executive-level employees regularly and as needed, in addition to attending important meetings such as the Board of Directors meetings and business plan meetings.

•

The Audit and Supervisory Committee Members meet with the Internal Audit Department and the Accounting Auditor at meetings held regularly and as needed such as the Alps Group Audit and Supervisory Committee Liaison Committee and meetings to report audit results, and share information and issues in that regard.

•	The auditing standards of the Audit and Supervisory Committee clearly state that external experts may be used.

(m)	Structure for ensuring the appropriateness of financial reporting

The Company shall check the establishment and enforcement of internal control through self-inspection and evaluation by an independent department, and disclose the effectiveness of internal control on reliability of financial reporting in the internal control report.

B.	Basic views on eliminating anti-social forces and progress of related efforts

The Group adheres to its policy of having no relation with anti-social forces and groups that pose a threat to order or safety in civil society and steadfastly refusing any request from such forces and groups.

The Group has set up a body that controls handling of anti-social forces and groups in the Human Resources and General Affairs Departments and has put in place a structure for cooperation with relevant internal departments and external specialized agencies including the police. To respond to unreasonable demands, the Group also provides education that includes carrying out in-house training for departments dealing with such matters.

(6)	Policy for determining dividend payment from surplus

The Company has adopted a basic policy of determining the distribution of its profits based on the consolidated financial results of the electronic components segment, with consideration placed on striking a balance among the three elements: (1) returns to shareholders, (2) funds for R&D and capital investment to support business expansion and enhanced competitiveness, and (3) internal reserves.

The Articles of Incorporation stipulate matters regarding distributions of surplus each fiscal year. Accordingly, dividends are to be paid twice annually in the form of an interim dividend, whose record date is the final day of the respective second quarter, and a year-end dividend. Meanwhile, the interim dividend as well as the year-end dividend may be paid upon respective resolution of the Board of Directors acting as the decision-making body. However, decisions on year-end dividends shall generally be referred to a General Meeting of Shareholders for the time being.

For the fiscal year under review, the Company intends to pay out an annual dividend amounting to 37 yen per share, consisting of an interim dividend of 17 yen per share and a year-end dividend of 20 yen per share. The dividend amount has been determined based on the aforementioned basic policy, upon taking into consideration trends in business performance, enhancement of financial standing and shareholder expectations with respect to dividends. As a result, the dividend payout ratio (non-consolidated) amounts to 21.9% for the fiscal year under review.

Dividend payment from surplus pertaining to the fiscal year under review is as follows.

Date of resolution	Total amount of dividend (Millions of yen)	Dividend per share (Yen)
October 30, 2017 Resolutions of the Board of Directors	3,330	17.00
June 22, 2018 Resolution of the Ordinary General Meeting of Shareholders (scheduled)	3,918	20.00

Consolidated Balance Sheet

(As of March 31, 2018)

(Millions of yen)

Account title	Amount		Account title	Amount
Assets			Liabilities
I. Current assets			I. Current liabilities
1. Cash and time deposits		121,554	1. Notes and accounts payable-trade	73,764
2. Notes and accounts receivable-trade		160,107	2. Short-term loans payable	36,810
3. Merchandise and finished goods		59,693	3. Accrued expenses	18,151
4. Work in process		11,496	4. Income taxes payable	7,602
5. Raw materials and supplies		24,936	5. Deferred tax liabilities	81
6. Deferred tax assets		9,641	6. Accrued employees’ bonuses	11,991
7. Other current assets		22,955	7. Accrued directors’ bonuses	259
Allowance for doubtful accounts		(436)	8. Accrued product warranties	6,960
Total current assets		409,948	9. Other provision	253

			10. Other current liabilities	41,867
			Total current liabilities	197,742
II. Non-current assets			II. Non-current liabilities
1. Property, plant and equipment			1. Long-term debt	33,610
(1) Buildings and structures	134,447		2. Deferred tax liabilities	4,489
Less accumulated depreciation and impairment losses	(95,739)	38,708	3. Liability for retirement benefits	14,262
(2) Machinery, equipment and vehicles	232,870		4. Accrued directors’ severance costs	223
Less accumulated depreciation and impairment losses	(163,616)	69,254	5. Allowance for environmental preservation costs	590
(3) Tools, furniture, fixtures and dies	136,845		6. Other non-current liabilities	5,008
Less accumulated depreciation and impairment losses	(116,956)	19,888	Total non-current liabilities	58,184
(4) Land		30,574	Total liabilities	255,926
(5) Construction in progress		27,465	Net assets
Property, plant and equipment, net		185,891	I. Shareholders’ equity
2. Intangible assets, net		18,572	1. Capital stock	38,730
3. Investments and other assets			2. Capital surplus	56,065
(1) Investment securities		25,261	3. Retained earnings	213,790
(2) Deferred tax assets		9,752	4. Treasury shares	(3,497)
(3) Net defined benefit asset		46	Total shareholders’ equity	305,088
(4) Other		25,048	II. Accumulated other comprehensive income
Allowance for doubtful accounts		(2,722)	1. Net unrealized gains on securities	4,734
Total investments and other assets		57,386	2. Net deferred losses on hedges	(0)
Total non-current assets		261,850	3. Revaluation reserve for land	(505)
			4. Foreign currency translation adjustments	(5,339)
			5. Retirement benefits liability adjustments	(2,800)
			Total accumulated other comprehensive income (loss)	(3,912)
			III. Share acquisition rights	333
			IV. Non-controlling interests	114,362
			Total net assets	415,872
Total assets		671,799	Total liabilities and net assets	671,799

(Note) Amounts of less than one million yen have been omitted.

Consolidated Statement of Income

(From April 1, 2017 to March 31, 2018)

(Millions of yen)

Account title	Amount
I Net sales		858,317
II Cost of sales		669,721
Gross profit		188,596
III Selling, general and administrative expenses		116,688
Operating profit		71,907
IV Non-operating income
1. Interest income	560
2. Dividend income	426
3. Gain on sales of mold	347
4. Subsidy income	309
5. Miscellaneous income	853	2,497
V Non-operating expenses
1. Interest expense	768
2. Foreign exchange losses	3,064
3. Equity in losses of affiliates	25
4. Commission fee	2,354
5. Miscellaneous expenses	1,474	7,687
Ordinary profit		66,717
VI Extraordinary income
1. Gain on sales of non-current assets	366
2. Gain on change in equity	147
3. Other	98	612
VII Extraordinary losses
1. Loss on sales and retirement of non-current assets	880
2. Impairment loss	275
3. Loss on valuation of investment securities	767
4. Other	182	2,107
Profit before income taxes		65,222
Income taxes – current	13,350
Income taxes – deferred	(3,059)	10,291
Profit		54,931
Profit attributable to non-controlling interests		7,541
Profit attributable to owners of parent		47,390

(Note) Amounts of less than one million yen have been omitted.

(Reference Information)

[Consolidated Statement of Income and Comprehensive Income] (Non-audited)

(From April 1, 2017 to March 31, 2018)

(Millions of yen)
Net sales	858,317
Cost of sales	669,721

Gross profit	188,596

Selling, general and administrative expenses	116,688

Operating profit	71,907

Non-operating income
Interest income	560
Dividend income	426
Gain on sales of mold	347
Subsidy income	309
Miscellaneous income	853

Total non-operating income	2,497

Non-operating expenses
Interest expense	768
Foreign exchange losses	3,064
Equity in losses of affiliates	25
Commission fee	2,354
Miscellaneous expenses	1,474

Total non-operating expenses	7,687

Ordinary profit	66,717

Extraordinary income
Gain on sales of non-current assets	366
Gain on change in equity	147
Other	98

Total extraordinary income	612

Extraordinary losses
Loss on sales and retirement of non-current assets	880
Impairment loss	275
Loss on valuation of investment securities	767
Other	182

Total extraordinary losses	2,107

Profit before income taxes	65,222

Income taxes - current	13,350
Income taxes - deferred	(3,059)

Total income taxes	10,291

Profit	54,931

Profit attributable to owners of parent	47,390

Profit attributable to non-controlling interests	7,541
Other comprehensive income
Net unrealized gains on securities	1,176
Net deferred losses on hedges	(1)
Foreign currency translation adjustments	4,010
Retirement benefits liability adjustments	2,696
Share of other comprehensive income (loss) of affiliated companies accounted for by the equity method	(36)

Total other comprehensive income	7,845

Comprehensive income	62,776

Comprehensive income attributable to:
Owners of parent	52,971
Non-controlling interests	9,805

(Note) Amounts of less than one million yen have been omitted.

Consolidated Statement of Changes in Net Assets

(From April 1, 2017 to March 31, 2018)

	(Millions of yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at April 1, 2017	38,730	56,071	172,677	(3,493)	263,985
Changes of items during period
Dividends			(6,268)		(6,268)
Profit attributable to owners of parent			47,390		47,390
Purchase of treasury shares				(3)	(3)
Reversal of revaluation reserve for land			(8)		(8)
Change in ownership interest of parent due to transactions with non-controlling interests		(5)			(5)
Changes in items other than shareholders’ equity, net

Total changes of items during period	—	(5)	41,112	(3)	41,103

Balance at March 31, 2018	38,730	56,065	213,790	(3,497)	305,088

	Accumulated other comprehensive income
	Net unrealized gains on securities	Net deferred losses on hedges	Revaluation reserve for land	Foreign currency translation adjustments	Retirement benefits liability adjustments	Total accumulated other comprehensive income (loss)	Share acquisition rights	Non- controlling interests	Total net assets
Balance at April 1, 2017	4,479	(0)	(506)	(8,481)	(4,976)	(9,483)	248	106,365	361,114
Changes of items during period
Dividends									(6,268)
Profit attributable to owners of parent									47,390
Purchase of treasury shares									(3)
Reversal of revaluation reserve for land									(8)
Change in ownership interest of parent due to transactions with non-controlling interests									(5)
Changes in items other than shareholders’ equity, net	255	(0)	0	3,141	2,176	5,571	85	7,997	13,654

Total changes of items during period	255	(0)	0	3,141	2,176	5,571	85	7,997	54,757

Balance at March 31, 2018	4,734	(0)	(505)	(5,339)	(2,800)	(3,912)	333	114,362	415,872

(Note) Amounts of less than one million yen have been omitted.

Notes to Consolidated Financial Statements

Significant matters forming the basis of preparing consolidated financial statements

1.	Scope of consolidation

(1)	Number of consolidated subsidiaries: 86

Principal subsidiaries are as provided in “1. Current Situation of the Corporate Group, (8) Important subsidiaries” of “Business Report.”

From the fiscal year ended March 31, 2018, four companies including ALPS LOGISTICS MEXICO EXPRESS, S.A. DE C.V., ALPS LOGISTICS INDIA PRIVATE LIMITED and ALPS LOGISTICS VIETNAM CO., LTD. have been included in the scope of consolidation since they were newly established, and C’s Lab Co., Ltd. has been included in the scope of consolidation because of additional acquisition of its shares.

Because ALPINE GIKEN, INC. ceased to exist due to an absorption-type merger with ALPINE ELECTRONICS, INC., a consolidated subsidiary, being the surviving company, and ALPINE TECHNOLOGY MANUFACTURING, INC. and ALPINE PRECISION INC. ceased to exist due to an absorption-type merger with ALPINE MANUFACTURING, INC., a consolidated subsidiary, being the surviving company, they have been excluded from the scope of consolidation.

(2)	Unconsolidated subsidiaries

There are four unconsolidated subsidiaries including ALPINE DO BRASIL LTDA. Since all these subsidiaries are small in terms of total assets, net sales, profit (the Company’s interests in their respective amounts) and retained earnings (the Company’s interests in their respective amounts) and do not have any significant effects on consolidated financial statements on the whole, they have been excluded from the scope of consolidation.

2.	Application of the equity method

(1)	Number of affiliated companies accounted for by the equity method: 5

(Affiliated companies accounted for by the equity method)

NEUSOFT XIKANG ALPS (SHENYANG) TECHNOLOGY CO., LTD.

Device & System Platform Development Center Co., Ltd.

NEUSOFT CORPORATION

NEUSOFT REACH AUTOMOTIVE TECHNOLOGY (SHANGHAI) CO., LTD.

DALIAN NEUSOFT HOLDINGS CO., LTD.

In the fiscal year under review, SHENYANG XIKANG ALPS TECHNOLOGIES CO., LTD., an affiliated company accounted for by the equity method, changed its company name to NEUSOFT XIKANG ALPS (SHENYANG) TECHNOLOGY CO., LTD.

Of affiliated companies accounted for by the equity method, for companies whose balance sheet date is different from the consolidated balance sheet date, their financial statements for each fiscal year were used, and adjustments necessary for consolidation were made with regard to any significant transactions occurred during a period between their balance sheet dates and the consolidated balance sheet date.

(2)	Subsidiaries and affiliated companies not accounted for by the equity method

There are four unconsolidated subsidiaries not accounted for by the equity method including ALPINE DO BRASIL LTDA., and five affiliated companies not accounted for by the equity method. Since all these subsidiaries and affiliated companies are small in terms of profit (the Company’s interests in their respective amounts) and retained earnings (the Company’s interests in their respective amounts) and do not have any significant effects on consolidated financial statements on the whole, they have been excluded from the application of the equity method.

3.	Fiscal year-end of consolidated subsidiaries

The balance sheet date of 52 of 86 consolidated subsidiaries is the same as the consolidated balance date. The balance sheet date of 34 consolidated subsidiaries is December 31. Of the 34 consolidated subsidiaries whose balance sheet date is December 31, for 10 companies that belong to the Electronic Components Segment, six companies that belong to the Automotive Infotainment Segment and one company that belongs to the Others Segment, their financial statements based on the provisional settlement of accounts as of the consolidated balance sheet, which were prepared in conformity to the regular settlement of accounts, were used in the preparation of consolidated financial statements.

For other consolidated subsidiaries whose balance sheet date is different from the consolidated balance sheet date, their financial statements for each fiscal year were used and adjustments necessary for consolidation were made with regard to any significant transactions occurred during a period between their balance sheet dates and the consolidated balance sheet date.

4.	Accounting policies

(1)	Valuation basis and method for significant assets

(i)	Securities

Other securities

Securities with fair value

Stated at fair value based on market prices, etc. on the balance sheet date.

(Net unrealized gains or losses are stated as a component of net assets and the cost of securities sold is calculated applying the moving-average method.)

Securities without fair value

Stated at cost determined by the moving-average method.

(ii)	Derivatives

Stated at fair value.

(iii)	Inventories

The Company and its domestic consolidated subsidiaries principally state inventories at cost determined by the gross average method (for values on the balance sheet, the carrying values are written down based on decreased profitability), while its foreign consolidated subsidiaries in Asia mainly state inventories at the lower of cost or market determined by the gross average method, and its foreign consolidated subsidiaries in the United States and Europe mainly state inventories at the lower of cost or market determined by the moving-average method.

(2)	Depreciation and amortization of significant depreciable and amortizable assets

(i)	Property, plant and equipment (excluding leased assets)

Mainly depreciated by the straight-line method. Certain domestic consolidated subsidiaries apply the declining-balance method; however, buildings (excluding facilities attached to buildings) purchased on or after April 1, 1998 and facilities attached to buildings and other non-building structures purchased on or after April 1, 2016 are depreciated by the straight-line method.

The estimated useful lives are summarized as follows:

Buildings and structures: 2-80 years

Machinery, equipment and vehicles: 1-17 years

Tools, furniture, fixtures and dies: 1-20 years

(ii)	Intangible assets (excluding leased assets)

Amortized by the straight-line method.

Software for internal use is amortized by the straight-line method over its estimated useful lives ranging from 2 to 10 years. Software for sale to the market is amortized at the greater of either the amount based on sales in the year, as a proportion of total estimated sales, or the amount calculated on a straight-line basis over the remaining salable period.

(iii)	Leased assets

Assets held under finance leases, which transfer the ownership of the leased assets to the lessees

Depreciated by the same method as used for their own property, plant and equipment.

Assets held under finance leases, except those leases which transfer the ownership of the leased assets to the lessees

Depreciated by the straight-line method over their useful lives, which are the same as the term of the lease, and assuming no residual value.

(3)	Accounting policy for significant provisions

(i)	Allowance for doubtful accounts

To cover possible credit losses on accounts receivable or loans, an allowance for doubtful accounts is provided in the amount deemed uncollectible, which is calculated on the basis of historical default rates for normal claims, or on the basis of individual assessments for specific claims on obligors threatened with bankruptcy.

(ii)	Accrued employees’ bonuses

Accrued employees’ bonuses at the balance sheet date are based on an estimate of the amounts to be paid as bonuses for services rendered by employees by that date.

(iii)	Accrued directors’ bonuses

Accrued directors’ bonuses at the balance sheet date are based on an estimate of the amounts to be paid as bonuses for services rendered by directors by that date.

(iv)	Accrued product warranties

To prepare for incurrence of expenses for claims received or payment for after-sale services on goods sold, accrued product warranties are recorded at the amount estimated individually for such expenses to be incurred that can be estimated individually, and at the estimated amount based on the historical rate of incurrence to net sales for the expenses that cannot be estimated individually.

(v)	Accrued directors’ severance costs

Certain domestic consolidated subsidiaries provide accrued directors’ severance costs at the amount required at the end of the fiscal year based on their internal rules in order to prepare for payment of directors’ retirement benefits.

(vi)	Allowance for environmental preservation costs

To provide for costs incurred through environmental preservation measures, including those to restore certain land from soil pollution and to dispose of polluted soil and poisonous material, the estimated amount of future obligations is recorded as an allowance for environmental preservation costs.

(4)	Basis for recognition of significant revenues and expenses

Basis for revenue recognition on finance leases

The Company, as a lessor, recognizes sales at the amount of lease income and cost of sales at the amount of lease income less interest at the time the Company receives the lease fee.

(5)	Accounting policy for significant foreign currency translation

Foreign currency monetary receivables and payables are translated into Japanese yen at spot exchange rates prevailing at the consolidated balance sheet date, and translation adjustments are accounted for as profit or loss. Assets and liabilities of foreign subsidiaries, etc. are translated into Japanese yen at spot exchange rates prevailing at their balance sheet dates and revenue and expenses are translated into Japanese yen at the average exchange rates during the period, and translation adjustments are included in foreign currency translation adjustments and non-controlling interests in net assets.

(6)	Significant hedge accounting method

(i)	Hedge accounting method

Hedge accounting is conducted by deferral hedge accounting.

However, exceptional treatment, “tokurei-shori,” is applied for interest rate swaps that are qualified for such treatment.

(ii)	Hedging instruments and hedged items

(Hedging instruments)	(Hedged items)

Forward foreign exchange contracts	Receivables and payables denominated in foreign currencies, etc.

Currency options	Receivables and payables denominated in foreign currencies, etc.

Interest rate swaps	Variable-rate debts

(iii)	Hedging policy

Forward foreign exchange contracts and currency option transactions are conducted for the purpose of avoiding the exchange fluctuation risk for foreign currency transactions, and the transaction amount is limited to the extent of the amount of receivables and payables denominated in foreign currencies in possession and the amount to be sold or purchased.

Interest rate swap transactions are conducted for the purpose of avoiding the risk of increases in interest rates for existing variable-rate debts.

(iv)	Method of assessing hedge effectiveness

For forward foreign exchange contracts, hedge effectiveness is assessed by analyzing the ratio between each hedged item and the related hedging instrument based on the respective accumulated fluctuations caused by exchange rates.

For interest rate swap transactions, hedge effectiveness is assessed by analyzing the ratio between each hedged item and related hedging instrument based on the respective accumulated fluctuations caused by interest rates. When interest rate swaps are determined to be qualified for exceptional treatment, this determination is substituted for the assessment of effectiveness.

(v)	Other risk management method related to hedge accounting

No item to report.

(7)	Accounting policy for retirement benefits

To prepare for payment of retirement benefits to employees, the amount of retirement benefit obligation less plan assets is recorded based on the estimated amount at the end of the fiscal year under review.

In the calculation of retirement benefit obligation, the Company and certain consolidated subsidiaries attribute the estimated amount of retirement benefits to the period up to the end of the fiscal year under review by the benefit formula method.

Prior service cost is amortized by the straight-line method over a certain period within the average remaining years of service of the eligible employees when it was incurred (one year, except certain domestic consolidated subsidiaries that apply a period of 13 years).

Actuarial gain or loss is amortized by the straight-line method over the average remaining years of service of the eligible employees when it was incurred (mainly from 12 to 15 years) from the fiscal year following the respective fiscal year of incurrence.

Unrecognized actuarial gains and losses and unrecognized prior service cost are recorded in net assets, adjusted for tax effects, as retirement benefits liability adjustments in accumulated other comprehensive income.

(8)	Amortization method and period of goodwill

Goodwill is amortized over five years on a straight-line basis.

(9)	Other significant matters forming the basis of preparing consolidated financial statements

(i)	Accounting for consumption taxes

Transactions subject to consumption taxes are recorded at amounts exclusive of consumption taxes.

(ii)	Adoption of consolidated taxation system

The Company and certain consolidated subsidiaries have adopted the consolidated taxation system.

New Accounting Standards Not Yet Applied

•	“Implementation Guidance on Tax Effect Accounting” (Accounting Standards Board of Japan (ASBJ) Guidance No. 28, revised on February 16, 2018)

•	“Implementation Guidance on Recoverability of Deferred Tax Assets” (ASBJ Guidance No. 26, revised on February 16, 2018)

(1)	Overview

When the practical guidelines on tax effect accounting issued by the Japanese Institute of Certified Public Accountants (JICPA) were transferred to the ASBJ, the ASBJ made necessary changes mentioned below to the practical guidelines while maintaining the basic framework and issued the “Implementation Guidance on Tax Effect Accounting” and the other above.

(Major changes to accounting treatments)

•	Treatment of taxable temporary differences pertaining to shares of subsidiaries, etc. in non-consolidated financial statements

•	Treatment of recoverability of deferred tax assets for an entity classified as type 1

(2)	Scheduled date of application

These ASBJ guidances will be applied from the beginning of the fiscal year ending March 31, 2019.

(3)	Effects of application of the accounting standards

The effect of applying the “Implementation Guidance on Tax Effect Accounting” and the other above on the consolidated financial statements is currently under evaluation.

•	“Accounting Standard for Revenue Recognition” (ASBJ Statement No. 29, issued on March 30, 2018)

•	“Implementation Guidance on Accounting Standard for Revenue Recognition” (ASBJ Guidance No. 30, issued on March 30, 2018)

(1)	Overview

The International Accounting Standards Board (IASB) and US Financial Accounting Standards Board (FASB) jointly developed a comprehensive accounting standard on revenue recognition and issued “Revenue from Contracts with Customers” in May 2014 (IASB’s IFRS 15 and FASB’s Topic 606). Considering that IFRS 15 shall apply to fiscal years beginning on or after January 1, 2018, and Topic 606 shall apply to fiscal years beginning after December 15, 2017, the ASBJ developed a comprehensive accounting standard on revenue recognition and thus issued the accounting standard together with the implementation guidance.

The ASBJ established the accounting standard on revenue recognition by following the basic policies in developing it. The basic policies were: firstly, incorporating the core principle of IFRS 15 as the starting point from the perspective of facilitating comparability among financial statements, which is one of the benefits of ensuring consistency with IFRS 15; secondly, adding alternative treatments, but to the extent not impairing comparability, where consideration should be given to the practice having been used in Japan.

(2)	Scheduled date of application

These ASBJ statement and guidance will be applied from the beginning of the fiscal year ending March 31, 2022.

(3)	Effects of application of the accounting standards

The effect of applying the “Accounting Standard for Revenue Recognition” and its guidance on the consolidated financial statements is currently under evaluation.

Changes in Presentation

(Consolidated Statement of Income)

(1)	Gain on sales of mold

“Gain on sales of mold,” which was included in “miscellaneous income” under non-operating income in the previous fiscal year, was separately presented in the fiscal year under review, because its materiality increased.

In the previous fiscal year, 152 million yen was included in “miscellaneous income” under non-operating income.

(2)	Subsidy income

“Subsidy income,” which was included in “miscellaneous income” under non-operating income in the previous fiscal year, was separately presented in the fiscal year under review, because its materiality increased.

In the previous fiscal year, 296 million yen was included in “miscellaneous income” under non-operating income.

(3)	Insurance return

“Insurance return,” which was separately presented under non-operating income in the previous fiscal year, was included in “miscellaneous income” under non-operating income in the fiscal year under review due to its immateriality.

(4)	Commission fee

“Commission fee,” which was included in “miscellaneous expenses” under non-operating expenses in the previous fiscal year, was separately presented in the fiscal year under review, because its materiality increased.

In the previous fiscal year, 349 million yen was included in “miscellaneous expenses” under non-operating expenses.

(5)	Impairment loss

“Impairment loss,” which was included in “other” under extraordinary losses in the previous fiscal year, was separately presented in the fiscal year under review, because its materiality increased.

In the previous fiscal year, 164 million yen was included in “other” under extraordinary losses.

(6)	Loss on reduction of non-current assets

“Loss on reduction of non-current assets,” which was separately presented under extraordinary losses in the previous fiscal year, was included in “other” under extraordinary losses due to its immateriality.

Notes to Consolidated Balance Sheet

1.	Assets pledged as collateral

(Millions of yen)
Buildings and structures	1,733
Land	1,389
Corresponding liabilities
Long-term debt	60
Short-term loans payable	96
(Long-term debt due within one year)

2.	Goodwill

In the fiscal year under review, “goodwill” was included in “intangible assets” since the amount was not more than 1% of the total amount of assets.

3.	Revaluation of land

On March 31, 2002, certain domestic consolidated subsidiaries revalued their land held for business purposes in accordance with the Act on Revaluation of Land (Act No. 34, promulgated on March 31, 1998).

Revaluation differences were recorded as “revaluation reserve for land” (“non-controlling interests” for non-controlling portion) under net assets in accordance with the Act for Partial Amendment of the Act on Revaluation of Land (Act No. 24, promulgated on March 31, 1999).

•	Method of revaluation:

Calculation method for revaluation is based on assessed value of fixed assets tax stipulated in Article 341, Item 10 of the Local Tax Act (Act No. 226 of 1950) as defined in Article 2, Item 3 of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119, promulgated on March 31, 1998).

•	Date of revaluation:

March 31, 2002

•	The difference between the fair value of land that was revalued at the end of the fiscal year and carrying value after revaluation:

(971) million yen

4.	Loan commitments (as the borrower)

The Company and certain consolidated subsidiaries have entered into loan commitment agreements with eight financial institutions to secure liquidity and efficiently raise working capital.

The balance of unexecuted loans payable and others related to loan commitments at the end of the fiscal year under review are as follows:

(Millions of yen)
Total amount of loan commitments	40,000
Loans payable outstanding	900

Balance of unexecuted loans payable	39,100

Notes to Consolidated Statement of Changes in Net Assets

1.	Class and total number of issued shares and class and number of treasury shares

	Number of shares as of April 1, 2017 (Thousands of shares)	Increase during the fiscal year (Thousands of shares)	Decrease during the fiscal year (Thousands of shares)	Number of shares as of March 31, 2018 (Thousands of shares)
Issued shares
Common shares	198,208	—	—	198,208

Total	198,208	—	—	198,208

Treasury shares
Common shares
(Note)	2,302	1	—	2,304

Total	2,302	1	—	2,304

(Note)	The increase of 1 thousand shares in the number of common shares in treasury shares is due to purchase of shares less than one unit.

2.	Dividends of surplus

(1)	Dividends paid

(Resolution)	Class of shares	Total amount of dividends (Millions of yen)	Dividends per share (Yen)	Record date	Effective date
June 23, 2017 Ordinary General Meeting of Shareholders	Common shares	2,938	15.00	March 31, 2017	June 26, 2017
October 30, 2017 Board of Directors meeting	Common shares	3,330	17.00	September 30, 2017	November 30, 2017

(2)	Dividends for which record date is in the fiscal year under review with effective date in the following fiscal year

(Scheduled date of resolution)	Class of shares	Source of dividends	Total amount of dividends (Millions of yen)	Dividends per share (Yen)	Record date	Effective date
June 22, 2018 Ordinary General Meeting of Shareholders	Common shares	Retained earnings	3,918	20.00	March 31, 2018	June 25, 2018

(3)	Class and number of shares to be issued upon exercise of the share acquisition rights at the end of the fiscal year under review (excluding those for which the exercise period has not started)

Common shares: 77,300 shares

Notes to Financial Instruments

1.	Status of financial instruments

(1)	Policy for financial instruments

In consideration of plans for capital investment mainly in manufacturing, marketing and sales of electric devices, the Group raises necessary funds mainly through bank borrowings. The Group manages temporary cash surpluses through low-risk financial assets. Further, the Group raises short-term working capital through bank borrowings. The Group uses derivatives for the purpose of avoiding risks described below and does not enter into derivative transactions for speculative or trading purposes.

(2)	Types of financial instruments and related risk

Operating receivables – notes and accounts receivable-trade – are exposed to credit risk in relation to customers. In addition, the Group’s operating receivables denominated in foreign currencies arising from overseas operations are exposed to foreign exchange fluctuation risk. In principle, the foreign currency exchange risks deriving from the operating receivables denominated in foreign currencies, net of operating payables denominated in the same currencies are hedged by forward foreign exchange contracts and currency options.

Marketable securities and investment securities are exposed to market risk. Those securities are mainly composed of shares of other companies with which the Group has business relationships.

Substantially all operating payables – notes and accounts payable-trade – have payment due dates within four months.

Borrowings are taken out principally for the purpose of making capital investments. Among such borrowings, the Group’s borrowings bearing interest at variable rates are exposed to the interest rate risk. To reduce the risk of the variable-rate portion of long-term debt, the Group utilizes derivative transactions (interest rate swap transactions) as a hedging instrument.

Derivative transactions consist of forward foreign exchange contracts and currency option transactions to reduce the foreign currency exchange risk arising from the operating receivables and payables denominated in foreign currencies, and interest rate swap transactions to reduce the risk of fluctuations in interest paid on borrowings. For hedging instruments and hedged items, hedging policy, method of assessing hedge effectiveness, etc., please refer to “4. Accounting policies, (6) Significant hedge accounting method” in “Significant matters forming the basis of preparing consolidated financial statements” above.

(3)	Risk management for financial instruments

(i)	Monitoring of credit risk (the risk that customers or counterparties may default)

For operating receivables, at the Company, the sales department manager manages orders received from customers and balance of credit limit for receivables, and credit control department monitors the financial position of main customers periodically to early detect and mitigate any potential bad debt, in accordance with the regulations for customer credit control. Consolidated subsidiaries also conduct the management process similar to that of the Company.

The Group believes that the credit risk of derivatives is insignificant as it enters into derivative transactions only with financial institutions which have a sound credit profile.

(ii)	Monitoring of market risks (the risks arising from fluctuations in foreign exchange rates, interest rates and others)

For operating receivables and payables denominated in foreign currencies, in principle, the Company uses forward foreign exchange contracts to hedge the foreign currency exchange risk identified by currency for each month. In addition, the Company utilizes interest rate swap transactions in order to mitigate the interest rate risk for borrowings.

For marketable securities and investment securities, the Company periodically monitors the fair values of such financial instruments and the financial position of the issuers and continuously reviews holdings taking into account market conditions and relationships with the issuers.

In the execution and management of derivative transactions, the division in charge of each derivative transaction conducts and manages the transaction in accordance with the management regulations, which set forth transaction policies and transaction authority, with approval of the person authorized to approve. Actual transaction data are reported to the Board of Directors.

Consolidated subsidiaries also conduct the management process similar to that of the Company.

(iii)	Monitoring of liquidity risk (the risk that the Group may not be able to meet its obligations on scheduled due dates)

Based on the business plan, at the Company, the finance department prepares and updates cash flow plans on a timely basis, and maintains liquidity in hand to manage liquidity risk. Consolidated subsidiaries also conduct the management process similar to that of the Company.

(4)	Supplementary explanation of the estimated fair value of financial instruments

The fair value of financial instruments is based on their quoted market price, if available. When there is no quoted market price available, fair value is reasonably estimated. Because calculation of the fair value reflects variable factors, the value may change when different preconditions and other assumptions are used.

2.	Fair values of financial instruments

Carrying value in the consolidated balance sheet, fair value, and the difference between them as of March 31, 2018 are as shown below.

	(Millions of yen)
	Carrying value in the consolidated balance sheet (*)	Fair value (*)	Difference
(1) Cash and time deposits	121,554	121,554	—
(2) Notes and accounts receivable-trade	160,107	160,107	—
(3) Investment securities (*1)	23,845	28,723	4,878
(4) Notes and accounts payable-trade	(73,764)	(73,764)	—
(5) Short-term loans payable (*2)	(36,810)	(36,810)	—
(6) Long-term debt	(33,610)	(33,527)	(83)

Derivative transactions (*3)	678	678	—

(*)	Amounts recorded as liabilities are shown in parentheses.

(Notes) Fair value measurement of financial instruments and notes on securities and derivative transactions

(1)	Cash and time deposits, (2) Notes and accounts receivable-trade Since these items are settled in a short period of time, their carrying value approximates fair value.
(3)	Investment securities

With regard to these fair values, the fair value of shares is based on their quoted market price as at the balance sheet date.

(4)	Notes and accounts payable-trade, (5) Short-term loans payable

Since these items are settled in a short period of time, their carrying value approximates fair value.

(6)

Long-term debt The fair value is calculated based on the present value of the total of principal and interest discounted by the interest rate that would be applied if similar new loans were entered into.

(*1)

Since unlisted shares, shares of unconsolidated subsidiaries, shares of affiliated companies and others (amount recorded in the consolidated balance sheet: 1,416 million yen) have no quoted market price and it is deemed extremely difficult to determine their fair value, these instruments are not included in investment securities.

(*2)

Because interest rate swaps to which exceptional treatment is applied are accounted for as an integral part of short-term loans payable that are hedged items, their fair value is included in fair value of the short-term loans payable.

(*3)

Net receivables and payables arising from forward foreign exchange contracts are presented on a net basis. If the total of such receivables and payables results in net payables, the amount is shown in parentheses.

Per Share Information

(Yen)
1. Net assets per share	1,537.37
2. Basic earnings per share	241.91
3. Diluted earnings per share	241.82

(Note) 1. Basis for calculation of net assets per share is as follows.

Total net assets (Millions of yen)	415,872
Amount deducted from total net assets (Millions of yen)	114,695
(Share acquisition rights (Millions of yen))	(333)
(Non-controlling interests (Millions of yen))	(114,362)
Net assets at the end of fiscal year attributable to common shares (Millions of yen)	301,176
Number of common shares used in calculation of net assets per share (Thousands of shares)	195,904

(Note) 2. Basis for calculation of basic earnings per share and diluted earnings per share is as follows.

Basic earnings per share
Profit attributable to owners of parent (Millions of yen)	47,390
Amount not attributable to common shareholders (Millions of yen)	—
Profit attributable to owners of parent regarding common shares (Millions of yen)	47,390
Average number of shares outstanding during the fiscal year (Thousands of shares)	195,904

Diluted earnings per share
Adjustments on profit attributable to owners of parent (Millions of yen)	—
Increase in number of common shares (Thousands of shares)	73
(Share acquisition rights (Thousands of shares))	(73)
Description of dilutive securities which were not included in the calculation of diluted earnings per share as they have no dilutive effects	—

Non-Consolidated Balance Sheet

(As of March 31, 2018)

(Millions of yen)

Account title	Amount	Account title	Amount
Assets		Liabilities
I. Current assets		I. Current liabilities
1. Cash and time deposits	25,550	1. Accounts payable – trade	48,820
2. Notes receivable – trade	897	2. Short-term loans payable	24,848
3. Accounts receivable – trade	88,751	3. Lease obligations	119
4. Merchandise and finished goods	15,543	4. Accounts payable – other	26,932
5. Work in process	5,371	5. Accrued expenses	4,556
6. Raw materials and supplies	5,333	6. Income taxes payable	2,284
7. Advance payments – trade	31	7. Advances received	312
8. Prepaid expenses	1,505	8. Deposits received	212
9. Deferred tax assets	5,556	9. Accrued employees’ bonuses	5,859
10. Accounts receivable – other	9,616	10. Accrued directors’ bonuses	156
11. Short-term loans receivable from subsidiaries and associates	15,095	11. Accrued product warranties	1,469
12. Other current assets	1,070	12. Provision for losses on inventories	296
Allowance for doubtful accounts	(73)	13. Other current liabilities	139
Total current assets	174,249	Total current liabilities	116,009
II. Non-current assets		II. Non- current liabilities
1. Property, plant and equipment		1. Long-term debt	25,000
(1) Buildings	10,197	2. Lease obligations	77
(2) Structures	785	3. Long-term accounts payable – other	627
(3) Machinery and equipment	27,344	4. Provision for retirement benefits	4,345
(4) Vehicles	67	5. Allowance for environmental preservation costs	590
(5) Tools, furniture and fixtures	2,656
(6) Dies	2,911	6. Asset retirement obligations	308
(7) Land	17,255	7. Other non-current liabilities	89
(8) Construction in progress	15,852	Total non-current liabilities	31,038
Property, plant and equipment, net	77,070	Total liabilities	147,047
2. Intangible assets		Net assets
(1) Patent right	92	I. Shareholders’ equity
(2) Leasehold right	236	1. Capital stock	38,730
(3) Software	10,483	2. Capital surplus
(4) Telephone subscription right	42	Legal capital surplus	53,830
(5) Right of using facilities	0	Other capital surplus	3,514
Intangible assets, net	10,855	Total capital surplus	57,344
3. Investments and other assets		3. Retained earnings
(1) Investment securities	2,627	Other retained earnings
(2) Shares of subsidiaries and associates	39,854	Retained earnings brought forward	79,737
(3) Investments in capital	12	Total other retained earnings	79,737
(4) Investments in capital of subsidiaries and associates	11,187	Total retained earnings	79,737
(5) Long-term loans receivable from employees	99	4. Treasury shares	(3,497)
(6) Claims provable in rehabilitation	2,606	Total shareholders’ equity	172,314
(7) Long-term prepaid expenses	484	II. Valuation and translation adjustments
(8) Prepaid pension cost	151	Net unrealized gains on securities	819
(9) Guarantee deposits	67	Total valuation and translation adjustments	819
(10) Deferred tax assets	3,669	III. Share acquisition rights	180
(11) Other	60
Allowance for doubtful accounts	(2,634)
Total investments and other assets	58,187
Total non-current assets	146,113	Total net assets	173,315
Total assets	320,362	Total liabilities and net assets	320,362

(Note) Amounts of less than one million yen have been omitted.

Non-Consolidated Statement of Income

(From April 1, 2017 to March 31, 2018)

(Millions of yen)

Account title	Amount
I Net sales		462,158
II Cost of sales		377,510
Gross profit		84,648
III Selling, general and administrative expenses		54,967
Operating profit		29,680
IV Non-operating income
1. Dividend income	6,331
2. Miscellaneous income	910	7,242
V Non-operating expenses
1. Foreign exchange losses	1,880
2. Commission fee	1,177
3. Miscellaneous expenses	851	3,909
Ordinary profit		33,013
VI Extraordinary income
1. Gain on sales of non-current assets	260
2. Other	1	261
VII Extraordinary losses
1. Loss on sales and retirement of non-current assets	597
2. Loss on valuation of investment securities	627
3. Other	252	1,477
Profit before income taxes		31,797
Income taxes – current	1,703
Income taxes – deferred	(2,990)	(1,287)
Profit		33,084

(Note) Amounts of less than one million yen have been omitted.

Non-Consolidated Statement of Changes in Net Assets

(From April 1, 2017 to March 31, 2018)

	(Millions of yen)
	Shareholders’ equity
	Capital stock	Capital surplus			Retained earnings
		Legal capital surplus	Other capital surplus	Total capital surplus	Other retained earnings	Total retained earnings	Treasury shares	Total shareholders’ equity
					Retained earnings brought forward
Balance at April 1, 2017	38,730	53,830	3,514	57,344	52,921	52,921	(3,493)	145,502
Changes of items during period
Dividends					(6,268)	(6,268)		(6,268)
Profit					33,084	33,084		33,084
Purchase of treasury shares							(3)	(3)
Changes in items other than shareholders’ equity, net
Total changes of items during period	—	—	—	—	26,815	26,815	(3)	26,812

Balance at March 31, 2018	38,730	53,830	3,514	57,344	79,737	79,737	(3,497)	172,314

	Valuation and translation adjustments		Share acquisition rights	Total net assets
	Net unrealized gains on securities	Total valuation and translation adjustments
Balance at April 1, 2017	544	544	128	146,175
Changes of items during period
Dividends				(6,268)
Profit				33,084
Purchase of treasury shares				(3)
Changes in items other than shareholders’ equity, net	275	275	51	327
Total changes of items during period	275	275	51	27,139

Balance at March 31, 2018	819	819	180	173,315

(Note) Amounts of less than one million yen have been omitted.

Notes to Non-Consolidated Financial Statements

Significant accounting policies

1.	Valuation basis and method for securities

(1)	Shares of subsidiaries and affiliated companies

Stated at cost determined by the moving-average method.

(2)	Other securities

Securities with fair value

Stated at fair value based on market prices, etc. on the balance sheet date.

(Net unrealized gains or losses are stated as a component of net assets and the cost of securities sold is calculated applying the moving-average method.)

Securities without fair value

Stated at cost determined by the moving-average method.

2.	Valuation basis and method for derivatives

Stated at fair value.

3.	Valuation basis and method for inventories

(1)	Merchandise and finished goods, work in process and raw materials

Stated at cost determined by the gross average method.

(For values on the balance sheet, the carrying values are written down based on decreased profitability.)

(2)	Supplies

Stated at cost determined by the last purchase cost method.

(For values on the balance sheet, the carrying values are written down based on decreased profitability.)

4.	Depreciation and amortization of non-current assets

(1)	Property, plant and equipment (excluding leased assets)

Depreciated by the straight-line method. The estimated useful lives are summarized as follows:

Buildings: 3-50 years

Machinery and equipment: 1-9 years

Tools, furniture and fixtures: 1-15 years

Dies: 1-5 years

(2)	Intangible assets (excluding leased assets)

Amortized by the straight-line method. Software for internal use is amortized by the straight-line method over its estimated useful lives ranging from 5 to 10 years. Software for sale to the market is amortized at the greater of either the amount based on sales in the year, as a proportion of total estimated sales, or the amount calculated on a straight-line basis over the remaining salable period.

(3)	Leased assets

Finance leases, which transfer the ownership of the leased assets to the lessees

Depreciated by the same method as used for their own property, plant and equipment.

Finance leases, except those leases which transfer the ownership of the leased assets to the lessees

Depreciated by the straight-line method over their useful lives, which are the same as the term of the lease, and assuming no residual value.

(4)	Long-term prepaid expenses

Amortized by the straight-line method.

5.	Accounting policy for foreign currency translation

Foreign currency monetary receivables and payables are translated into Japanese yen at spot exchange rates prevailing at the balance sheet date, and translation adjustments are accounted for as profit or loss.

6.	Accounting policy for provisions

(1)	Allowance for doubtful accounts

To cover possible credit losses on accounts receivable or loans, an allowance for doubtful accounts is provided in the amount deemed uncollectible, which is calculated on the basis of historical default rates for normal claims, or on the basis of individual assessments for specific claims on obligors threatened with bankruptcy.

(2)	Accrued employees’ bonuses

Accrued employees’ bonuses at the balance sheet date are based on an estimate of the amounts to be paid as bonuses for services rendered by employees by that date.

(3)	Accrued directors’ bonuses

Accrued directors’ bonuses at the balance sheet date are based on an estimate of the amounts to be paid as bonuses for services rendered by directors by that date.

(4)	Accrued product warranties

To prepare for incurrence of expenses for claims received on goods sold, accrued product warranties are recorded at the individually estimated amount of the expenses to be incurred.

For expenses for product warranties of which the individually estimated amount is not recorded, the estimated amount of the expenses to be incurred is recorded based on the historical rate of incurrence to net sales.

(5)	Provisions for losses on inventories

To prepare for losses occurring due to the Company’s purchase of inventories held by suppliers, a provision is set aside at the estimated amount of losses to be borne by the Company.

(6)	Provision for retirement benefits

To prepare for payment of retirement benefits to employees, provision for retirement benefits are recorded based on the estimated amount of retirement benefit obligation and plan assets at the end of the fiscal year under review.

In the calculation of retirement benefit obligation, the estimated amount of retirement benefits is attributed to the period up to the end of the fiscal year under review by the benefit formula method.

Actuarial gain or loss is amortized by the straight-line method over the average remaining years of service of the eligible employees when it was incurred (14 to 15 years) from the fiscal year following the respective fiscal year of incurrence.

Because for some retirement pension plans, provision for retirement benefits resulted in a debit balance at the end of the fiscal year under review, the balance was recorded as prepaid pension cost.

(7)	Allowance for environmental preservation costs

To provide for costs incurred through environmental preservation measures, including those to restore certain land from soil pollution and to dispose of polluted soil and poisonous material, the estimated amount of future obligations is recorded as an allowance for environmental preservation costs.

7.	Hedge accounting method

(1)	Hedge accounting method

Hedge accounting is conducted by deferral hedge accounting. However, exceptional treatment is applied for interest rate swaps that are qualified for such treatment.

(2)	Hedging instruments and hedged items

(Hedging instruments)	(Hedged items)
Forward foreign exchange contracts	Receivables and payables denominated in foreign currencies, etc.
Currency options	Receivables and payables denominated in foreign currencies, etc.
Interest rate swaps	Variable-rate debts

(3)	Hedging policy

Forward foreign exchange contracts and currency option transactions are conducted for the purpose of avoiding the exchange fluctuation risk for foreign currency transactions, and the transaction amount is limited to the extent of the amount of receivables and payables denominated in foreign currencies in possession and the amount to be sold or purchased.

Interest rate swap transactions are conducted for the purpose of avoiding the risk of increases in interest rates for existing variable-rate debts.

(4)	Method of assessing hedge effectiveness

For forward foreign exchange contracts, hedge effectiveness is assessed by analyzing the ratio between each hedged item and the related hedging instrument based on the respective accumulated fluctuations caused by exchange rates.

For interest rate swap transactions, hedge effectiveness is assessed by analyzing the ratio between each hedged item and related hedging instrument based on the respective accumulated fluctuations caused by interest rates. When interest rate swaps are determined to be qualified for exceptional treatment, this determination is substituted for the judgment of effectiveness.

8.	Accounting policy for retirement benefits

The accounting method for unsettled accounts of unrecognized actuarial gains and losses, unrecognized prior service cost and effects of changes in accounting standards for retirement benefits is different from the accounting method for these items in the consolidated financial statements.

9.	Accounting for consumption taxes

Transactions subject to consumption taxes are recorded at amounts exclusive of consumption taxes.

Changes in Presentation

(Non-Consolidated Statement of Income)

(1)

“Depreciation of inactive non-current assets,” which was separately presented under non-operating expenses in the previous fiscal year, was included in “miscellaneous expenses” under non-operating expenses in the fiscal year under review due to its immateriality.

(2)

“Foreign exchange losses,” which was included in “miscellaneous expenses” under non-operating expenses in the previous fiscal year, was separately presented in the fiscal year under review, because its materiality increased.

In the previous fiscal year, 118 million yen was included in “miscellaneous expenses” under non-operating expenses.

(3)

“Commission fee,” which was included in “miscellaneous expenses” under non-operating expenses in the previous fiscal year, was separately presented in the fiscal year under review, because its materiality increased.

In the previous fiscal year, 252 million yen was included in “miscellaneous expenses” under non-operating expenses.

(4)

“Gain on sales of investment securities,” which was separately presented under extraordinary income in the previous fiscal year, was included in “other” under extraordinary income in the fiscal year under review due to its immateriality.

(5)

“Gain on sales of non-current assets,” which was included in “other” under extraordinary income in the previous fiscal year, was separately presented in the fiscal year under review, because its materiality increased.

In the previous fiscal year, 88 million yen was included in “other” under extraordinary income.

(6)

“Loss on valuation of investment securities,” which was included in “other” under extraordinary losses in the previous fiscal year, was separately presented in the fiscal year under review, because its materiality increased.

In the previous fiscal year, 0 million yen was included in “other” under extraordinary losses.

Notes to Non-Consolidated Balance Sheet

1. Accumulated depreciation of property, plant and equipment	171,438 million yen

Accumulated depreciation includes accumulated impairment losses of property, plant and equipment.

2.	Guarantee of obligation

Guarantee of obligation has been provided for a tenancy agreement and a land lease agreement of the following subsidiaries and associates.

Guarantee recipient	Amount (Millions of yen)	Details
ALPS BUSINESS CREATION CO., LTD.	3	Joint and several guarantee for a tenancy agreement
ALPS LOGISTICS CO., LTD.	73	Debt guarantee for a land lease agreement
Total	76

3.	Monetary receivables from and monetary payables to subsidiaries and associates

(Millions of yen)
Short-term monetary receivables	71,246
Short-term monetary payables	51,824

4.	Loan commitment line agreements (as the borrower)

The Company has entered into loan commitment agreements with five banks with which the Company deals, to secure liquidity and efficiently raise working capital.

The balance of unexecuted loans payable and others related to loan commitments at the end of the fiscal year under review are as follows:

(Millions of yen)
Total amount of loan commitments	30,000
Loans payable outstanding	900

Balance of unexecuted loans payable	29,100

Notes to Non-Consolidated Statement of Income

1.	Amounts of transactions with subsidiaries and associates

(Millions of yen)
(1) Net sales	345,266
(2) Operating expenses	233,377
(Total amount of cost of sales and selling, general and administrative expenses)
(3) Transactions other than operating transactions	6,618

Notes to Non-Consolidated Statement of Changes in Net Assets

Class and number of treasury shares

	Number of shares as of April 1, 2017 (Thousands of shares)	Increase during the fiscal year (Thousands of shares)	Decrease during the fiscal year (Thousands of shares)	Number of shares as of March 31, 2018 (Thousands of shares)
Treasury shares Common shares (Note)	2,302	1	—	2,304
Total	2,302	1	—	2,304

(Note)	The increase of 1 thousand shares in the number of common shares in treasury shares is due to purchase of shares less than one unit.

Tax Effect Accounting

1.	The significant components of deferred tax assets and liabilities

(Deferred tax assets)

(Millions of yen)
Accrued employees’ bonuses	1,781
Accrued expenses	742
Loss on valuation of investment securities	480
Depreciation	4,504
Impairment losses for land	669
Loss on valuation of shares of subsidiaries and associates	3,169
Accounts payable-directors’ severance costs	190
Loss on valuation of inventories	624
Tax loss carryforwards	3,471
Allowance for doubtful accounts	814
Other	4,066

Deferred tax assets subtotal	20,515
Valuation allowance	(10,837)

Total deferred tax assets	9,677
(Deferred tax liabilities)
Prepaid pension cost	(46)
Valuation difference on available-for-sale securities	(358)
Other	(47)

Total deferred tax liabilities	(451)

Deferred tax assets, net	9,225

2.	The reconciliation between the statutory tax rate and the effective income tax rate after applying tax effect accounting

(%)
Statutory tax rate	30.7
(Adjustment)
Decrease in valuation allowance	(22.9)
Items to be excluded from gross revenue, such as dividends income	(5.8)
Items to be regarded as taxable expenses, such as entertainment expenses	0.3
Tax credit	(4.8)
Other	(1.5)

Ratio of income tax burden after the application of tax effect accounting	(4.0)

Notes on Non-current Assets Used by the Company under Lease Transactions

Operating lease transactions (As lessee)

Future lease payments as of March 31, 2018

(Millions of yen)
Within one year	286
Due after one year	29

Related Party Transactions

Transactions with subsidiaries

Type	Name of companies	Ownership (owned) percentage of voting rights, etc.	Relationship	Transactions	Transacted amounts (Millions of yen) (Notes) 1,2	Account title	Fiscal year-end balance (Millions of yen) (Note) 1
Subsidiaries	ALPS ELECTRIC (NORTH AMERICA), INC.	100.0% directly (own)	Directors concurrently serving	Sales of electronic components	29,723	Accounts receivable - trade	6,238
	ALPS ELECTRIC EUROPE GmbH	100.0% directly (own)	Directors concurrently serving	Sales of electronic components	79,589	Accounts receivable - trade	12,915
				Lending of funds	4,112	Short-term loans receivable from subsidiaries and associates	4,046
	ALPS ELECTRIC KOREA CO., LTD.	100.0% directly (own)	Directors concurrently serving	Sales of electronic components	75,784	Accounts receivable - trade	7,952
	ALPS (CHINA) CO., LTD.	100.0% directly (own)	Directors concurrently serving	Sales of electronic components	44,678	Accounts receivable - trade	5,987
				Lending of funds	3,330	Short-term loans receivable from subsidiaries and associates	7,861
	ALPS (SHANGHAI) INTERNATIONAL TRADING CO., LTD.	100.0% indirectly (own)	Directors concurrently serving	Sales of electronic components	13,524	Accounts receivable - trade	3,328
	DALIAN ALPS ELECTRONICS CO., LTD.	100.0% indirectly (own)	Directors concurrently serving	Purchase of parts and products	29,078	Accounts payable - trade	4,813
	WUXI ALPS ELECTRONICS CO., LTD.	10.27% directly (own) 89.73% indirectly (own)	Directors concurrently serving	Purchase of parts and products	56,164	Accounts payable - trade	4,287
	DONGGUAN ALPS ELECTRONICS CO., LTD.	100.0% indirectly (own)	Directors concurrently serving	Purchase of parts and products	32,403	Accounts payable - trade	4,508
	ALPS ELECTRONICS TAIWAN CO., LTD.	100.0% directly (own)	Directors concurrently serving	Sales of electronic components	23,969	Accounts receivable - trade	3,447

The transaction terms and conditions and the transaction terms and conditions decision policy

(Notes)	1. In the above table, the transacted amounts do not include consumption tax, etc. and the fiscal year-end balance includes consumption tax, etc.
2. The price and other transaction terms and conditions are determined through price negotiations, taking into account prevailing market prices and conditions.

Per Share Information

		(Yen)
1.	Net assets per share	883.77
2.	Basic earnings per share	168.88
3.	Diluted earnings per share	168.82

(Note) 1. Basis for calculation of net assets per share is as follows.

Total net assets (Millions of yen)	173,315
Amount deducted from total net assets (Millions of yen)	180
(Share acquisition rights (Millions of yen))	(180)
Net assets at the end of fiscal year attributable to common shares (Millions of yen)	173,134
Number of common shares used in calculation of net assets per share (Thousands of shares)	195,904

(Note) 2. Basis for calculation of basic earnings per share and diluted earnings per share is as follows.

Basic earnings per share
Profit (Millions of yen)	33,084
Amount not attributable to common shareholders (Millions of yen)	—
Profit regarding common shares (Millions of yen)	33,084
Average number of shares outstanding during the fiscal year (Thousands of shares)	195,904

Diluted earnings per share
Adjustments on profit (Millions of yen)	—
Increase in number of common shares (Thousands of shares)	73
(Share acquisition rights (Thousands of shares))	(73)
Description of dilutive securities which were not included in the calculation of diluted earnings per share as they have no dilutive effects	—

THE AUDIT REPORT OF INDEPENDENT AUDITORS

CONCERNING THE CONSOLIDATED FINANCIAL STATEMENTS

Audit Report of Independent Auditors

May 16, 2018

The Board of Directors

ALPS ELECTRIC CO., LTD.

Ernst & Young ShinNihon LLC
Designated and Engagement Partner Certified public accountant	Hirofumi Harashina	Seal
Designated and Engagement Partner Certified public accountant	Noriyasu Hanafuji	Seal
Designated and Engagement Partner Certified public accountant	Junichiro Tsuruta	Seal

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the accompanying consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to consolidated financial statements of ALPS ELECTRIC CO., LTD. (the “Company”) applicable to the 85th fiscal year from April 1, 2017 through March 31, 2018.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of the corporate group, which consisted of ALPS ELECTRIC CO., LTD. and consolidated subsidiaries, applicable to the 85th fiscal year ended March 31, 2018 in conformity with accounting principles generally accepted in Japan.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

THE AUDIT REPORT OF INDEPENDENT AUDITORS

CONCERNING THE NON-CONSOLIDATED FINANCIAL STATEMENTS

Audit Report of Independent Auditors

May 16, 2018

The Board of Directors

ALPS ELECTRIC CO., LTD.

Ernst & Young ShinNihon LLC
Designated and Engagement Partner
Certified public accountant	Hirofumi Harashina	Seal
Designated and Engagement Partner
Certified public accountant	Noriyasu Hanafuji	Seal
Designated and Engagement Partner
Certified public accountant	Junichiro Tsuruta	Seal

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the accompanying non-consolidated financial statements, which comprise the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in net assets, the notes to non-consolidated financial statements and the related supplementary schedules of ALPS ELECTRIC CO., LTD. (the “Company”) applicable to the 85th fiscal year from April 1, 2017 through March 31, 2018.

Management’s Responsibility for the Non-Consolidated Financial Statements and the Related Supplementary Schedules

Management is responsible for the preparation and fair presentation of the non-consolidated financial statements and the related supplementary schedules in accordance with accounting principles generally accepted in Japan, and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the non-consolidated financial statements and the related supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the non-consolidated financial statements and the related supplementary schedules based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the non-consolidated financial statements and the related supplementary schedules, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and the related supplementary schedules in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and the related supplementary schedules.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the financial position and results of operations of ALPS ELECTRIC CO., LTD. applicable to the 85th fiscal year ended March 31, 2018 in conformity with accounting principles generally accepted in Japan.

Conflicts of Interest

We have no interest in the Company which should be disclosed in compliance with the Certified Public Accountants Act.

Audit Report of the Audit and Supervisory Committee

AUDIT REPORT

The Audit and Supervisory Committee of the Company has audited the Directors’ execution of their duties during the 85th fiscal year, from April 1, 2017, to March 31, 2018. The Committee hereby reports the methods and results of the audit as follows:

1.	Methods of the Audit and Details Thereof

The Audit and Supervisory Committee received reports regularly from Directors, employees, etc. on the resolutions of the Board of Directors concerning the matters listed in Article 399-13, Paragraph 1, Items (i) (b) and (i) (c) of the Companies Act as well as the development and operation status of the system that has been put in place based on said resolutions (internal control system), requested explanation as necessary, expressed its opinion, and carried out audits according to the following methods of (1) and (2).

The Committee also received reports from Directors, etc. and Ernst & Young ShinNihon LLC on the status of the evaluation and audit of internal controls over financial reporting, and requested explanation as necessary.

(1)

In accordance with the audit policy, assigned duties and other rules established by the Audit and Supervisory Committee, the Audit and Supervisory Committee, in cooperation with the company’s internal control department, attended the important meetings; received reports from Directors and employees on the execution of their duties, requested explanation as necessary, inspected important documents of management’s decision making and other documents; and investigated the status of the business operations and properties at the head office and other main places of business. Regarding the Company’s subsidiaries, the Audit and Supervisory Committee sought to facilitate communication and exchange information with directors, audit & supervisory board members and others of the Company’s subsidiaries and, as necessary, received reports from these subsidiaries on the status of their businesses.

(2)

The Audit and Supervisory Committee monitored and examined whether the accounting auditor maintained its independence and carried out its audits in an appropriate manner, received reports from the accounting auditor on the status of the execution of its duties, requested explanation as necessary. Furthermore, the Audit and Supervisory Committee received a notification from the accounting auditor that it is taking steps to improve the “system for ensuring appropriate execution of duties” (matters specified in the items under Article 131 of the Company Accounting Ordinance) in accordance with the “Quality Control Standards Relating to Auditing” (October 28, 2005, Business Accounting Council) and other standards, and requested explanations as necessary.

Based on the foregoing methods, the Audit and Supervisory Committee examined the Business Report and the related supplementary schedules for the fiscal year under review, non-consolidated financial statements for the same fiscal year (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets, and notes to the non-consolidated financial statements) and the related supplementary schedules as well as consolidated financial statements for the same fiscal year (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets, and notes to consolidated financial statements).

2.	Results of audit:

(1)	Result of audit of the Business Report, etc.

In our opinion:

1)	the Business Report and the related supplementary schedules fairly represent the conditions of the Company in accordance with laws and regulations and with the Company’s Articles of Incorporation;

2)	with respect to the Directors’ execution of their duties, there are no fraudulent acts or material facts of violation of laws and regulations or of the Company’s Articles of Incorporation; and

3)

the contents of the resolutions of the Board of Directors regarding internal control systems are appropriate. Furthermore, there are no matters that we should point out regarding the contents of the Business Report and Directors’ execution of their duties related to internal control systems, including internal control systems over financial reporting.

(2)

Result of audit of the non-consolidated financial statements and the related supplementary schedules In our opinion, the methods and results of the audit conducted by the accounting auditor, Ernst & Young ShinNihon LLC, are appropriate.

(3)	Result of audit of the consolidated financial statements In our opinion, the methods and results of the audit conducted by the accounting auditor, Ernst & Young ShinNihon LLC, are appropriate.

May 24, 2018

The Audit and Supervisory Committee
ALPS ELECTRIC CO., LTD.

Full-time Member of Audit and Supervisory Committee
Shuji Takamura	Seal
Member of Audit and Supervisory Committee
Yasuhiro Fujii	Seal
Member of Audit and Supervisory Committee
Takashi Iida	Seal
Member of Audit and Supervisory Committee
Hiroshi Akiyama	Seal
Member of Audit and Supervisory Committee
Takuji Kuniyoshi	Seal

(Note)

Audit and Supervisory Committee members Mr. Takashi Iida, Mr. Hiroshi Akiyama and Mr. Takuji Kuniyoshi are outside directors as defined in Article 2, Item 15 and Article 331, Paragraph 6 of the Companies Act.

End